UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MADISON SQUARE GARDEN SPORTS CORP.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JAMES L. DOLAN
Executive Chairman and
Chief Executive Officer
Notice of Annual Meeting and
Proxy Statement
Dear Stockholder:
You are cordially invited to attend our annual meeting of stockholders, which will be conducted via live webcast on Wednesday, December 4, 2024 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGS2024. There is no in-person meeting this year for you to attend.
Information on how to vote and, if you wish to attend, the requirements to register in advance and how to ask questions during the annual meeting is described in the enclosed materials. Your vote is important to us.

Sincerely yours,

James L. Dolan Executive Chairman and Chief Executive Officer

October 24, 2024
MADISON SQUARE GARDEN SPORTS CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

PROXY STATEMENT
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Madison Square Garden Sports Corp.
The Annual Meeting of Stockholders of Madison Square Garden Sports Corp. (the “annual meeting”) will be held on Wednesday, December 4, 2024, at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/MSGS2024 (there is no physical location for the annual meeting). In order to attend the annual meeting, you must register in advance at www.proxyvote.com prior to the deadline of November 29, 2024 at 5:00 p.m. Eastern Time. You will need to have your 16-digit control number included on your Notice of Annual Meeting and Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to register in advance for and to join on the day of the annual meeting. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. For further information on how to register for and participate in the meeting please see General Information, “How do I attend, vote and ask questions during the annual meeting?”
The annual meeting will be held to consider and vote upon the following proposals:
1.Election of directors.
2.Ratification of the appointment of our independent registered public accounting firm.
3.Approval of the Company’s 2015 Employee Stock Plan, as amended.
4.Approval of the Company’s 2015 Stock Plan for Non-Employee Directors, as amended.
5.An advisory vote on the compensation of the Company’s named executive officers.
6.Conduct such other business as may be properly brought before the meeting.
Only stockholders of record on October 15, 2024 may vote during the meeting.
Your vote is important to us. Even if you plan on participating in the annual meeting virtually, we recommend that you vote as soon as possible by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

By order of the Board of Directors,

Mark C. Cresitello Secretary
New York, New York
October 24, 2024

MADISON SQUARE GARDEN SPORTS CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

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References to our website in this proxy statement are provided as a convenience and the information contained on, or available through, our website is not part of this or any other document we file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”).
Forward-Looking Statements
This proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans,” and similar words and terms used in the discussion of future operating and future financial performance identify forward-looking statements.
Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of us and our business, operations, financial condition and the industries in which we operate and the factors described in our filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required by law or applicable regulations.
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PROXY STATEMENT SUMMARY
This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on
Form 10-K for the fiscal year ended June 30, 2024 before voting.

VOTING ITEMS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation
Proposal 1	Election of directors	FOR
Proposal 2	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal 3	Approval of the Company’s 2015 Employee Stock Plan, as amended	FOR
Proposal 4	Approval of the Company’s 2015 Stock Plan for Non-Employee Directors, as amended	FOR
Proposal 5	An advisory vote on the compensation of the Company’s named executive officers	FOR

COMPANY OVERVIEW
Madison Square Garden Sports Corp. (the “Company”) owns and operates a portfolio of assets featuring some of the most recognized teams in all of sports, including the New York Knickerbockers (the “Knicks”) of the National Basketball Association (the “NBA”) and the New York Rangers (the “Rangers”) of the National Hockey League (the “NHL”). Both the Knicks and the Rangers play their home games in Madison Square Garden Arena (“The Garden”), also known as The World’s Most Famous Arena. The Company’s other professional franchises include two development league teams — the Westchester Knicks of the NBA G League (the “NBAGL”) and the Hartford Wolf Pack of the American Hockey League (the “AHL”). The Company also operates a professional sports team performance center — the Madison Square Garden Training Center in Greenburgh, NY.

CORPORATE GOVERNANCE AND BOARD PRACTICES
The Board of Directors of the Company (the “Board”) has adopted Corporate Governance Guidelines (the “Governance Guidelines”) and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

✓	Annual election of directors, with all directors elected to one-year terms

✓	Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business that serves the interests of the holders of both our Class A Common Stock and Class B Common Stock

✓	Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function

✓	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

✓	Regular executive sessions of independent directors

✓	Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised 100% of independent directors

✓	Restricted stock units subject to holding requirement through end of service on the Board

APPROACH TO FOSTERING DIVERSITY AND INCLUSION
We aim to create an employee experience that fosters the Company’s culture of respect and inclusion. By welcoming the diverse perspectives and experiences of our employees, we all share in the creation of a more vibrant, unified, and engaging place to work.
Together with Madison Square Garden Entertainment Corp. (“MSG Entertainment”) and Sphere Entertainment Co. (“Sphere Entertainment”), we have furthered these objectives under our expanded People Development, Diversity and Inclusion (“D&I”) function, including:
Workforce: Embedding Diversity and Inclusion through Talent Actions
•Created a common definition of “potential” and an objective potential assessment to de-bias talent review conversations so employees have an opportunity to learn, grow and thrive. Through our performance management process, we encourage regular conversations between managers and employees regarding goals, career growth and productivity.
•Integrated D&I best practices into our performance management and learning and development strategies with the goal of driving more equitable outcomes.
•Developed an emerging talent list to expand our talent pool to better identify and provide specific development opportunities for high performing employees, including diverse talent.
•Required all employees to participate in our “Uncover the Elements of an Effective Interview”
training, prior to participation in any interview process to educate employees on various forms of bias in the interview process.
Workplace: Building an Inclusive and Accessible Community
•Expanded our efforts with the MSG D&I enterprise calendar to acknowledge and celebrate culturally relevant days and months of recognition, anchored by our six employee resource groups (“ERGs”): Asian Americans and Pacific Islanders (AAPI), Black, LatinX, PRIDE, Veterans, and Women. Membership in our ERGs is open to all employees, and we increased combined ERG involvement from approximately 1,100 members in fiscal year 2023 to approximately 1,700 members in fiscal year 2024 (an increase of 54.8%), which includes employees from the Company, MSG Entertainment and Sphere Entertainment.
•Continued to embed our “Conscious Inclusion Awareness Experience” into an on-boarding experience. This is a required educational module, delivered in two parts, focused on unconscious bias and conscious inclusion within our learning management system.
•Broadened our D&I educational strategy by launching “D&I Learning Moments” to highlight e-learning courses in our learning management system connected to D&I themes, including microaggressions and stereotypes. Additionally, our D&I team offers live trainings that are open to the entire company on topics such as Inclusive

Leadership, LGBTQ+ Allyship and Generational Differences. Trainings were completed by approximately 500 employees across the Company, MSG Entertainment and Sphere Entertainment from January 2024 to June 2024.
•Continued our LGBTQ+ inclusivity strategy by hosting live allyship and inclusivity trainings and launching toolkit resources for employees to learn and develop. Together with the PRIDE ERG, we marched in the NYC Pride Parades in 2022, 2023 and 2024.
•Expanded our community conversations series with a theme this year of “Finding Your Voice.” Panels were held during Hispanic Heritage Month, Veterans Day, Black History Month, Women’s Empowerment Month, Asian American and Pacific Islander Heritage Month and Pride Month with elected officials and employees across the Company, MSG Entertainment and Sphere Entertainment.
Community: Bridging the Divide through Expansion to Diverse Stakeholders
•Focused on increasing opportunities to connect with diverse vendors and suppliers by leveraging ERGs and our community. This effort creates revenue generating opportunities for diverse suppliers to promote their businesses and products. In fiscal year 2024, we, MSG Entertainment and Sphere Entertainment expanded our multi-city holiday market event featuring thirty underrepresented businesses in New York City and Burbank.
•Invested in an external facing supplier diversity portal on our website, which launched in fiscal year 2023. The portal is intended to expand opportunities for the Company, MSG Entertainment and Sphere Entertainment to do business with diverse suppliers, including minority-, women-, LGBTQ+- and veteran-owned businesses.
•Strengthened our commitment to higher education institutions to increase campus recruitment pipelines. In partnership with the Knicks and our social impact team, we hosted the 3rd Annual Historically Black Colleges and Universities Night highlighting the important contributions of these institutions and awarded a $60,000 scholarship to a New York City high school student.
•Partnered with MSG Entertainment to host various theme nights during Knicks and Rangers games throughout the season and invited our ERGs to participate.

DIRECTOR NOMINEES
The Board has nominated 17 director candidates. Of the 17 nominees, five are Class A nominees and 12 are Class B nominees. In connection with the nominations, our Board has approved a decrease in the size of the Board from 18 to 17 directors. The decrease in the Board size will be effective as of the election of directors at the Company’s 2024 annual meeting. Assuming all of the director nominees are elected at the annual meeting, our Class A director representation will be approximately 29% of the Board, consistent with the 25% minimum required by our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”).
All director candidates have been nominated for a one-year term to expire at the 2025 annual meeting of the Company’s stockholders and once their successors have been elected and qualified.
Our Class A nominees are elected by holders of our Class A Common Stock. All Class A nominees are independent and collectively have significant business leadership experience, finance and accounting experience, government service experience, management experience, investment experience, operational and strategic planning experience, and extensive knowledge of the sports and sports media industries.
Our Class B nominees are elected by holders of our Class B Common Stock. Class B nominees collectively have significant industry and business leadership experience, finance and accounting experience, operational and strategic planning experience, and unmatched institutional knowledge of the Company.

Our Board believes that the Company and its stockholders benefit from the combination of Class A and Class B nominees’ diverse perspectives, institutional knowledge, and their collective deep business and investment experience.
Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors.”

Class A Director Nominees	Class B Director Nominees
Joseph M. Cohen	James L. Dolan	Quentin F. Dolan	Brian G. Sweeney
Richard D. Parsons	Charles F. Dolan	Ryan T. Dolan	Vincent Tese
Nelson Peltz	Charles P. Dolan	Thomas C. Dolan
Ivan Seidenberg	Marianne Dolan Weber	Stephen C. Mills
Anthony J. Vinciquerra	Paul J. Dolan	Alan D. Schwartz

EXECUTIVE COMPENSATION PROGRAM
The Company is a sports business comprised of dynamic and powerful assets and brands. We operate in specialized industries and our named executive officers (“NEOs”) have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced NEOs who can continue to drive our business objectives and achieve strong financial, operational and stock price performance.

Executive Compensation Principles:

✓	Significant portion of compensation opportunities should be at risk

✓	Long-term performance incentives should generally outweigh short-term performance incentives

✓	Executive officers should be aligned with stockholders through equity compensation

✓	Compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry

Elements of Compensation & Performance Objectives
The Company compensates its NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key financial and strategic measures that drive long-term stockholder value and reward sustained achievement of the Company’s key financial goals. The Company considers revenues and adjusted operating income (“AOI”) to be the key financial measures of the Company’s operating performance. As such, our Compensation Committee has reflected AOI (along with other specific strategic measures) in our annual incentive awards and AOI and revenues in our long-term incentive performance awards. The
Company’s long-term incentive program also includes restricted stock units whose value is tied to the performance of the market value of the Company’s Class A Common Stock. In order to further align compensation opportunities with the Company’s strategic vision and focus on growth, the Compensation Committee has also occasionally granted certain awards in the form of stock options, where appropriate, which support the goal of generating long-term stockholder value.
The table below summarizes the elements of our compensation program in effect for fiscal year 2024 and how each element was linked to Company performance. For more information on our executive compensation program and policies, please see “Compensation Discussion & Analysis.”

Component		Performance Link		Description
Base Salary	Cash	•Fixed level of compensation determined primarily based on the role, job performance and experience •Intended to compensate NEOs for day-to-day services performed
Annual Incentive	Cash	Financial (70%)	AOI (100%)	•Performance-based cash incentive opportunity •Designed to be based on the achievement of pre-determined financial and strategic performance measures approved by the Compensation Committee
		Strategic (30%)	Strategic Objectives
Long- Term Incentive	Performance Stock Units (50%)	Revenues (50%)
•Financial performance targets are pre-determined by the Compensation Committee and reflect our long-term financial goals.
•Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance		•Stock-based award establishes direct alignment with our stock price performance and stockholder interests •Vest ratably over three years

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 4, 2024

GENERAL INFORMATION

COMPANY OVERVIEW
Madison Square Garden Sports Corp., incorporated on March 4, 2015, is a Delaware corporation with executive offices at Two Pennsylvania Plaza, New York, NY 10121. In this proxy statement, the words “Company,” “we,” “us,” “our,” “MSG Sports” and “MSGS” refer to Madison Square Garden Sports Corp., a holding company, and its direct and indirect subsidiaries through which substantially all of our operations are conducted. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MSGS.” As a result, we are subject to certain of the NYSE corporate governance listing standards.

PROXY STATEMENT MATERIALS
These proxy materials are provided in connection with the solicitation of proxies by our Board for the annual meeting, which will be conducted via live webcast at 10:00 a.m. Eastern Time on Wednesday, December 4, 2024 . You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGS2024.
This proxy statement is first being sent to stockholders on or about October 24, 2024. Unless otherwise indicated, references to “2024,” “fiscal year 2024”, the “2024 fiscal year” and the “year ended June 30, 2024” refer to the Company’s fiscal year ended on June 30, 2024.

QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT OUR ANNUAL MEETING AND VOTING
When and where is the annual meeting being held?
The annual meeting will be held at 10:00 a.m. Eastern Time on Wednesday, December 4, 2024. The annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. For more information on how to attend the annual meeting, please see the question titled “How do I attend, vote and ask questions during the annual meeting?” below.
Who may vote during the annual meeting?
Holders of our Class A common stock, par value $0.01 per share (“Class A Common Stock”), and holders of our Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock, collectively, “Company Stock”), as recorded in our stock register at the close of business on October 15, 2024, may vote during the annual meeting. On October 15, 2024, there were 19,464,513 shares of Class A Common
Stock and 4,529,517 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of five candidates to the Board. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of 12 candidates to the Board. As a result of their ownership of all of the shares of Class B Common Stock, members of the Charles F. Dolan family and certain related family entities have the power to elect all of the directors to be elected by the holders of our Class B Common Stock, and to approve Proposals 2 (appointment of the Company’s independent registered public accounting firm), 3 (approval of the Company’s 2015 Employee Stock Plan, as amended), 4 (approval of the Company’s 2015 Stock Plan for Non-Employee Directors, as amended), and 5 (advisory vote on compensation of the Company’s named executive officers), regardless of how other shares are voted.

Why did I receive a Notice of Annual Meeting and Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials by Internet. Accordingly, the Company has sent a Notice of Annual Meeting and Internet Availability of Proxy Materials to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice of Annual Meeting and Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials by Internet or to request a printed copy may be found in the Notice of Annual Meeting and Internet Availability of Proxy Materials. In addition, our stockholders may request to receive proxy materials in printed form by mail or electronically. If you previously chose to receive proxy materials electronically, you will continue to receive access to these materials via email unless you otherwise elect. The Company encourages our stockholders who have not already done so to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.
What votes need to be present to hold the annual meeting?
In order to carry on the business of the annual meeting, we need a majority of the votes represented by the outstanding shares eligible to vote on the record date, October 15, 2024, to be present, either by participating in the annual meeting or by proxy. This is known as a “quorum.” If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class constitutes a quorum for such action. Abstentions and broker non-votes (described below) are considered present for purposes of determining a quorum.
How do I vote?
You may vote in advance of the annual meeting by telephone, Internet or mail by following the instructions provided on the Notice of Annual Meeting and Internet Availability of Proxy Materials. If you choose to vote by mail, please sign, date and return the proxy card in the postage-paid envelope provided. You may also vote during the annual meeting. For more information on how to vote during the meeting, please see the question titled “How do I attend, vote and asking questions during the annual meeting?” Even if you plan to participate in the annual meeting, the Board strongly recommends that you submit a proxy to vote your shares in advance so that your vote will be counted if you later decide not to participate in the annual meeting.

Can my broker vote my shares without instructions from me?
If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you must instruct them how to vote your shares. Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on the election of directors or any other proposal on which the brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the brokerage firm, bank, broker-dealer or other similar organization can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.
If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, your brokerage firm, bank, broker-dealer or other similar organization has discretionary voting authority under applicable rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm (Proposal 2), even if the brokerage firm, bank, broker-dealer or other similar organization does not receive voting instructions from you. However, your brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote on the (i) election of directors (Proposal 1), (ii) approval of the Company’s 2015 Employee Stock Plan, as amended (Proposal 3), (iii) approval of the Company’s 2015 Stock Plan for Non-Employee Directors, as amended (Proposal 4), or (iv) advisory vote with respect to NEO compensation (Proposal 5) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.
What is the voting requirement to approve each of the proposals?
Election of directors by the holders of our Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class A Common Stock. Election of directors by the holders of our Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class B Common Stock. The (i) ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2), (ii) approval of the Company’s 2015 Employee Stock Plan, as amended (Proposal 3), (iii) approval of the Company’s 2015 Stock Plan for Non-Employee Directors (Proposal 4), and (iv) advisory vote with respect to NEO compensation (Proposal 5) require the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and the holders of our Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of the proposals because abstentions and broker non-votes are not considered votes cast. As a result of their ownership of all of the shares of our Class B Common Stock, members of the Charles F. Dolan family and certain related family entities have the power to elect all of the directors to be elected by the holders of our Class B Common Stock and to approve the (i) ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2), (ii) approval of the Company’s 2015 Employee Stock Plan, as amended (Proposal 3), (iii) approval of the Company’s 2015 Stock Plan for Non-Employee Directors (Proposal 4), and (iv) advisory vote with respect to NEO compensation (Proposal 5), regardless of how other shares are voted. Proposal 5 is an advisory vote only and is not binding on the Company.
Can I change my vote after I have voted?
Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the final vote during the annual meeting. You may change your vote prior to the annual meeting by:
•re-voting your shares by Internet or by telephone by following the instructions on the Notice of Annual Meeting and Internet Availability of Proxy Materials or proxy card (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);
•signing and returning a valid proxy card or voting instruction form with a later date;
•delivering a written notice of revocation to the Company’s Secretary at Two Pennsylvania Plaza, New York, NY 10121; or
•attending the annual meeting and re-voting your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website

(but your participation in the annual meeting will not automatically revoke your proxy unless you validly vote again during the annual meeting).
If your shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you should follow the instructions they provide in order to change your vote.
How will my shares be voted during the annual meeting if I submit a proxy card?
The proxy materials, including the proxy card, are being solicited on behalf of the Board. The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:
•FOR the election of each of the Director nominees named in this proxy statement to be elected by holders of the relevant class of Company Stock (Proposal 1);
•FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm (Proposal 2);
•FOR the approval of the Company’s 2015 Employee Stock Plan, as amended (Proposal 3);
•FOR the approval of the Company’s 2015 Stock Plan for Non-Employee Directors, as amended (Proposal 4); and
•FOR the approval, on an advisory basis, of the compensation of our NEOs (Proposal 5).
Who participates in and pays for this solicitation?
The Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying materials. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our executive officers and regular employees who will receive no additional compensation for such activities.
We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement for out-of-pocket expenses. In addition, we will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.
How do I attend, vote and ask questions during the annual meeting?
In order to attend and participate in the annual meeting, you must register in advance at www.proxyvote.com by 5:00 p.m. Eastern Time on November 29, 2024. The annual meeting will be a virtual meeting of stockholders conducted via live webcast. To be admitted to the annual meeting, you must have been a stockholder of record at the close of business on the record date of October 15, 2024 or be the legal proxy holder or qualified representative of such stockholder. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, https://investor.msgsports.com, and will be available on www.virtualshareholdermeeting.com/MSGS2024 during the annual meeting.
Attending the Annual Meeting. To attend the annual meeting, you must first register at www.proxyvote.com by the deadline of 5:00 p.m. Eastern Time on November 29, 2024. On the day of the meeting, the annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/MSGS2024. To register for and participate in the annual meeting, you will need the 16-digit control number included on your Notice of Annual Meeting and Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

Legal Proxy. Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or a qualified representative attend the annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on November 26, 2024. For further details, see “Other Matters — Advance Notice of Proxy Holders and Qualified Representatives.”
For a period of at least 10 days ending on the day before the date of the annual meeting, a complete list of stockholders entitled to vote during the annual meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at Two Pennsylvania Plaza, New York, NY 10121, or through an alternative method publicly disclosed in advance. If you are interested in viewing the list, please send an email to investor@msgsports.com one business day in advance to schedule your visit.
Voting During the Annual Meeting. If you have not voted your shares prior to the annual meeting, or you wish to change your vote, you will be able to vote or re-vote your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received. You will not be able to vote during the annual meeting unless you register in advance prior to the deadline.
Asking Questions. If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/MSGS2024.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at https://investor.msgsports.com. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting. You will not be able to ask questions during the annual meeting unless you register in advance prior to the deadline.
Help with Technical Difficulties. If you have any technical difficulties accessing the annual meeting on the meeting date, please call the phone numbers displayed on the annual meeting website, www.virtualshareholdermeeting.com/MSGS2024. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, https://investor.msgsports.com, including information on when the meeting will be reconvened.
What is “householding” and how does it affect me?
Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “2024 Form 10-K”) unless we are notified that one or more of these stockholders wishes to receive individual copies. This “householding” procedure will reduce our printing costs and postage fees as well as the environmental impact of the annual meeting.
Stockholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents.
If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.
How can I get electronic access to the proxy materials?
This Notice of Annual Meeting and Proxy Statement, the proxy card and the 2024 Form 10-K are available at www.proxyvote.com.
In accordance with the SEC rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most of our stockholders will not receive paper copies of our proxy materials. Instead, we are sending these stockholders a Notice of Annual Meeting and Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and the 2024 Form 10-K, and voting by Internet. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice of Annual Meeting and Internet Availability of Proxy Materials also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. If you previously elected to receive proxy materials electronically, these materials will continue to be sent via email unless you change your election.
If you receive paper copies of our proxy materials and would like to sign up for electronic delivery via email or the Internet, please follow the instructions to vote by Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

THE DISTRIBUTIONS
The Company was incorporated as MSG Spinco, Inc., an indirect, wholly-owned subsidiary of MSG Networks Inc. (“MSG Networks”). We changed our name to The Madison Square Garden Company on September 30, 2015 (the “MSGS Distribution Date”) in connection with the distribution of all of the Company’s outstanding common stock to the stockholders of MSG Networks (the “MSGS Distribution”). Pursuant to the MSGS Distribution, the Company acquired the entertainment and sports businesses previously owned by MSG Networks through its MSG Entertainment and MSG Sports business segments.
We changed our name to Madison Square Garden Sports Corp. on April 17, 2020 in connection with the distribution of all of the outstanding common stock of Sphere Entertainment (which was previously known as Madison Square Garden Entertainment Corp. until the MSGE Distribution (as defined below)) to our stockholders (the “SPHR Distribution”). Pursuant to the SPHR Distribution, Sphere Entertainment acquired the entertainment business previously owned and operated by the Company through its Entertainment segment as well as the sports bookings business which was part of the Sports segment.
On April 20, 2023, Sphere Entertainment distributed approximately 67% of the outstanding common stock of MSG Entertainment to its stockholders (the “MSGE Distribution”). Pursuant to the MSGE Distribution, MSG Entertainment acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, other than the Sphere business (which was retained by Sphere Entertainment ). As of September 22, 2023, Sphere Entertainment no longer owns any of MSG Entertainment’s common stock.

BOARD AND GOVERNANCE PRACTICES

CORPORATE GOVERNANCE PRACTICES
Our Board has adopted the Governance Guidelines and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:
✓Annual election of directors, with all directors elected to one-year terms
✓Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, that serves the interests of all stockholders
✓Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function
✓Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom
✓Regular executive sessions of independent directors
✓Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised 100% of independent directors
✓Restricted stock units subject to holding requirement through the end of service on the Board
Our Governance Guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and Chief Executive Officer, management succession, Board and executive compensation, and Board self-assessment requirements. The full text of our Governance Guidelines may be viewed at our corporate website at www.msgsports.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to Madison Square Garden Sports Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

STOCKHOLDER ENGAGEMENT
Fostering long-term relationships with our stockholders is a priority for the Company. Engagement helps us gain insight into the issues most important to our stockholders, informing Board discussions and allowing us to consider investors’ views on a range of topics including corporate governance and executive compensation matters.

We regularly engage with stockholders, and during the 2024 fiscal year management of the Company engaged with holders of over two-thirds of our Class A Common Stock concerning our Board, governance and executive compensation practices, with the specific goal of seeking stockholder feedback. We greatly value the views of our stockholders, and we look forward to continuing to receive such feedback.

BOARD LEADERSHIP STRUCTURE
Our Board has the flexibility to determine whether the roles of Executive Chairman and Chief Executive Officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the Company’s specific needs from time to time. The Board has determined that combining these roles is the optimal leadership structure for the Company at this time because of Mr. Dolan’s experience with the Company’s business and industry, as well as his ability to most effectively identify strategic priorities of the Company and ensure execution of the Company’s strategy. The Board may in the future decide to separate the roles of Executive Chairman and Chief Executive Officer if it believes that a separation is consistent with the optimal leadership structure for the Company. The Board does not designate a lead independent director and believes it is appropriate not to have one because of the Company’s stockholder voting structure.

BOARD SELF-ASSESSMENT
The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conducts its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

EXECUTIVE SESSIONS OF NON-MANAGEMENT AND INDEPENDENT BOARD MEMBERS
Under our Governance Guidelines, either our directors who are not also executive officers of our Company (the “non-management directors”) or our directors who are independent under the NYSE rules are required to meet regularly in executive sessions with no members of management present. If non-management directors who are not independent participate in these executive sessions, the independent directors under the NYSE rules are required to meet separately in executive sessions at least once each year. The non-management or independent directors may specify the procedure to designate the director who may preside at any such executive session.

COMMUNICATING WITH OUR DIRECTORS
Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, Madison Square Garden Sports Corp., Two Pennsylvania Plaza, New York, NY 10121. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the MSG Sports Integrity Hotline, which is operated by a third-party service provider, at 1-844-913-0611 or www.msg.ethicspoint.com.

RISK OVERSIGHT
Our Board believes that risk oversight is an important Board responsibility. The Board has delegated risk oversight to the Audit Committee, including oversight of cybersecurity risks. The Audit Committee discusses guidelines and policies governing the process by which the Company’s management assesses and manages the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also receives periodic updates from subject matter experts regarding specific risks, such as security of our facilities and cybersecurity. The Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation program. The Compensation Committee, with the assistance of its independent compensation consultant, reviewed the level of risk incentivized by the Company’s executive compensation program as well as incentive programs below the executive officer level. Based on this assessment and the executive compensation program’s mix of fixed and variable compensation, emphasis on long-term performance, maximum performance levels under the annual and long-term incentive awards, the program’s close connection to Company-wide performance and its equity-based component with three-year vesting designed to align the executive officers’ compensation with the Company’s long-term strategy and growth, the Compensation Committee determined that our executive compensation program does not create incentives for excessive risk-taking that are reasonably likely to have a material adverse effect on the Company.

CODE OF CONDUCT AND ETHICS
Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance with the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets and equal employment opportunity and harassment. The full text of the Code of Conduct and Ethics is available on our website at www.msgsports.com under Investors — Governance — Corporate Governance — Governance Documents. In addition, a copy may be obtained by writing to Madison Square Garden Sports Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary. Within the time period required by the SEC, we will post on our website any amendment to the Code of Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer.

DIRECTOR INDEPENDENCE
As a “controlled company” we are not subject to the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on our Board, (ii) an independent corporate governance and nominating committee, and (iii) an independent compensation committee. On account of this, and based on our ownership and voting structure, we do not have a majority of independent directors on our Board and we have not created a corporate governance and nominating committee; however, we maintain an independent compensation committee.

Under the terms of our Certificate of Incorporation, the holders of our Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.
Despite the fact that our Board does not have a majority of independent directors, we value independent oversight and perspectives in our boardroom. That independent input is fostered by our Certificate of Incorporation, which gives holders of our Class A Common Stock the right to elect at least 25% of our Board, as well as by the presence on our Board of three directors elected by our Class B stockholders who meet the NYSE and SEC standards of independence. Assuming all of the director nominees are elected at the annual meeting, our Class A director representation will be approximately 29% of the Board, consistent with the 25% minimum required by our Certificate of Incorporation, and independent director representation will be approximately 47%.
Our Board has determined that each of the following non-management directors is “independent” within the meaning of the rules of the NYSE and the SEC: Messrs. Joseph M. Cohen, Stephen C. Mills, Richard D. Parsons, Nelson Peltz, Alan D. Schwartz, Ivan Seidenberg, Vincent Tese and Anthony J. Vinciquerra.
In reaching its determination for Messrs. Cohen, Parsons, Peltz, Schwartz, Seidenberg, Tese and Vinciquerra, the Board considered the following:
•Mr. Cohen has served as a director of AMC Networks Inc. (“AMC Networks”) (a company that is also controlled by the Dolan Family) since June 2022. He previously served as a director of MSG Networks (a company that is also controlled by the Dolan Family as a subsidiary of Sphere Entertainment) from 2020 to 2021. He previously served in various senior executive roles with Madison Square Garden while the business was part of Cablevision Systems Corporation (“Cablevision”) and was President of MSG Networks from 1977 to 1985. The Board determined that these relationships are not material and that Mr. Cohen is independent within the meaning of the rules of the NYSE and the SEC.
•Mr. Mills served as President from 2017 to 2020 and as Executive Vice President and General Manager from 2013 to 2017 of the New York Knicks, which is owned by the Company. In connection with such service, Mr. Mills receives fixed monthly pension payments from the Company. He previously served as the Chief Operating Officer and Sports Business President of MSG Networks from 2003 to 2009. Mr. Mills has served as a director of AMC Networks since June 2024 and previously served as a director of MSG Networks from 2020 to 2021. The Board determined that these relationships are not material and that Mr. Mills is independent within the meaning of the rules of the NYSE and the SEC.
•Mr. Schwartz previously served as a director of MSG Networks from 2010 to 2015. Mr. Schwartz also served as a director of AMC Networks from 2011 to 2016. From time to time, he, or entities for which he serves as an officer or principal, have performed services for AMC Networks. The Board determined that performance of these services, and the receipt of compensation for these services, is not material and that Mr. Schwartz is independent within the meaning of the rules of the NYSE and the SEC.
•Mr. Tese has served as a director of Sphere Entertainment (a company that is also controlled by the Dolan Family) since April 2020 and AMC Networks since 2016. He also previously served as a director of MSG Networks from 2010 to 2015. Mr. Tese’s brother was employed by a subsidiary of the Company until 2020, was employed by a subsidiary of Sphere Entertainment from April 2020 until August 2020, was rehired by Sphere Entertainment in December 2021 and his employment was transferred from Sphere Entertainment to a subsidiary of MSG Entertainment in connection with the MSGE Distribution until his separation from MSG Entertainment in February 2024, in each case, in a non-executive officer position. The Board determined that these relationships are not material and that Mr. Tese is independent within the meaning of the rules of the NYSE and the SEC.

DIRECTOR NOMINATIONS
As permitted under the NYSE rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. The Board has nonetheless established a nomination mechanism in our Governance Guidelines for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”), as follows:

•Nominees for election as Class A Directors are recommended to the Board by a majority of the independent Class A Directors then in office.
•Nominees for election as Class B Directors are recommended to our Board by a majority of the Class B Directors then in office.
Our Certificate of Incorporation provides holders of the Company’s Class B Common Stock the right to elect up to 75% of the members of our Board and holders of our Class A Common Stock the right to elect 25% of the members of our Board.

DIRECTOR SELECTION
Our Board believes that each director nominee should be evaluated based on the skills needed on the Board and his or her individual merits, taking into account, among other matters, the factors set forth in our Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:
•The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;
•Personal qualities and characteristics, accomplishments and reputation in the business community;
•Ability and willingness to commit adequate time to Board and committee matters; and
•The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.
The Class A Directors evaluate and recommend Class A Director candidates to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth.
The Class A Directors also consider Class A Director nominees recommended by our stockholders. Nominees recommended by our stockholders are given consideration in the same manner as other nominees. Stockholders who wish to nominate directors for election at our 2025 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s Amended By-laws. See “Other Matters — Stockholder Proposals for 2025 Annual Meeting.”
The Class B Directors will consult from time to time with one or more of the holders of our Class B Common Stock to ensure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Certificate of Incorporation which provide the holders of our Class B Common Stock the exclusive right to elect our Class B Directors.

BOARD MEETINGS
The Board met five times during the fiscal year ended June 30, 2024. Each of the directors who was on the Board during the 2024 fiscal year, with the exception of Charles F. Dolan, attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served that were held during the time he or she served on the Board.
We encourage our directors to attend annual meetings of our stockholders and believe that attendance at annual meetings is equally as important as attendance at Board and committee meetings. 17 of our 18 then-incumbent directors attended the 2023 annual meeting of stockholders.

COMMITTEES
Our Board has two standing committees comprised solely of independent directors: the Audit Committee and the Compensation Committee.
Audit Committee
•Members: Messrs. Seidenberg (Chair), Tese, and Vinciquerra
•Meetings during fiscal year ended June 30, 2024: 4
The primary purposes and responsibilities of our Audit Committee are to:
•assist the Board in (i) its oversight of the integrity of our financial statements, (ii) its oversight of our compliance with legal and regulatory requirements, (iii) assessing our independent registered public accounting firm’s qualifications and independence, and (iv) assessing the performance of our internal audit function and independent registered public accounting firm;
•appoint, compensate, retain, oversee and terminate the Company’s independent registered public accounting firm and pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;
•review the appointment and replacement of the head of our Internal Audit Department (which is currently provided through services from MSG Entertainment) and to review and coordinate the agenda, scope, priorities, plan and authority of the Internal Audit Department;
•establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;
•review and approve related party transactions that are required to be disclosed under SEC rules or that require such approval under the Company’s Related Party Transaction Approval Policy (if the Audit Committee is then serving as the Independent Committee under such policy);
•conduct and review with the Board an annual self-assessment of the Audit Committee;
•prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;
•review and reassess the Audit Committee charter at least annually;
•report to the Board on a regular basis; and
•oversee corporate risks, including cybersecurity, and provide periodic updates to the Board on such oversight activities.
Our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Messrs. Seidenberg, Tese and Vinciquerra is an “audit committee financial expert” within the meaning of the rules of the SEC.
Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Board and Governance Practices — Communicating with Our Directors.”
The text of our Audit Committee charter is available on our website at www.msgsports.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to Madison Square Garden Sports Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.
Compensation Committee
•Members: Messrs. Cohen (Chair), Tese and Vinciquerra
•Meetings during fiscal year ended June 30, 2024: 9
The primary purposes and responsibilities of our Compensation Committee are to:
•establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs;
•review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Chief Executive Officer, the “Senior Employees”), evaluate the Senior Employees’ performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation;
•approve any new equity compensation plan or material changes to an existing plan;
•oversee the activities of the committee or committees administering our retirement and benefit plans;
•in consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility;
•determine and approve any severance or similar termination payments to be made to Senior Employees (current or former);
•determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;
•prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement in accordance with the applicable rules and regulations of the SEC;
•conduct and review with the Board an annual self-assessment of the Compensation Committee; and
•report to the Board on a regular basis, but not less than annually.
The Compensation Committee reviews the performance of the Senior Employees, evaluates their performance in light of those goals and objectives and, either as a committee or together with any other independent directors (as directed by the Board), determines and approves the Senior Employees’ compensation level based on this evaluation. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, broad market survey data on the value of similar incentive awards to Chief Executive Officers at other companies (including industry-specific data from sports and entertainment businesses and additional market data for companies in the broad market) and the awards given to the Executive Chairman and Chief Executive Officer in past years.
As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of the NYSE.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The Compensation Committee has also engaged an independent compensation consultant and independent legal counsel to assist in the performance of its duties and responsibilities. The text of our Compensation Committee charter is available on our website at www.msgsports.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to Madison Square Garden Sports Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.
Compensation Committee Interlocks and Insider Participation
Messrs. Cohen, Tese and Vinciquerra currently serve as members of the Compensation Committee. None of them is a current nor a former executive officer or employee of the Company.
Independent Committees
In addition to standing committees, the Company’s Board from time to time appoints or empowers a committee of our Board consisting entirely of independent directors (an “Independent Committee”) to act with respect to specific matters.
The Company has adopted a policy whereby an Independent Committee will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.
Our Board has also adopted a special approval policy for transactions with MSG Entertainment, Sphere Entertainment and AMC Networks and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, in which the value or expected value of the transaction or arrangement exceeds $1 million. In addition, an Independent Committee receives a quarterly update from the Company’s internal audit function of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.
For a further discussion of the scope of these policies, see “Related Party Transaction Approval Policy.”
Other Committee Matters
Our Amended By-laws permit the Board to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.
Our Amended By-laws also permit the Board to appoint other committees of the Board from time to time which would have such powers and duties as the Board properly determines.

DIRECTOR COMPENSATION
The following table describes the components of our non-employee directors’ compensation program in effect during the fiscal year ended June 30, 2024:

Compensation Element(1)	Compensation(2)(3)
Annual Cash Retainer	$75,000
Annual Equity Retainer(4)	$160,000
Annual Audit/Compensation Committee Member Fee	$15,000
Annual Audit/Compensation Committee Chair Fee	$25,000
___________________
(1)A director who is also a Company employee receives no compensation for serving as a director.
(2)From time to time our Compensation Committee and/or our Board may approve additional or alternate compensation arrangements for directors who serve on other committees of the Board, including Independent Committees.
(3)Non-employee directors have the ability to make a non-revocable annual election to defer all cash compensation (annual cash retainer and, if applicable, committee fees) to be earned in the next calendar year into restricted stock units (the “Deferred Compensation Election”). Participating directors made their elections in calendar year 2023 with respect to the Deferred Compensation Election for cash payments to be received in calendar year 2024. Grants of restricted stock units in lieu of cash compensation are determined by dividing the value of the applicable director’s total annual cash compensation by the 20-trading day average closing market price on the day prior to the grant date (February 15 or the next succeeding business day). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such equity grants are made pursuant to the Company’s 2015 Stock Plan for Non-Employee Directors, as amended (the “Director Stock Plan”).
(4)Each director receives an annual grant of restricted stock units determined by dividing the value of the annual equity retainer by the 20-trading day average closing market price on the day prior to the grant date (typically the date of the annual meeting). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such compensation is made pursuant to the Director Stock Plan.
In order for our directors to develop an intimate familiarity with our teams and the services and support offered to patrons at our events, the Company makes available to each of our non-employee directors without charge up to two tickets per event for up to eight events per calendar year at The Garden, subject to availability. Director attendance at such events is integrally and directly related to the performance of their duties and, as such, we do not deem the receipt of such tickets to be perquisites. These ticket limitations do not apply to special events to which non-employee directors and their guests may have been specifically invited from time to time in their capacity as non-employee directors of the
Company. In addition, non-employee directors have access to tickets, at no cost, for events at venues operated by MSG Entertainment and Sphere Entertainment, which are deemed to be perquisites, and are also able to purchase tickets to events from the Company, MSG Entertainment and Sphere Entertainment at face value, subject to availability. Tickets provided to non-employee directors are not available for resale.
Director Compensation Table
The table below summarizes the total compensation paid to or earned by each person who served as a non-employee director during the fiscal year ended

June 30, 2024. Directors who are current employees of the Company receive no compensation for service as directors and are therefore not identified in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)(4)
Joseph M. Cohen	100,000	159,871	259,871
Charles F. Dolan	75,000	159,871	234,871
Charles P. Dolan	75,000	159,871	234,871
Marianne Dolan Weber	75,000	159,871	234,871
Paul J. Dolan	75,000	159,871	234,871
Ryan T. Dolan	75,000	159,871	234,871
Thomas C. Dolan	75,000	159,871	234,871
Andrew Lustgarten	75,000	159,871	234,871
Stephen C. Mills	75,000	159,871	234,871
Richard D. Parsons	75,000	159,871	234,871
Nelson Peltz	75,000	160,981	235,981
Alan D. Schwartz	75,000	160,981	235,981
Ivan Seidenberg	100,000	161,414	261,414
Brian G. Sweeney	75,000	159,871	234,871
Vincent Tese	105,000	159,871	264,871
Anthony J. Vinciquerra	105,000	213,886	318,886
___________________
(1)These amounts represent Board retainer fees earned during the fiscal year ended June 30, 2024, including the value of such amounts that were received by Messrs. Peltz, Schwartz, Seidenberg and Vinciquerra as restricted stock units pursuant to their Deferred Compensation Election. The amounts reported do not include any reasonable out-of-pocket expenses incurred in attending meetings for which the Company reimburses each non-employee director.
(2)This column reflects the grant date fair market value of (i) 937 restricted stock units granted in December 2023, to each non-employee director, and (ii) with respect to Messrs. Peltz, Schwartz, Seidenberg and Vinciquerra, the difference between (x) the grant date fair market value of 398, 398, 531 and 557 restricted stock units, respectively granted in February 2024 pursuant to their Deferred Compensation Election for Board service during calendar year 2024, and (y) the retainer fees reported in the Fees Earned or Paid in Cash column for Board service during fiscal year 2024 that were subject to their Deferred Compensation Election. Such grant date fair market values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used by the Company in calculating these amounts are set forth in Note 15 to our financial statements included in our 2024 Form 10-K. The values reflected in this column differ from the $160,000 value set forth in our directors’ compensation program (or any pro rata portion) because the grant date fair value calculated under Topic 718 differs from the 20-trading day average used to determine the number of units granted to directors.
(3)For each non-employee director, the aggregate number of restricted stock units held as of June 30, 2024 is as follows: Charles F. Dolan, 6,065 units; Charles P. Dolan, 6,065 units; Marianne Dolan Weber, 5,436 units; Paul J. Dolan, 3,872 units; Ryan T. Dolan, 3,911 units; Thomas C. Dolan, 6,065 units; Joseph M. Cohen, 3,911 units; Andrew Lustgarten, 1,686 units; Stephen C. Mills, 3,911 units; Richard D. Parsons, 6,065 units; Nelson Peltz, 7,323 units; Alan D. Schwartz, 6,874 units; Ivan Seidenberg, 5,618 units; Brian G. Sweeney, 6,065 units; Vincent Tese, 6,065 units; and Anthony J. Vinciquerra, 4,468 units.
(4)The value of tickets provided to non-employee directors as perquisites is not included in the table, as permitted by SEC rules, because the aggregate amount of perquisites provided to each director was less than $10,000.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board has nominated 17 candidates for election to the Board at this year’s annual meeting. In connection with the nominations, our Board has approved a decrease in the size of the Board from 18 to 17 directors. The decrease in the Board size will be effective as of the election of directors at the Company’s 2024 annual meeting.
Of the 17 director nominees, five are to be elected by the holders of our Class A Common Stock and 12 are to be elected by the holders of our Class B Common Stock. All 17 nominees have been nominated for a term to expire at the 2025 annual meeting and until their successors have been elected and qualified.
The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable, based on whether you are a holder of our Class A Common Stock or Class B Common Stock. Information on each of our nominees is given below.
Each director nominee listed below has consented to being named in this proxy statement and has agreed to serve if elected. However, if a nominee for election as a director by the holders of our Class A Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class A proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class A Common Stock if the Board names one. If a nominee for election as a director by the holders of our Class B Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class B proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class B Common Stock if the Board names one.
The Board unanimously recommends that you vote FOR each of the following candidates:

JAMES L. DOLAN – Age 69
Class B Director since March 4, 2015
Committee Membership: None
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been a director and the Executive Chairman of the Company since 2015, and has additionally been Chief Executive Officer of the Company since May 2024. He also served as the Chief Executive Officer of the Company from 2017 to April 2020. Mr. Dolan has served as a director and the Executive Chairman and Chief Executive Officer of MSG Entertainment since December 2022 and as a director and the Executive Chairman and Chief Executive Officer of Sphere Entertainment since November 2019. Mr. Dolan has served as Non-Executive Chairman of AMC Networks since February 2023, previously serving in that role from September 2020 to December 2022, and has served as a director since 2011. He served as Interim Executive Chairman of AMC Networks from December 2022 to February 2023. Mr. Dolan was also the Executive Chairman of MSG Networks from 2009 to 2021 and Chief Executive Officer of Cablevision from 1995 to 2016. He was previously President of Cablevision from 1998 to 2014; Chief Executive Officer of Rainbow Media Holdings, Inc., a former programming subsidiary of Cablevision that spun off in 2011 to become AMC Networks, from 1992 to 1995; and Vice President of Cablevision from 1987 to 1992. In addition, Mr. Dolan previously served as a director of MSG Networks from 2009 until 2021 and a director of Cablevision from 1991 to 2016. Mr. Dolan is the son of Charles F. Dolan, the father of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan, the brother of Marianne Dolan Weber and Thomas C. Dolan, the brother-in-law of Brian G. Sweeney and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of his experience as Executive Chairman and Chief Executive Officer of the Company, MSG Entertainment and Sphere Entertainment, his experience in various positions with Cablevision, including as its Chief Executive Officer, his experience in various positions with MSG Networks and its predecessors since 1999, including as Executive Chairman, as well as the knowledge and experience he has gained about the Company’s businesses and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Dolan should serve as a director of the Company.

CHARLES F. DOLAN – Age 98
Class B Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has served as Chairman Emeritus of AMC Networks since September 2020. He served as Executive Chairman of AMC Networks from 2011 to September 2020 and Chairman of Cablevision from 1985 to 2016. He was Chief Executive Officer of Cablevision from 1985 to 1995. Mr. Dolan founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985 and established Manhattan Cable Television in 1961 and Home Box Office in 1971. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020, and previously served as a director of AMC Networks from 2011 to June 2024, MSG Networks from 2009 to 2021 and Cablevision from 1985 to 2016. Mr. Dolan is the father of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the father-in-law of Brian G. Sweeney, the uncle of Paul J. Dolan and the grandfather of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.
Key Skills & Experience
In light of his experience in the cable television and cable programming industries, as well as his experience as founder of Cablevision, his previous service as Chairman and Chief Executive Officer of Cablevision and its predecessors, his service as Executive Chairman and Chairman Emeritus of AMC Networks as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Dolan should serve as a director of the Company.

CHARLES P. DOLAN – Age 37
Class B Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been an employee of Knickerbocker Group LLC since 2010. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020, and previously served as a director of MSG Networks from 2010 to 2015. He is a graduate of New York University and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan is the son of James L. Dolan, the brother of Quentin F. Dolan and Ryan T. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment and MSG Networks, our Board has concluded that Mr. Dolan should serve as a director of the Company.

MARIANNE DOLAN WEBER – Age 67
Class B Director since December 9, 2016
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Ms. Dolan Weber has been President of Heartfelt Wings Foundation since 2015 and a Member of the Board of Green Mountain Foundation Inc. since 2015. Ms. Dolan Weber currently serves as a manager of MLC Ventures LLC and served as Chairman of both the Dolan Family Foundation and the Dolan Children’s Foundation from 1999 to 2011 and Vice Chairman and Director of the Dolan Family Office, LLC from 1997 to 2011. Ms. Dolan Weber has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020. She previously served as a director of AMC Networks from 2011 to June 2021 and June 2022 to July 2024, Cablevision from 2005 to 2016 and MSG Networks from 2010 to 2014. Ms. Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan and Thomas C. Dolan, the sister-in-law of Brian G. Sweeney, the aunt of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of her experience as a member of Cablevision’s founding family and as former Chairman of the Dolan Family Foundation and her experience as the former Vice Chairman of the Dolan Family Office, LLC, as well as the knowledge and experience she has gained about the Company’s business and contributions she has made during her tenure as a director of Cablevision, the Company, MSG Entertainment, Sphere Entertainment and AMC Networks, our Board has concluded that Ms. Dolan Weber should serve as a director of the Company.

PAUL J. DOLAN – Age 66
Class B Director since December 11, 2019
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been the Chairman and Chief Executive Officer of the Cleveland Guardians Major League Baseball (“MLB”) team since 2010. Mr. Dolan was President of the Cleveland Guardians from 2004 to 2010 and Vice President and General Counsel from 2000 to 2004. Mr. Dolan has served on multiple committees of the MLB and is currently on the MLB’s Long Range Planning Committee, Ownership Committee and Diversity and Inclusion Committee as well as the Executive Council. Mr. Dolan has served as a director of MSG Entertainment since April 2023, Sphere Entertainment since 2020 and Dix & Eaton, a privately-owned communications and public relations firm, since 2014. Mr. Dolan was a director and member of the Executive Compensation Committee of the J.M. Smucker Company from 2006 to 2023 and served as the Chair of the Executive Compensation Committee from 2017 to August 2022. Mr. Dolan previously served as a director of MSG Networks from 2015 to 2021 and Cablevision from 2015 to 2016 and was Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from 2006 through 2012. Mr. Dolan is the nephew of Charles F. Dolan, the cousin of James L. Dolan, Thomas C. Dolan, Marianne Dolan Weber, Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and a cousin by marriage of Brian G. Sweeney.
Key Skills & Experience
In light of his extensive business and management experience in the sports and media industries, his experience as a member of Cablevision’s founding family, the experience he has gained during his tenure as a director of MSG Entertainment, Sphere Entertainment, MSG Networks and of Cablevision, and his service on the board of another public company, our Board has concluded that Mr. Dolan should serve as a director of the Company.

QUENTIN F. DOLAN – Age 30
Class B Director since December 8, 2021
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been Senior Vice President, Player Performance & Science Leader since July 2024. He previously served as Vice President, Strategic Advisor to the Executive Chairman of the Company from January 2024 to June 2024, as Strategic Advisor to the Executive Chairman from July 2023 to December 2023 and as Investment Director from May 2022 to July 2023. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020, and previously served as a director of MSG Networks from 2015 to June 2020. Mr. Dolan is a graduate of New York University and has held internship positions at Grubman Shire & Meiselas, P.C. and Azoff MSG Entertainment, LLC. Mr. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Ryan T. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney, and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of his familiarity with the Company’s business as a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as an employee of the Company and as a director of the Company, MSG Entertainment, Sphere Entertainment and MSG Networks, our Board has concluded, acting on the recommendation of the directors elected by holders of our Class B Common Stock, that Mr. Dolan should serve as a director of the Company.

RYAN T. DOLAN – Age 35
Class B Director since December 11, 2019
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been Senior Vice President, Interactive Experiences of MSG Ventures, a wholly-owned subsidiary of Sphere Entertainment, since October 2023, and previously served as its Vice President, Interactive Experiences from June 2019 to October 2023, and as Director, Interactive Experiences of the Company from 2016 to 2019. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020. Mr. Dolan has played an integral role in the growth and development of MSG Ventures’ interactive gaming initiatives and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Quentin F. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment and Sphere Entertainment, our Board has concluded that Mr. Dolan should serve as a director of the Company.

THOMAS C. DOLAN – Age 72
Class B Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan served as Executive Vice President—Strategy and Development, Office of the Chairman of Cablevision from 2008 to 2016. He was Chief Executive Officer of Rainbow Media Corp. from 2004 to 2005; Executive Vice President and Chief Information Officer of Cablevision from 2001 until 2005; Senior Vice President and Chief Information Officer of Cablevision from 1996 to 2001; Vice President and Chief Information Officer of Cablevision from 1994 to 1996; General Manager of Cablevision’s East End Long Island cable system from 1991 to 1994; and System Manager of Cablevision’s East End Long Island cable system from 1987 to 1991. Mr. Dolan has served as a director of MSG Entertainment since April 2023, Sphere Entertainment since April 2020 and AMC Networks since 2011, and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2007 to 2016. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan and Marianne Dolan Weber, the brother-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.
Key Skills & Experience
In light of his experience as a member of Cablevision’s founding family and in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Dolan should serve as a director of the Company.

JOSEPH M. COHEN – Age 77
Class A Director since April 17, 2020
Committee Membership: Compensation (Chair)
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX)
Career Highlights
Mr. Cohen has been Chairman and Chief Executive Officer of West Ridge Associates, a sports and media consulting firm, since 2013. West Ridge’s clients include Platinum Equities, a private equity firm, the Cleveland Guardians and Arizona Diamondbacks of Major League Baseball, and The Switch, a broadcast transmission facilities provider. In 2024, Mr. Cohen joined the advisory board of Seregh, a platform dedicated to investing in developing real estate around sports and entertainment venues. In April 2022, Mr. Cohen was named Chairman of Brand Velocity Group Sports, a private equity firm. Mr. Cohen has served as an independent consultant of The Switch since 2018 in various roles, including his current role as President of Sports, and previously served as President of Sports at The Switch (as an employee) from 2013 to 2018. He was Chief Executive Officer and Principal Owner of The Switch predecessor companies Hughes Television Network (1985-1989) and HTN Communications, LLC (2003-2013). Mr. Cohen served in various senior executive roles with Madison Square Garden while the business was part of Cablevision and was President of MSG Networks (1977-1985), when he was a member of the NBA and NHL television committees. He returned as Executive Vice President of MSG Media & Development (1995-2002). Mr. Cohen was Chairman of the Los Angeles Kings of the NHL (1993-1995), also serving on the NHL Board of Governors. He was President of Spectacor West and Chief Executive Officer of Spectacor Films (1991-1993), serving on the board of Allied Communications, Inc., an independent film distribution company. He was also co-founder and a director of USA Network (1977-1981). Mr. Cohen has served as a director of AMC Networks since June 2022 and previously served as a director of MSG Networks from 2020 to 2021. He also serves as a director of Joe Torre’s Safe At Home Foundation and Maccabi World Union. He serves as a director emeritus of the March of Dimes and trustee emeritus of the California Institute of the Arts. Recognition of Mr. Cohen includes the Sports Broadcasting Hall of

Fame and the WWE Hall of Fame, the Sports Business Journal’s Champions Class of 2016, Ellis Island Medal of Honor and Billboard Magazine’s Facilities Manager of the Year (1974 and 1976).
Key Skills & Experience
In light of Mr. Cohen’s long-term experience as a senior executive of other companies and his knowledge of the sports, entertainment and media industries, our Board has concluded that Mr. Cohen should be elected to serve as a director of the Company.

STEPHEN C. MILLS – Age 65
Class B Director since April 17, 2020
Committee Membership: None
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Selective Insurance Group, Inc. (NASDAQ: SIGI)
Career Highlights
Mr. Mills served as President from 2017 to 2020 and Executive Vice President and General Manager from 2013 to 2017 of the New York Knicks, which is owned by the Company. Prior to joining the New York Knicks, he served as a Partner at Athletes & Entertainers Wealth Management Group, LLC from 2009 to 2013, the Chief Operating Officer and Sports Business President of MSG Networks from 2003 to 2009, and in various roles at the NBA from 1984 to 2000. Mr. Mills has served as a director of AMC Networks since June 2024 and as a director of Selective Insurance Group, Inc. since September 2020. He has served as Lead Independent Trustee of Ariel Investments since August 2024 and has served as a Trustee since 2015. Mr. Mills previously served as a director of MSG Networks from 2020 to 2021. Mr. Mills has also served on the board of advisors for the Hospital for Special Surgery since 2011, as a director of Harlem Junior Tennis since 2017 and as a director of the Princeton University Varsity Club since 2010. He previously served as a trustee of USA Basketball from 1992 to 2000 and the Basketball Hall of Fame from 1992 to 2000.
Key Skills & Experience
In light of his experience as a former executive of the Company, his experience at other companies and the NBA and his knowledge of the sports industry, our Board has concluded that Mr. Mills should be elected to serve as a director of the Company.

RICHARD D. PARSONS – Age 76
Class A Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: Lazard, Inc. (NYSE: LAZ), The Estée Lauder Companies Inc. (NYSE: EL)
Career Highlights
Mr. Parsons is a co-founder and partner of Imagination Capital LLC, a venture capital firm launched in November 2017. He is also co-founder and chairman of Equity Alliance, an investment fund that was founded in 2021. He was Senior Advisor for Providence Equity Partners LLC, a global private equity and investment firm, from 2009 until 2012. He previously served as the interim Chief Executive Officer of the Los Angeles Clippers from May 2014 to September 2014. Mr. Parsons was Chairman of Citigroup Inc. from 2009 to 2012 and was a director of Citigroup from 1996 until 2012. Prior to that, he was Chairman of the Board of Time Warner from 2003 to 2008; Chief Executive Officer of Time Warner from 2002 to 2007; Co-Chief Operating Officer of AOL Time Warner from 2001 to 2002; President of Time Warner from 1995 to 2000; Chairman and Chief Executive Officer of Dime Bancorp from 1990 to 1995; and President and Chief Operating Officer of Dime Bancorp from 1988 to 1990. He was a Partner of Patterson, Belknap, Webb & Tyler law firm from 1979 to 1988. Mr. Parsons has served as a director of The Estée Lauder Companies Inc. since 1999 and Lazard Ltd. since 2012. Mr. Parsons previously served as a director of Group Nine Acquisition Corp. from 2021 to 2022, MSG Networks from 2010 to May 2014 and again from September 2014 to 2015. In addition, Mr. Parsons served as Interim Chairman of the Board of Directors of CBS Corporation from September 25, 2018, to October 21, 2018. Mr. Parsons is Chairman Emeritus of the Apollo Theater Foundation and Chairman Emeritus of the Jazz Foundation of America and is a director of the Commission on Presidential Debates. He has been a member of the Gerald R. Ford Presidential Foundation since 2011.
Key Skills & Experience
In light of his extensive skills and wide-ranging experience arising from his roles as legal counsel, executive officer and outside director and an independent Chairman of the Board of other public companies, in areas such as consumer business, professional sports, corporate governance, financial reporting, risk management, compensation and corporate affairs, in addition to the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company and a former director of MSG Networks, our Board has concluded that Mr. Parsons should serve as a director of the Company.

NELSON PELTZ – Age 82
Class A Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: Unilever PLC (NYSE: UL)
Career Highlights
Mr. Peltz has served as the Chief Executive Officer and a founding partner of Trian Fund Management, L.P., a management company for various investment funds and accounts, since its formation in 2005. From 1993 until 2007, Mr. Peltz served as Chairman and Chief Executive Officer of The Wendy’s Company (formerly known as Triarc Companies, Inc.), which during that time period owned Arby’s Restaurant Group, Inc. and Snapple Beverage Group, as well as other consumer and industrial businesses. Mr. Peltz has been Chairman Emeritus of The Wendy’s Company’s since September 2024 and previously served as its non-executive Chairman from 2007 to September 2024. In addition, Mr. Peltz has served as a director of Unilever PLC since July 2022. Mr. Peltz previously served as a director of Janus Henderson Group plc from February to November 2022, Invesco Ltd. from November 2020 to February 2022, The Procter & Gamble Company from March 2018 to October 2021, Sysco Corporation from 2015 to 2021, Legg Mason, Inc. from 2009 to 2014 and 2019 to July 2020, Mondelēz International, Inc. from 2014 to 2018, MSG Networks from 2014 to 2015, Ingersoll-Rand plc from 2012 to 2014 and H. J. Heinz Company from 2006 to 2013.

Key Skills & Experience
Mr. Peltz was recognized by The National Association of Corporate Directors in 2010, 2011 and 2012 as among the most influential people in the global corporate governance arena. In light of his more than 40 years of business and investment experience, including as the Chairman and Chief Executive Officer of public companies, his extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved, his strong operating experience and strategic planning skills and strong relationships with institutional investors, investment banking and capital markets advisors and others that can be drawn upon for the Company’s benefit, and the knowledge and xperience he has gained about the Company’s business and the contributions he made during his tenure as a director of the Company and a former director of MSG Networks, our Board has concluded that Mr. Peltz should serve as a director of the Company.

ALAN D. SCHWARTZ – Age 74
Class B Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: None
Career Highlights
Mr. Schwartz has been Executive Chairman of Guggenheim Partners, LLC, an investment advisory financial services firm, since 2009 and has previously served as consultant for Rothschild Inc. from 2008 to 2009, and various roles at The Bear Stearns Companies, Inc., including: Chief Executive Officer from January 2008 to March 2008; President and Co-Chief Operating Officer from 2007 to 2008; and Co-President from 2001 to 2007. Mr. Schwartz is currently a director of Marvin & Palmer Associates, Inc., an investment advisory firm, and previously served as a director of MSG Networks from 2010 to 2015 and AMC Networks from 2011 to 2016. He is a trustee of NYU Langone Health, a trustee emeritus of Duke University, a member of the boards of the Robin Hood Foundation, the Clinton Health Access Initiative and the National Medal of Honor Museum.
Key Skills & Experience
In light of his experience as an investment banker, his experience as a senior executive of other businesses, his service as a director of other public companies and charitable institutions, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, MSG Networks and AMC Networks, our Board has concluded that Mr. Schwartz should serve as a director of the Company.

IVAN SEIDENBERG – Age 77
Class A Director since April 17, 2020
Committee Membership: Audit (Chair)
Other Public Company Directorships: None
Career Highlights
Mr. Seidenberg served as Chief Executive Officer of Verizon Communications, Inc., a telecommunications provider, from 2002 to 2011. He also served as Chairman of the board of Verizon from 2004 to 2011. He previously served as Chairman and Chief Executive Officer of Bell Atlantic Corporation and NYNEX Corporation, Verizon’s predecessor companies, from 1995 to 2002. Mr. Seidenberg previously served as a director of Perella Weinberg Partners, an investment banking financial services firm, from June 2021 to April 2023, Blackrock Inc. from 2011 to May 2020 and Boston Properties Inc. from 2014 to 2016.
Key Skills & Experience
In light of his experience as an investment banker, a senior executive and director of other public companies, our Board has concluded that Mr. Seidenberg should be elected to serve as a director of the Company.

BRIAN G. SWEENEY – Age 60
Class B Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Sweeney served as the President of Cablevision from 2014 and President and Chief Financial Officer of Cablevision from 2015 to 2016. Previously, Mr. Sweeney served in various other roles at Cablevision, including: Senior Executive Vice President, Strategy and Chief of Staff from 2013 to 2014; Senior Vice President — Strategic Software Solutions from 2012 to 2013; and Senior Vice President—eMedia from 2000 to 2012. Mr. Sweeney has served as a director of MSG Entertainment since April 2023, Sphere Entertainment since April 2020 and AMC Networks since 2011 and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2005 to 2016. Brian G. Sweeney is the son-in-law of Charles F. Dolan, the brother-in-law of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and the cousin by marriage of Paul J. Dolan.
Key Skills & Experience
In light of his experience in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Networks, and Cablevision, our Board has concluded that Mr. Sweeney should serve as a director of the Company.

VINCENT TESE – Age 81
Class B Director since September 16, 2015
Committee Membership: Audit, Compensation
Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Claros Mortgage Trust (NYSE: CMTG) Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Tese has served as a director of AMC Networks since 2016, Sphere Entertainment since April 2020 and Claros Mortgage Trust, a real estate investment trust, since November 2021. Mr. Tese served as Executive Chairman of FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings, LLC), a bank holding company, from 2009 until January 2019 and Executive Chairman of its subsidiary Florida Community Bank from 2010 until January 2019. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, Director of Economic Development for New York State from 1987 to 1994 and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese was the Commissioner of the Department of Economic Development and Chairman of both the Science and Technology Foundation and the Job Development Authority. Mr. Tese has also served as a director of New York Racing Association, Inc., and a trustee of New York Presbyterian Hospital since 1996 and New York University School of Law. Mr. Tese previously served as a director of Intercontinental Exchange, Inc. from 2004 to May 2022, Cablevision from 1996 to 2016, MSG Networks from 2010 to 2015, FCB Financial Holdings, Inc. from 2010 until January 2019 and Mack-Cali Realty Corporation from 1997 until June 2019. He also served as a director of Gabelli Asset Management, National Wireless Holdings, Inc., and The Bear Stearns Companies, Inc. from 1994 to 2008.

Key Skills & Experience
In light of his experience as the Chief Executive Officer of the New York State Urban Development Corporation, his other government service, his experience as the executive chairman of private companies, his service as a director of other public companies, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Tese should serve as a director of the Company.

ANTHONY J. VINCIQUERRA – Age 70
Class A Director since April 17, 2020
Committee Membership: Audit, Compensation
Other Public Company Directorships: Qualcomm Incorporated (NASDAQ: QCOM)
Career Highlights
Mr. Vinciquerra has served as Chairman of the Board and Chief Executive Officer of Sony Pictures Entertainment Inc., a film entertainment company and wholly-owned subsidiary of Sony Corporation, since June 2017. Mr. Vinciquerra previously served as a Senior Advisor to Texas Pacific Group (TPG), a private equity company, in the technology, media and telecom sectors from 2011 to 2017, Chairman of Fox Networks Group, a television entertainment company, from 2008 to 2011, and President and Chief Executive Officer of Fox Networks Group from 2002 to 2011. Mr. Vinciquerra has served as a director of Qualcomm Incorporated since 2015 and previously served as a director of Pandora Media, Inc. from 2016 to 2017, Univision Communications, Inc. from 2011 to 2017, Motorola Mobility Holdings, Inc. from 2011 to 2012 and DirecTV from 2013 to 2015.
Key Skills & Experience
In light of his experience as a senior executive and director of other public companies, our Board has concluded that Mr. Vinciquerra should be elected to serve as a director of the Company.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, comprised of independent members of the Board, has appointed Deloitte as our independent registered public accounting firm (the independent auditors) with respect to our operations for the fiscal year ending June 30, 2025. Deloitte will audit our financial statements for the fiscal year ending June 30, 2025. Representatives of Deloitte will be present at the annual meeting. Those representatives will have the opportunity to make a statement if they desire to do so and will answer appropriate questions.
Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
We are asking that you ratify the appointment of Deloitte, although your ratification is not required. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of our Company Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.
The Board unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE MATTERS
The following table provides information about fees billed for services rendered by Deloitte for our fiscal years ended June 30, 2024 and June 30, 2023:

	Fiscal Year Ended June 30,
	2024	2023
Audit fees(1)	$845,000	$868,000
Audit-related fees(2)	$29,000	$27,500
Tax fees	—	—
All other fees	—	—
___________________
(1)Audit fees of the Company in the fiscal years ended June 30, 2024 and 2023 consisted of fees in connection with the integrated audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q.
(2)Audit-related fees of the Company in the fiscal years ended June 30, 2024 and 2023 consisted primarily of fees for contractually-required audits and other audit support services.
The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. In addition, under the Audit Committee’s pre-approval policy, the Chairman of the Audit Committee may pre-approve audit and non-audit services, provided that any such services are subsequently ratified by the entire Audit Committee.
All of the services for which fees were disclosed and paid by the Company were pre-approved under the Audit Committee’s pre-approval policy. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered accounting firm.

REPORT OF AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s Internal Audit function is provided to the Company by the Internal Audit Department of MSG Entertainment through an agreement with MSG Entertainment. The Internal Audit function provides the Audit Committee and management an independent review function, including reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls.
The Company’s independent registered public accounting firm, Deloitte, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements and its evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with Deloitte the firm’s independence. All audit and non-audit services performed by Deloitte must be specifically approved by the Audit Committee or by its Chairman (and subject to ratification by the full committee).
As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.
The Audit Committee discussed the overall scope of and plans for their respective audits with the Company’s Internal Audit function and Deloitte. For the fiscal year ended June 30, 2024, the Audit Committee met with head of the Company’s Internal Audit function and representatives of Deloitte in regular and executive sessions, to discuss the results of their examinations related to the Company, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs. The Company’s Internal Audit function is provided by the Internal Audit Department of MSG Entertainment (which provides internal audit services to the Company under an agreement with MSG Entertainment).
Based upon the reports, reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the 2024 Form 10-K that was filed with the SEC.
Members of the Audit Committee
Ivan Seidenberg (Chair)
Vincent Tese
Anthony J. Vinciquerra

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis provides a discussion of our compensation philosophy and
2024 fiscal year compensation for the following NEOs:

Current NEOs
James L. Dolan	Executive Chairman and Chief Executive Officer
David Granville-Smith	Executive Vice President
Victoria M. Mink	Executive Vice President, Chief Financial Officer and Treasurer
Jamaal T. Lesane	Executive Vice President, General Counsel and Interim President and Chief Operating Officer
Alexander Shvartsman	Senior Vice President, Controller and Principal Accounting Officer
Former Executive
David G. Hopkinson	Former President and Chief Operating Officer
Effective May 29, 2024, James L. Dolan was appointed Chief Executive Officer (in addition to Executive Chairman). Effective April 1, 2024, David G. Hopkinson, the Company’s former President and Chief Operating Officer, separated from the Company and ceased to be President and Chief Operating Officer, and Jamaal T. Lesane, the Company’s Executive Vice President and General Counsel, was
appointed Interim President and Chief Operating Officer. Effective July 1, 2024, Mr. Lesane was appointed Chief Operating Officer (on a non-interim basis). This Compensation Discussion & Analysis presents Mr. Hopkinson’s compensation because he was the President and Chief Operating Officer for a portion of the year.

EXECUTIVE SUMMARY
Business Overview
The Company owns and operates a portfolio of assets featuring some of the most recognized teams in all of sports, including the Knicks of the NBA and the Rangers of the NHL. Both the Knicks and the Rangers play their home games in The Garden, also known as The World’s Most Famous Arena. The Company’s other professional franchises include two development league teams — the Westchester Knicks of the NBAGL and the Hartford Wolf Pack of the AHL. The Company also operates a professional sports team performance center — the Madison Square Garden Training Center in Greenburgh, NY.
Fiscal Year 2024 Performance Results and Operational Highlights
The Company delivered strong financial results for fiscal year 2024, following fiscal year 2023’s record-level results. Highlights included:
•The Company achieved record full-year revenues of $1.03 billion as well as full-year operating income of $146.0 million and AOI of $172.2 million;(1)
•Fiscal year 2024 record revenues were driven by growth across several key revenue categories – including tickets, suites and media rights, as well as food, beverage and merchandise sales, which all exceeded fiscal year 2023’s record-level results;
•The Knicks and the Rangers qualified for the NBA and NHL playoffs, respectively, hosting fifteen home playoff games at The Garden in the aggregate, with the Knicks advancing to the Eastern Conference Semifinals and the Rangers reaching the Eastern Conference Final;
•For the 2023-24 regular seasons, the Company delivered a combined average season ticket renewal rate of approximately 94% for the Knicks and the Rangers;
•The Company continued to improve the in-arena fan experience which helped drive robust in-arena spending, with food, beverage and merchandise per-capita spending up as compared to fiscal year 2023;
•The Company’s premium hospitality business — in partnership with MSG Entertainment — saw record suite revenues driven by strong demand, as well as the addition of two new event-level suite products at The Garden — an event-level suite and a luxury event-level club space;
•The Company — in partnership with MSG Entertainment — welcomed new marketing partners including Beyond Meat, Pfizer, Nexen Tire and Oura Ring, amongst others; and
•The Company continued to increase direct fan engagement by offering original content on the Knicks’ and the Rangers’ social media platforms, resulting in over 830,000 net new social media followers across both teams’ channels and bringing total combined social media followers to over 19 million as of the end of the fiscal year.
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(1)AOI is a non-GAAP financial measure and is defined below. For a reconciliation of this non-GAAP measure to the most comparable GAAP measure, please see Annex A.
Stockholder Engagement & Responsiveness
During the 2024 fiscal year, management of the Company engaged with holders of over two-thirds of our Class A Common Stock concerning our Board, governance and executive compensation practices, with the specific goal of seeking stockholder feedback.
The Compensation Committee has incorporated various aspects of stockholder feedback into our current pay practices over time, and we continue to make enhancements that we believe further align our compensation disclosures with our long-term strategy and interests of our stockholders. In seeking to continue our efforts to align our compensation practices with long-term stockholder interests, the Compensation Committee seeks out and values opportunities to receive stockholder feedback. We look forward to continuing to receive such feedback to inform the regular, ongoing review of our compensation program.
Executive Compensation Program Objectives and Philosophy
The Company is a sports business comprised of dynamic and powerful assets and brands. We operate in specialized industries and our NEOs have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced NEOs who can continue to drive our business objectives and achieve strong financial, operational and stock price performance. The Compensation Committee has designed executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the financial and strategic objectives of growing the Company’s businesses and driving long-term stockholder value.
Our Compensation Committee has designed a program that reflects four key overarching executive compensation principles:

Principle	Implementation(1)

A significant portion of compensation opportunities should be at risk.	•The majority of executive compensation is at risk and based on stockholder returns as well as the Company’s performance against predetermined financial and strategic performance targets.
Long-term performance incentives should generally outweigh short-term performance incentives.	•Incentive compensation focuses more heavily on long-term rather than short-term accomplishments and results.
Executive officers should be aligned with our stockholders through equity-based compensation.	•Equity-based compensation comprises a substantial portion of executive compensation, ensuring alignment with stockholder interests.
The compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry.
•The overall executive compensation program is competitive, equitable and thoughtfully structured so as to attract, retain, motivate and reward talent.
•The Compensation Committee focuses on total direct compensation, as well as individual compensation elements when providing competitive compensation opportunities.

(1)Excludes any one-time awards, including awards granted in connection with commencement of employment.
In designing our executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity compensation, and (3) performance-based and time-based vesting of compensation.
Elements of Fiscal Year 2024 Compensation & Performance Objectives
The Company compensates its NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key financial and strategic measures that generate long-term stockholder value and reward sustained achievement of the Company’s key financial goals.
The Company considers revenues and AOI to be the key measures of its operating performance. As such, our Compensation Committee has reflected AOI (along with other specific strategic measures) in our annual incentive awards and AOI and revenues in our long-term incentive performance awards (i.e., performance stock units). The Company’s long-term incentive program also includes time-vested restricted stock units whose value is tied to the performance of the market value of the Company’s Class A Common Stock. In order to further align compensation opportunities with the Company’s strategic vision and focus on growth, the Compensation Committee has also occasionally granted certain awards in the form of stock options, where appropriate, which support the goal of generating long-term stockholder value.
The table below summarizes the elements of our compensation program as in effect for fiscal year 2024 and how each element supported the Company’s compensation objectives.

Component		Performance Link		Description
Base Salary	Cash	•Fixed level of compensation determined primarily based on the role, job performance and experience •Intended to compensate NEOs for day-to-day services performed
Annual Incentive	Cash	Financial (70%)	AOI (100%)	•Performance-based cash incentive opportunity •Designed to be based on the achievement of pre-determined financial and strategic performance measures approved by the Compensation Committee
		Strategic (30%)	Strategic Objectives
Long- Term Incentive	Performance Stock Units (50%)	Revenues (50%)
•Financial performance targets are pre-determined by the Compensation Committee and reflect our long-term financial goals.
•Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance		•Stock-based award establishes direct alignment with our stock price performance and stockholder interests •Vest ratably over three years

2024 Fiscal Year Annual Compensation Opportunities Mix
As described above, the Company’s compensation program is designed with significant long-term performance-based and at-risk components. For the
2024 fiscal year, a substantial majority of NEO annual target compensation was at risk, with a majority of at-risk compensation granted in the form of long-term equity-based awards.

Executive Chairman and Chief Executive Officer Pay Mix(1)(2)	Average NEO Pay Mix(1)(2) (excluding Executive Chairman and Chief Executive Officer)

__________
(1)Reflects the allocation of base salary, annual target bonus opportunity, and long-term incentive award target value as set forth in each current NEO’s employment agreement for the 2024 fiscal year.
(2)Sum of compensation elements or the “At-Risk” value shown may not add to 100% (or “At-Risk” value) due to rounding.

Sound Compensation Governance Practices
The Company’s executive compensation program is overseen by the wholly independent Compensation
Committee, with the support of an independent compensation consultant and independent legal counsel. We maintain a compensation program with strong governance features, including:

Compensation Practices

✓	Substantial proportion of compensation at risk (87% for Executive Chairman and Chief Executive Officer; 68% on average for the other current NEOs)
✓	Short- and long-term incentives earned based on the achievement of objective, pre-determined performance goals
✓	Stockholder feedback considered in Compensation Committee review of compensation program
✓	Anti-hedging/pledging
✓	No excise tax gross-up provisions
✓	Review of tally sheets for each NEO by Compensation Committee at least annually
✓	Fully independent Compensation Committee oversight of compensation decisions
✓	Compensation Committee utilizes support of an independent compensation consultant and independent legal counsel

COMPENSATION PROGRAM PRACTICES AND POLICIES
The following discussion describes the practices and policies implemented by the Compensation Committee during the fiscal year ended June 30, 2024. As discussed in greater detail below under “Executive Compensation Tables — Employment Agreements,” much of the NEOs’ compensation for the year ended June 30, 2024 is covered by employment agreements approved by the Company’s Compensation Committee.
In the Company’s most recent advisory “say-on-pay” proposal, which was held in 2023, a majority of stockholders (including a majority of holders of our Class A Common Stock) voted to approve, on an advisory basis, the Company’s executive compensation. The Compensation Committee considered the results of this vote, as well as the Company’s ongoing discussions with stockholders, in its assessment and development of the compensation program.
Mr. Dolan’s Renewal Employment Agreement
On June 17, 2024, the Company entered into a renewal employment agreement with Mr. Dolan, effective July 1, 2024. In March 2024, counsel for Mr. Dolan and the Compensation Committee’s independent legal counsel began discussions regarding a renewal employment agreement for Mr. Dolan because his then existing agreement had a scheduled expiration date of June 30, 2024. The
Compensation Committee had previously made determinations relating to the independence of its independent legal counsel and independent compensation consultant and authorized both be engaged for purposes of negotiations with Mr. Dolan and his counsel. The Compensation Committee further determined that all such negotiations were to take place solely between its independent legal counsel and counsel for Mr. Dolan.
At the direction of the Compensation Committee, in early April 2024, the Compensation Committee’s independent legal counsel requested that counsel for Mr. Dolan provide the Compensation Committee with Mr. Dolan’s proposed material compensation terms for a renewal employment agreement. At the end of April 2024, counsel for Mr. Dolan presented their initial compensation proposal for Mr. Dolan, taking into account Mr. Dolan’s role as Executive Chairman and his additional responsibilities as principal executive officer for SEC purposes (the “Initial Proposal”). The Initial Proposal maintained the same general compensation design and components (base salary, annual target bonus opportunity and annual long-term incentive award) but proposed an increase in total target direct compensation from what was provided for under the then current employment agreement.
The Compensation Committee, with the assistance of its independent legal counsel and independent compensation consultant, reviewed and analyzed the

Initial Proposal. Following further consultation by the Compensation Committee with its independent legal counsel and independent compensation consultant, the Compensation Committee authorized its independent legal counsel to counter with a response that, while maintaining the same general compensatory components, provided for total annual target compensation that was less than provided for in the Initial Proposal (the “Committee Response”). As a result of the difference between the Initial Proposal and the Committee Response, the Compensation Committee’s independent legal counsel and counsel for Mr. Dolan engaged in negotiations during May and June 2024. In the course of these negotiations, the Compensation Committee assessed each response from counsel to Mr. Dolan and formulated its counterproposals based on advice from its independent legal counsel and independent compensation consultant. In connection with the Compensation Committee’s assessment of the proposals made by counsel for Mr. Dolan, formulation of its counterproposals and approval of the renewal employment agreement, the Compensation Committee reviewed and analyzed a range of compensation related information, including industry specific and general market compensation data. In addition, the Compensation Committee reviewed and analyzed the Company’s total stockholder return performance, the terms of Mr. Dolan’s then existing employment agreement, his current and historical compensation, Mr. Dolan’s role, responsibilities and contribution (including his additional role as Chief Executive Officer effective May 29, 2024), a comprehensive tally sheet and other factors viewed by the Compensation Committee as relevant. For more information on Mr. Dolan’s renewal employment agreement, see “Executive Compensation Tables — Employment Agreements” below.
Role of the Compensation Committee
Our Compensation Committee administers our executive compensation program. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, evaluates their performance in light of those goals and objectives, and determines and approves their respective compensation levels based on this evaluation; (3) oversees the activities of the committee or committees administering our retirement and benefit plans; and (4) administers our stockholder-approved compensation plans. For more information about the Compensation Committee, please see “Board and Governance Practices — Committees — Compensation Committee.”
Role of the Independent Compensation Consultant
The Compensation Committee has authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of ClearBridge Compensation Group LLC (the “independent compensation consultant”), an independent compensation consultant, to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.
The independent compensation consultant collaborates with independent legal counsel and reports directly to the Compensation Committee and, at the request of the Compensation Committee, the independent compensation consultant meets with members of management from time to time for the purpose of gathering information on management proposals and recommendations to be presented to the Compensation Committee.
The services provided by the independent compensation consultant to the Compensation
Committee during the fiscal year ended June 30, 2024 included:
•Attending all Compensation Committee meetings;
•Providing information, research, and analysis pertaining to our executive compensation program for the 2024 fiscal year;
•Regularly updating the Compensation Committee on market trends, changing practices, and legislation pertaining to compensation;
•Assisting the Compensation Committee in making pay determinations for the executive officers;
•Assisting the Compensation Committee in

connection with the entry into a renewal employment agreement with the Executive Chairman and Chief Executive Officer and a new employment agreement with the Chief Operating Officer;
•Advising on the design of the executive compensation program and the reasonableness of individual compensation targets and awards and executive perquisites;
•Conducting a compensation risk assessment;
•Preparing tally sheets for the Compensation Committee’s review, setting forth all components of compensation payable, and the benefits accruing, to the current NEOs for the fiscal year ended June 30, 2024, including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards;
•Providing advice and recommendations that incorporated both market data and Company-specific factors; and
•Assisting the Compensation Committee in connection with its periodic review of non-employee director compensation.
During the 2024 fiscal year, the independent compensation consultant provided no services to the Company other than those provided to the Compensation Committee.
The Compensation Committee charter requires the Compensation Committee to consider the NYSE independence factors before receiving advice from an advisor, despite the fact that such independence rules are not applicable to controlled companies. For the fiscal year ended June 30, 2024, the Compensation Committee concluded that the independent compensation consultant satisfies the independence requirements of the NYSE rules. In addition, the Compensation Committee believes that the independent compensation consultant’s work did not raise any conflicts of interest during the fiscal year ended June 30, 2024. In reaching this conclusion, the Compensation Committee considered the same rules regarding advisor independence.
Role of Executive Officers in Determining Compensation
The Compensation Committee reviews the performance and compensation of the Executive
Chairman and Chief Executive Officer and, following discussions with the independent compensation consultant, establishes his compensation. Senior management of the Company assists the Compensation Committee and the independent compensation consultant as described in this Compensation Discussion & Analysis, and provides to the Compensation Committee, either directly or through the independent compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and Chief Executive Officer. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and recommendations and discussions with the independent compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.
Performance Objectives
As described below under “— Elements of Our Compensation Program,” performance-based incentive compensation is an important element of the Company’s executive compensation program.
The Company considers these performance objectives to be key measures of the Company’s operating performance. As such, our Compensation Committee has reflected AOI (along with other specific strategic measures) in our annual incentive awards and AOI and Total Company Net Revenue in our long-term incentive performance awards (i.e., performance stock units).
The Company defines AOI, which is a non-U.S. GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Madison Square Garden Sports Corp. Executive Deferred Compensation Plan (the “EDC Plan”). Because it is based upon operating income (loss), AOI (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

The performance measures used for purposes of annual incentives or long-term awards may contemplate certain potential future adjustments and exclusions.
Tally Sheets
The Compensation Committee has reviewed tally sheets prepared by the independent compensation consultant, setting forth all components of compensation payable, and the benefits accruing, to the current NEOs for the fiscal year ended June 30, 2024, including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the current NEOs upon various termination scenarios.
Determining Compensation Levels; Benchmarking
As part of the Compensation Committee’s review of total compensation for the fiscal year ended June 30, 2024, the independent compensation consultant assisted the Compensation Committee in: (1) determining if a peer group should be used for comparative purposes, (2) assessing executive compensation in light of internal and external considerations and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends. The Compensation Committee, in consultation with the independent compensation consultant, considered broad market data (both industry-related and general industry data) and multiple broad-based compensation surveys in order to appropriately assess compensation levels.
For the fiscal year ended June 30, 2024, the Compensation Committee, in consultation with the independent compensation consultant, determined not to utilize a peer group or specific target positioning in determining compensation given the limited number of comparable publicly-traded companies.
In addition to the market data documented above, the Compensation Committee considered internal information (job responsibility, experience, parity among executive officers, contractual commitments, attraction and retention of talent and historical compensation) to determine compensation.

ELEMENTS OF OUR COMPENSATION PROGRAM
Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s goal of attracting, retaining, motivating and rewarding highly-qualified executive officers. The compensation program included the following key elements for the fiscal year ended June 30, 2024: base salary, annual cash incentives, long-term incentives, retirement, health and welfare and other benefits, which are generally provided to all other eligible employees, and additional executive officer benefits, including post-termination compensation under certain circumstances and certain perquisites, each as described below.
A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy. The Compensation Committee reviews historical compensation, other information provided by the independent compensation consultant and other factors, such as experience, performance, length of service and contractual commitments, to determine the appropriate level and mix of compensation for executive officers. The allocation between cash and equity compensation and between short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.
Mr. Dolan is also employed by MSG Entertainment and Sphere Entertainment as each company’s Executive Chairman and Chief Executive Officer and receives separate compensation from each company with respect to such employment. The compensation program and philosophies discussed in this proxy statement reflect only compensation that is paid by the Company for services rendered to the Company, except as otherwise noted. While the Compensation Committee is aware that Mr. Dolan also receives compensation for services rendered to MSG Entertainment and Sphere Entertainment, its compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the Company. For more information regarding the compensation of Mr. Dolan by MSG Entertainment and Sphere Entertainment, see MSG

Entertainment’s and Sphere Entertainment’s 2024 Definitive Proxy Statements, respectively.
Mr. Granville-Smith is employed by Sphere Entertainment and AMC Networks and receives separate compensation from each company with respect to such employment. The compensation program and philosophies discussed in this proxy statement reflect only compensation that is paid by the Company for services rendered to the Company, except as otherwise noted. While the Compensation Committee is aware that Mr. Granville-Smith also receives compensation for services rendered to Sphere Entertainment and AMC Networks, its compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the Company. For more information regarding the compensation of Mr. Granville-Smith by Sphere Entertainment, see Sphere Entertainment’s 2024 Definitive Proxy Statements.
Base Salaries
Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate them for the day-to-day services that they perform for the Company. Base salaries for these executive officers have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executive officers. The employment agreement between the Company and each NEO contains a minimum base salary level. For information regarding these base salary levels, please see “Executive Compensation Tables — Employment Agreements” below. The Compensation Committee reviews the salaries of the executive officers at least annually. The Compensation Committee may adjust base salaries for executive officers over time, based on their performance and experience and in accordance with the terms of their employment agreements.
The base salaries for each of Messrs. Dolan and Granville-Smith, Ms. Mink and Messrs. Lesane, Shvartsman and Hopkinson as of the end of the fiscal year ended June 30, 2024, or as of their separation date, as applicable, were as follows: $1,250,000, $800,000, $900,000, $750,000, $435,000 and $1,250,000. Mr. Lesane’s annual base salary increased from $650,000 to $750,000 effective September 4, 2023, which is reflected in the actual base salary paid to Mr. Lesane during the fiscal year. See footnote 1 to “Executive Compensation Tables — Summary Compensation Table” for additional information regarding the base salaries, and actual amounts paid by the Company, during the Company’s fiscal year. Starting in fiscal year 2025 (and effective July 1, 2024), Mr. Dolan’s annual base salary was increased to $1,600,000, in accordance with his renewal employment agreement, and Mr. Lesane’s annual base salary was increased to $1,000,000 in accordance with his new employment agreement. The Compensation Committee generally determined salaries for the NEOs after evaluation of Company and individual performance, market pay levels, the range of increases generally provided to the Company’s employees and, to the extent appropriate, management’s recommendations. The Compensation Committee determined Mr. Dolan’s base salary, effective July 1, 2024, in connection with the entry into the renewal employment agreement, in accordance with the process described above and taking into account the factors described above.
Annual Cash Incentives
Overview
Annual cash incentives earned for performance in the 2024 fiscal year were determined by performance against goals under the Management Performance Incentive Plan (“MPIP”) for the purpose of determining the final annual incentive payouts. MPIP is an annual incentive plan under which eligible members of management, including the NEOs, were provided an opportunity to earn an annual cash award. The 2024 fiscal year MPIP was based on performance measures tied to an AOI target for the 2024 fiscal year as well as certain pre-determined strategic objectives.
This annual incentive was designed to link executive compensation directly to the Company’s performance by providing incentives and rewards based upon business performance during the applicable fiscal year.
MPIP awards to all eligible employees, including the NEOs, were conditioned upon the satisfaction of predetermined financial and strategic objectives. For fiscal year 2024, financial objectives were weighted at 70% and strategic objectives were weighted at 30% for all eligible employees (including our NEOs).
MPIP results were calculated based on performance achievement against these predetermined goals, as discussed below.

Performance Against Financial Objectives 70%	+	Performance Against Strategic Objectives 30%	=	MPIP Result 100%

As discussed in “Performance Targets & Achievement Levels” below, as a result of the level of achievement of the adjusted financial and strategic objectives, the payout level of the annual cash incentives was calculated at 118.3% of the target level.
Target Award Opportunities
Each employee eligible for an annual incentive award was assigned a target award equal to a percentage of that employee’s base salary as of the conclusion of the applicable fiscal year.
Target annual incentive opportunities were based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each employment agreement between the Company and each of the NEOs contains a minimum target annual incentive award level. See “Executive Compensation Tables — Employment Agreements” below. The Compensation Committee, in its sole discretion and subject to the terms of employment agreements, may revise target annual incentive award levels for the NEOs.
Annual Incentive Payouts
The below table summarizes each NEO’s target annual incentive opportunity and actual 2024 fiscal year annual incentive payouts, as determined by the Compensation Committee. The annual incentive payouts are described in more detail below.

Name	2024 Fiscal Year Base Salary	Target Incentive (% of Base Salary)	Actual 2024 Fiscal Year MPIP as a % of Target	Actual 2024 Fiscal Year Annual Incentive Award
Current NEOs
James L. Dolan	$1,250,000	200%	118.3%	$2,957,500
David Granville-Smith	$800,000	100%	118.3%	$946,400
Victoria M. Mink	$900,000	100%	118.3%	$1,064,700
Jamaal T. Lesane(1)	$750,000	100%	118.3%	$887,250
Alexander Shvartsman	$435,000	40%	118.3%	$205,842
Former Executive
David G. Hopkinson(2)	$1,250,000	150%	118.3%	$1,663,594
___________________
(1)Starting in fiscal year 2025 (and efffective July 1, 2024), Mr. Lesane’s annual target bonus opportunity was increased to 125% of his annual base salary, in accordance with his new employment agreement.
(2)With respect to Mr. Hopkinson, this table reflects the prorated annual incentive award earned during the fiscal year ended June 30, 2024 for the period from July 1, 2023 through April 1, 2024. See “Executive Compensation Tables — Termination and Severance” for a description of the benefits paid to Mr. Hopkinson upon his separation from the Company.
Performance Targets & Achievement Levels
Financial Component (70%): For the fiscal year ended June 30, 2024, the MPIP financial performance objectives included a rigorous AOI target, with potential payouts under this component ranging from
0-200% of target. The financial component of MPIP was determined based on the extent to which financial performance compared to the predetermined AOI target. The MPIP contemplated certain exclusions from AOI when evaluating the financial performance against the pre-determined objective to reflect factors which were outside MPIP participants’ control, including developments relating to league activities and playoff results.
Based on the performance against the pre-determined AOI target, the calculated result of the financial component of the MPIP, giving effect to the payment provisions of the MPIP, was 103.7% of target. The MPIP provides the Compensation Committee with flexibility to make equitable adjustments to the structure and payouts that it deems appropriate to reflect the best interests of the business, including based on recommendations from management. The Compensation Committee, based on recommendations from management and in consultation with the independent compensation consultant, approved certain adjustments as the calculated result did not fully reflect the performance of the Company in fiscal year 2024 due to certain events, including: (i) changes in employment and the form of compensation for certain senior employees, (ii) certain league-related developments, including a non-recurring territorial fee received from the NHL and (iii) a corporate aircraft lease. The net impact of these adjustments resulted in the payout for the financial component of the MPIP changing to 118.6% of target.
Strategic Component (30%): For the fiscal year ended June 30, 2024, the MPIP also included a performance component that measured achievement against relevant strategic goals. These goals, and associated tactics and metrics, are reviewed and approved by the Compensation Committee.
Goal Setting Process: In the 2024 fiscal year, numerous specific goals that were aligned with the Company’s broad strategic initiatives were established for the Company. Discrete tactics and metrics were enumerated to measure year-end achievement. As part of this process, each goal (and its related metrics) was assigned a weight, and at the end of the fiscal year, the level of achievement of each goal and metric was evaluated on a scale ranging from 0-200%.
2024 Fiscal Year Goals & Achievement: The strategic component for NEO payouts was calculated based on the extent to which goals were achieved or missed in the fiscal year.
In the 2024 fiscal year, the Company’s strategic goals focused on a range of operational and strategic initiatives, including:
•Maximizing profitability in key areas of ticketing, premium hospitality and global partnerships, while limiting costs; and
•Implementing initiatives and leveraging data and technology that increase efficiency and strengthen our brands to drive long term profitability.
The strategic component focused on numerous core strategies aimed at promoting the Company’s initiatives, which were supported by approximately 25 individualized metrics. Successful achievement of milestones and tactics for fiscal year 2024 included:
•Maximizing profitability by focusing on ticketing, premium hospitality and global partnerships:
◦Implemented new ticket sales strategies, including our ‘fan first’ program, which is aimed at leveraging innovative technologies to get tickets directly into the hands of our fans;
◦Drove record-level ticket revenue in fiscal year 2024 through better customer engagement, which included increased season ticket sales; and
◦Drove record suite revenues in fiscal year 2024 through the strategic modification of the Company’s sales approach; and
•Implementing initiatives and leveraging data and technology that increase efficiency and strengthen our brands to drive long term profitability:
◦Increased social media followers of the Knicks and the Rangers by a combined 830,000 net new followers, resulting in a combined total of over 19 million followers as of the end of the fiscal year;
◦Grew marketable databases for both the Knicks and the Rangers by a low double-digit percentage by improving team web and app experiences; and

◦Launched three new team jerseys (two Rangers and one Knicks) during the 2023-24 seasons, which helped drive record-level merchandise revenues in the regular season in fiscal year 2024.
Based on the performance against these predetermined goals, the Compensation Committee determined the payout result of the strategic component of the MPIP was achieved at 117.5% of target.
Annual Cash Incentive Payout: As a result of level of achievement of the financial and strategic objectives, as discussed above, the payout level of the annual cash incentives was calculated at 118.3% of the target level for the 2024 fiscal year.
Long-Term Incentives
Long-term incentives represent a substantial portion of our executive officers’ annual total direct compensation. For the fiscal year ended June 30, 2024, standard long-term incentives were comprised of performance stock units and restricted stock units.
The Compensation Committee believes this equity mix:
•Establishes strong alignment between executive officers and the interests of the Company’s stockholders;
•Provides meaningful incentive to drive actions that will improve the Company’s long-term stockholder value; and
•Supports the Company’s objectives of attracting and retaining the best executive officer talent.
The following table summarizes our 2024 fiscal year standard annual long-term incentive awards to our NEOs:

Element	Weighting	Summary
Performance Stock Units	50%	✓	Performance is measured by revenues and AOI, which are equally weighted and considered key value drivers of our business
		✓	Financial performance targets are pre-determined by the Compensation Committee early in the three-year performance period to incentivize strong execution of our financial strategy and long-term financial goals
		✓	Cliff-vest after three years based on financial performance targets measured in the final year of the three-year period
Restricted Stock Units	50%	✓	Stock-based award establishes direct alignment with our stock price performance and stockholder interests
		✓	Vest ratably over three years
Additional information regarding long-term incentive awards granted to NEOs during the 2024 fiscal year is set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table under “Executive Compensation Tables” below.
Performance Stock Units
Performance stock units are intended to align our executive officers’ interests with those of our stockholders, with a focus on long-term financial results. Under our executive compensation program for the fiscal year ended June 30, 2024, performance stock units were granted to executive officers and certain other members of management pursuant to the 2015 Employee Stock Plan, as amended (the “Employee Stock Plan”).
2024 Fiscal Year Grants
During the fiscal year ended June 30, 2024, the Compensation Committee approved the following awards of performance stock units to the NEOs, which are for the 2024-2026 fiscal year performance period:

Name	Performance Stock Units (at target)	Grant Date Fair Value(1)
Current NEOs
James L. Dolan	15,537	$2,782,366
David Granville-Smith	5,053	$904,891
Victoria M. Mink	3,032	$542,971
Jamaal T. Lesane	2,527	$452,535
Alexander Shvartsman	834	$149,353
Former Executive
David G. Hopkinson	6,000	$1,074,480
___________________
(1)The grant date fair value listed above is calculated in accordance with Topic 718. The Company determines the number of performance stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of grant.
Standard performance stock units are structured to be settled upon the later of September 15th following a three-year period and the date of certification of achievement against pre-determined performance goals measured in the final year of such three-year period.
Target Setting
For the 2024 fiscal year performance stock units granted for the 2024-2026 fiscal year period (the “2024 Performance Stock Units”), the Compensation Committee selected revenues and AOI as the two financial metrics to be measured in the final fiscal year of the three-year vesting period (i.e., performance is based on 2026 fiscal year financials). Goals were set at the beginning of the 2024 fiscal year based on the Company’s long-range strategic plan, which is subject to review by the Board in connection with its approval of the annual budget. The Company’s long-range strategic plan is confidential, and disclosure of those targets could provide information that could lead to competitive harm, and for this reason the performance stock unit financial performance targets are not disclosed; however, the Compensation Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. The Company intends to disclose the revenues and AOI payout results as a percentage of target as well as the resulting payout for the 2024 Performance Stock Units as a percentage of target measured in the last year of the performance period.

Financial Metrics (Weighting)	Threshold Performance	Maximum Performance
Revenues (50%)	85% of target goal	115% of target goal
AOI (50%)	75% of target goal	125% of target goal
The performance stock unit payout opportunity ranges from 0 to 110% of target, based on performance and subject to continued employment and employment agreement and award agreement terms (as applicable). At the threshold performance level, the award would vest at 90% of the target performance stock units, and at or above the maximum performance level, the award would vest at 110% of the target performance stock units. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves or exceeds one target but not both, the award provides for partial payments. No performance stock units would vest if the Company fails to achieve both threshold levels of performance.
Restricted Stock Units
Restricted stock units serve to align executive officers’ interests with those of our stockholders and promote the retention of employees, including the NEOs.

The Compensation Committee approved the following awards of restricted stock units to the
NEOs during the fiscal year ended June 30, 2024 pursuant to the Company’s Employee Stock Plan:

Name	Restricted Stock Units	Grant Date Fair Value(1)
Current NEOs
James L. Dolan	15,537	$2,782,366
David Granville-Smith	5,053	$904,891
Victoria M. Mink	3,032	$542,971
Jamaal T. Lesane	2,527	$452,535
Alexander Shvartsman	834	$149,353
Former Executive
David G. Hopkinson	6,000	$1,074,480
___________________
(1)The grant date fair value listed above is calculated in accordance with Topic 718. The Company determines the number of restricted stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of grant.
Standard restricted stock units vest ratably over three years on September 15th of each year following the year of grant, subject to continued employment and employment agreement and award agreement terms (as applicable). Mid-year grants in respect of an out-of-cycle promotion, increase in compensation or new-hire typically vest on the same timeframe as standard restricted stock units granted that fiscal year, subject to continued employment and employment agreement terms (as applicable).
Starting in fiscal year 2025 (and effective July 1, 2024), the target annual long-term incentive opportunity of Mr. Dolan was increased to $7,800,000, in accordance with the terms of his renewal employment agreement, and the target annual long-term incentive opportunity of Mr. Lesane was increased to $1,500,000, in accordance with the terms of his new employment agreement.
2022 Fiscal Year Performance Stock Unit Awards
The performance stock units granted to NEOs in the 2022 fiscal year (collectively, the “2022 Performance Stock Units”) were subject to revenues and AOI performance objectives, which were each weighted at 50% over a performance period of July 1, 2023 through June 30, 2024 (the third year of the three-year performance award). The target or level of achievement, where applicable, for each performance objective was adjusted in accordance with the terms of the awards, which adjustments were approved by the Compensation Committee at the time of grant.
Giving effect to the required adjustments, in August 2024, the Compensation Committee certified the Company’s financial performance against previously determined revenues and AOI determined as a percentage of target performance at 108.7% and 110.0%, respectively, with a resulting payout for the 2022 Performance Stock Units calculated as 109.3% of target.
Compensation Committee Policies Related to Certain Compensation Matters
The Compensation Committee’s charter sets forth certain provisions relating to the consideration and granting of annual equity-based awards and other compensation.
The Compensation Committee is required to establish a schedule for the consideration and granting of annual equity-based and other compensation, and the meeting to approve any annual equity-based awards and incentive compensation awards shall promptly follow the announcement of the Company’s year-end earnings (except as the Compensation Committee may otherwise agree). The Compensation Committee also has the authority in its discretion to approve equity-based awards at other times during the year for other reasons, including to provide compensation to new employees.
In addition, the Compensation Committee’s charter sets forth certain procedural matters relating to the granting of stock options.

Insider Trading Policy
We have an insider trading policy that governs the purchase, sale and other disposition of our securities by our employees, directors and consultants. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. Among other things, our insider trading policy prohibits our employees, directors and consultants from trading in our securities while in possession of material non-public information. The foregoing summary of our insider trading policy does not purport to be complete and is qualified by reference to the full text of our insider trading policy, a copy of which can be found as an exhibit to our 2024 Form 10-K.
Hedging and Pledging Policies
The Company’s Insider Trading Policy prohibits all directors, consultants and employees (including NEOs), and all members of their immediate families and any individual who is materially dependent upon them for financial support who resides in the same household, from directly or indirectly (i) engaging in short sales, short sales against the box or other “hedging” transactions unless otherwise permitted by the Company and (ii) placing securities in margin accounts or otherwise pledging Company securities.
Clawback Policy
The Company’s Clawback Policy, which was established in accordance with the listing requirement of the NYSE, provides for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy was effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE’s listing requirement, October 2, 2023.
Vesting and Holding Requirements
Under our executive compensation program for the fiscal year ended June 30, 2024, annual restricted stock unit awards vest ratably over three years and annual performance stock unit awards cliff-vest after three years to the extent that pre-determined financial performance targets measured in the last year of the three-year period are achieved, in each case, so long as the recipient is continuously employed by the Company, MSG Entertainment or Sphere Entertainment or any of their respective subsidiaries until the applicable vesting date (and subject to the performance conditions described above and any applicable terms of the award agreements and their employment agreement, which may supersede any continued employment obligations). With respect to our non-employee directors, and as discussed above under “Director Compensation,” compensation includes annual awards of restricted stock units. Pursuant to the award agreements, directors’ restricted stock units are settled in shares of Class A Common Stock (or, in the Compensation Committee’s discretion, cash) on the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, where the restricted stock units are settled immediately). One effect of the three-year cliff vesting and three-year ratable vesting, as the case may be (with respect to our NEOs and eligible employees), and the holding requirements (with respect to our non-employee directors), is to require each of our non-employee directors, NEOs and eligible employees to maintain significant holdings of Company securities at all times.

BENEFITS
Benefits offered to executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death. The executive officers are generally eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. Notwithstanding the foregoing, Mr. Dolan does not participate in certain Company benefit plans, including the Company’s medical, dental and vision plans, as he receives such benefits from MSG Entertainment.
Defined Benefit Plans
Prior to the SPHR Distribution, the Company sponsored a cash balance pension plan (the “MSGE

Cash Balance Pension Plan”). The MSGE Cash Balance Pension Plan is currently sponsored by MSG Entertainment. The MSGE Cash Balance Pension Plan is, a tax-qualified defined benefit plan for participating employees, including certain of our executive officers. All benefits under the MSGE Cash Balance Pension Plan are provided by MSG Entertainment.
The Company sponsors the MSG Sports, LLC Excess Cash Balance Plan (the “Excess Cash Balance Plan”), a nonqualified deferred compensation plan, under which the Company provides additional benefits to certain employees, including executive officers, who are restricted by the applicable Internal Revenue Service (“IRS”) annual compensation limitation under the MSGE Cash Balance Pension Plan. The MSGE Cash Balance Pension Plan was frozen to new participants and future benefit accruals effective as of December 31, 2015, but accrued benefits under the plan continue to earn interest credits. The Excess Cash Balance Plan is frozen to new participants and future benefit accruals.
More information regarding the MSGE Cash Balance Pension Plan and the Excess Cash Balance Plan is provided in the Pension Benefits table under “Executive Compensation Tables” below.
Defined Contribution Plans
The Company contributes as a participating employer to the Madison Square Garden 401(k) Savings Plan (the “Savings Plan”), which is a tax-qualified retirement savings plan, for participating employees, including executive officers, sponsored by MSG Entertainment. Under the Savings Plan, participants may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) fully-vested matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after-tax basis by participating employees and (b) a discretionary non-elective contribution by the applicable employer. In the event of a change in employment among the Company, MSG Entertainment, Sphere Entertainment or any of their respective subsidiaries, the cost of the matching contribution or any discretionary contribution made to such individual during the applicable calendar year is equitably shared among the applicable companies to reflect the portion of the year such individual was employed by such company.
In addition, the Company offers the MSG Sports, LLC Excess Savings Plan (the “Excess Savings Plan”), a nonqualified deferred compensation plan, to certain employees, including executive officers, whose contributions to the Savings Plan are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.
The cost to the Company of the matching and discretionary contributions made to the Savings Plan in the fiscal year ended June 30, 2024 in respect of the NEOs under the Savings Plan and the Excess Savings Plan are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.
Deferred Compensation Plan
The Company sponsors the EDC Plan, under which participating employees, including executive officers, may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDC Plan. The EDC Plan does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDC Plan does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years. More information regarding the EDC Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.
MSG Cares Charitable Matching Gift Program
Our employees, including our NEOs, are eligible to participate in the MSG Cares Charitable Matching Gifts Program. Under this program, the Company matches charitable contributions made by our employees, including the NEOs, to eligible 501(c)(3) organizations of the employee’s choice in an aggregate amount of up to $1,000 per employee or $5,000 per employee for members of management (including certain of our NEOs) for each fiscal year.

PERQUISITES
The Company provides certain perquisites to executive officers as described below. Additional information concerning perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below. The perquisites described below are provided pursuant to arrangements among the Company, MSG Entertainment and Sphere Entertainment.
Car and Driver
Mr. Dolan has regular access to a car and driver which he is permitted to use for personal use in addition to business purposes, the costs of which are shared equally by the Company, MSG Entertainment and Sphere Entertainment. Prior to April 1, 2024, Mr. Hopkinson had regular access to a car and driver which he was permitted to use for personal use in addition to business purposes. In addition, certain other executive officers and members of management have had access to cars and drivers on a limited basis for personal use. To the extent employees used a car and driver for personal use without reimbursement to the Company, those employees were imputed compensation for tax purposes.
Aircraft Arrangements
During fiscal year 2024, the Company leased certain aircraft and also had access to certain aircraft through time sharing arrangements with a subsidiary of MSG Entertainment. Mr. Dolan is permitted to use such aircraft for personal use and is not required to reimburse the Company for such use. Additionally, Mr. Dolan has access to helicopter travel, including for personal travel. Helicopter use has primarily been for commutation, and he is not required to reimburse the Company for such use.
Such costs of personal aircraft and helicopter use are shared equally by the Company, MSG Entertainment and Sphere Entertainment.
See “Transactions with Related Parties — Aircraft Arrangements.”
Executive Security
Mr. Dolan participates in MSG Entertainment’s executive security program, including services related to cybersecurity and connectivity. Such costs are shared equally by the Company, MSG Entertainment and Sphere Entertainment. See “Transactions with Related Parties — Relationship Between Us, MSG Entertainment, Sphere Entertainment and AMC Networks.” Because certain of these costs can be viewed as conveying personal benefits to Mr. Dolan, they are reported as perquisites.
Other
From time to time certain employees, including the NEOs (and their guests), have access at no cost to tickets to Company events and events at The Garden (which is operated by MSG Entertainment), and may also purchase tickets to such events at face value. In addition, prior to April 1, 2024, Mr. Hopkinson had access at no cost to tickets to events at venues operated by MSG Entertainment or Sphere Entertainment other than The Garden to the extent necessary for his role with respect to the sponsorship business. Attendance at such events is integrally and directly related to the performance of the employees’ duties, and, as such, we do not deem the receipt of such tickets to be perquisites. In addition, certain employees, including NEOs (and their guests), may have access at no cost to tickets to events at venues operated by MSG Entertainment or Sphere Entertainment other than The Garden, which are deemed to be perquisites, and may also purchase tickets to such events at face value. During fiscal year 2024, the Company also provided tickets to certain guests of the NEOs to an NBA event, which are deemed to be perquisites. Tickets provided to employees, including the NEOs, are not available for resale.
Our NEOs may also make incidental use from time to time of certain amenities made available through Company resources, such as medical and other health related services provided by the Company’s staff.
In addition, in accordance with Mr. Dolan’s renewal employment agreement, as approved by the Compensation Committee, the Company paid for the reasonable fees of Mr. Dolan’s legal advisers and compensation consultants incurred by him in connection with the negotiation and preparation of such agreement, up to $60,000. This amount is considered a perquisite to Mr. Dolan.

POST-TERMINATION COMPENSATION
We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executive officers.
Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability or termination following a change in control of the Company or following a going private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. Post-termination compensation is discussed in greater detail in “Executive Compensation Tables — Employment Agreements” and “— Termination and Severance” below.

REPORT OF COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC.
Members of the Compensation Committee
Joseph M. Cohen (Chair)
Vincent Tese
Anthony J. Vinciquerra

EXECUTIVE COMPENSATION TABLES
The tables below reflect the compensation of the Company’s NEOs. See “Compensation
Discussion & Analysis” for an explanation of our compensation philosophy and program.

2024 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended June 30, 2024, 2023 and 2022, respectively. Our Executive Chairman and Chief Executive Officer is a shared employee of the Company, MSG Entertainment and Sphere Entertainment. Our Executive Vice President is a shared employee of Sphere Entertainment (as an executive officer) and AMC Networks (in a non-executive officer role). The information set forth below only reflects the compensation for those shared NEOs paid by the Company for services rendered to the Company. For more information regarding the compensation of Messrs. Dolan and Granville-Smith by MSG Entertainment and Sphere Entertainment, as
applicable, see MSG Entertainment’s and Sphere Entertainment’s 2024 Definitive Proxy Statements, respectively.
Effective April 1, 2024, Mr. Hopkinson separated from the Company and ceased to be President and Chief Operating Officer, which was a termination without “cause” under his employment agreement. Mr. Hopkinson’s 2024 fiscal year compensation is reflected herein because he was employed by the Company as an executive officer for a portion of the year. Mr. Lesane became Interim President and Chief Operating Officer effective April 1, 2024. Effective July 1, 2024, Mr. Lesane was appointed Chief Operating Officer (on a non-interim basis).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Current NEOs
James L. Dolan Executive Chairman and Chief Executive Officer(7)	2024	1,250,000	270,000	5,564,732	2,687,500	11,840	370,640	10,154,712
	2023	1,250,000	—	6,113,115	3,247,500	7,852	401,822	11,020,289
	2022	1,413,462	—	6,047,654	3,779,000	4,648	513,517	11,758,281
David Granville-Smith Executive Vice President(8)	2024	800,000	86,400	1,809,782	860,000	—	37,079	3,593,261
	2023	21,538	925,000	3,490,371	—	—	166	4,437,075
Victoria M. Mink Executive Vice President, Chief Financial Officer and Treasurer	2024	900,000	97,200	1,085,941	967,500	—	51,581	3,102,222
	2023	900,000	—	1,192,896	1,169,100	—	53,798	3,315,794
	2022	848,077	—	1,137,438	1,360,440	—	39,539	3,385,494
Jamaal T. Lesane Executive Vice President, General Counsel and Interim President and Chief Operating Officer(9)	2024	730,769	81,000	905,070	806,250	—	56,496	2,579,585
	2023	632,692	—	795,264	844,350	—	40,400	2,312,706
	2022	413,654	—	380,627	623,535	—	23,130	1,440,946
Alexander Shvartsman Senior Vice President, Controller and Principal Accounting Officer	2024	435,000	18,792	298,705	187,050	—	24,639	964,186
	2023	386,539	—	273,612	226,026	—	23,519	909,696
	2022	375,000	—	326,765	226,740	—	21,687	950,192
Former Executive
David G. Hopkinson Former President and Chief Operating Officer(9)	2024	1,009,615	151,875	2,148,960	1,511,719	—	6,372,001	11,194,170
	2023	1,218,846	—	2,375,020	2,435,625	—	106,403	6,135,894
___________________
(1)For 2024, salaries paid by the Company to the NEOs accounted for approximately the following percentages of their total Company compensation: Mr. Dolan – 12%; Mr. Granville-Smith – 22%; Ms. Mink – 29%; Mr. Lesane – 28%; Mr. Shvartsman – 45% and Mr. Hopkinson – 9%. With respect to Mr. Dolan, the 2022 salary information includes a payment received in December 2021 pursuant to his prior employment agreement of $588,462 for the period from the April 17, 2021 (the effective date of his prior employment agreement)through June 30, 2021, reflecting the difference between the base salary under his prior employment agreement and the base salary paid to him previously for such period.
(2)For 2024, this column reflects the value of adjustments made by the Compensation Committee to the MPIP, including the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June 30, 2024 to reflect particular events not contemplated by the Company’s budget related to: (i) changes in employment and the form of compensation for certain senior employees, (ii) certain league-related developments, including a non-recurring territorial fee from the NHL and (iii) a corporate aircraft lease. The annual incentive awards, as adjusted, were paid in September 2024.
For 2023, this column reflects a one-time special bonus paid outside of MPIP to Mr. Granville-Smith in connection with forfeited compensation from his previous employer in connection with the commencement of his employment with the Company.
(3)This column reflects the aggregate grant date fair value of Company restricted stock units and performance stock units granted to the NEOs, without any reduction for risk of forfeiture, as calculated in accordance with Topic 718 on the date of grant. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to our financial statements included in our 2024 Form 10-K. The grant date fair value of the performance stock units is shown at target performance. The number of restricted stock units and performance stock units granted to the NEOs was determined based on the 20-trading day average closing market price on the day prior to the date such awards were approved by the Compensation Committee.
For the 2024 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2023. At the highest level of performance, the value of such 2024 performance stock units on the applicable grant date would be: $3,060,656 for Mr. Dolan; $995,327 for Mr. Granville-Smith; $597,232 for Ms. Mink; $497,842 for Mr. Lesane; $164,216 for Mr. Shvartsman and $1,181,928 for Mr. Hopkinson.
For the 2023 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2022, April 2023 and June 2023, as applicable. At the highest level of performance, the value of such 2023 performance stock units on the applicable grant date would be: $3,362,293 for Mr. Dolan; $656,061 for Ms. Mink; $437,427 for Mr. Lesane; $180,597 for Mr. Shvartsman and $1,306,316 for Mr. Hopkinson. Pursuant to the terms of his employment agreement, Mr. Granville-Smith did not receive a performance stock unit award during the 2023 fiscal year. With respect to Mr. Hopkinson, such amount includes an award granted in April 2023 to reflect, on a non-pro rata basis, a new target long-term incentive opportunity as a result of Mr. Hopkinson’s promotion to President and Chief Operating Officer in accordance with his new employment agreement effective September 2022.
For the 2022 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2021 and April 2022, as applicable. At the highest level of performance, the value of such 2022 performance stock units on the applicable grant date would be: $3,326,210 for Mr. Dolan; $625,591 for Ms. Mink; $209,345 for Mr. Lesane and $179,721 for Mr. Shvartsman. With respect to Mr. Dolan, such amount includes awards granted in April 2022 to reflect, on a non-pro rata basis, a new target long-term incentive opportunity as a result of Mr. Dolan’s new employment agreement effective April 2021. With respect to Ms. Mink and Mr. Lesane, such amounts include awards granted in April 2022 to reflect, on a pro rata basis, a new target long-term incentive opportunity as a result of, as applicable, (i) Ms. Mink’s new employment agreement effective January 2022 and (ii) Mr. Lesane’s promotion to Executive Vice President and General Counsel in accordance with his new employment agreement effective March 2022.
(4)For the 2024 figures, this column reflects the annual incentive award earned by each of the current NEOs with respect to performance during the fiscal year ended June 30, 2024 and paid in September 2024. With respect to Mr. Hopkinson, the 2024 figure reflects the prorated annual incentive award earned during the fiscal year ended June 30, 2024 for the period from July 1, 2023 through April 1, 2024 (his separation date from the Company). See “ —Termination and Severance” below for a description of the benefits paid in accordance with his employment agreement upon his separation. For the 2023 figures, this column reflects the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June 30, 2023 and paid in September 2023 (except with respect to Mr. Granville-Smith, who was not eligible for an annual incentive award for fiscal year 2023 pursuant his employment agreement). For the 2022 figures, this column reflects the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June 30, 2022 and paid in September 2022. With respect to Mr. Dolan, the 2022 figure also includes a payment received in December 2021 pursuant to his prior employment agreement of $384,247 for the period from April 17, 2021 (the effective date of his prior employment agreement) through June 30, 2021, reflecting the difference between the pro rata portion of his annual incentive award calculated based on the salary under his prior employment agreement and the pro rata portion of the annual incentive award paid to him previously for such period.
(5)For each period, this column represents the sum of the increase during such period in the present value of each individual’s accumulated Excess Cash Balance Plan account over the amount reported for the prior period. There were no above-market earnings on nonqualified deferred compensation. With respect to Mr. Lesane, the 2024, 2023 and 2022 figures exclude an increase in the present value of his accumulated MSGE Cash Balance Pension Plan accounts of $2,955, $1,961 and $1,160, respectively, as the MSGE Cash Balance Pension Plan is sponsored by MSG Entertainment. For more information regarding the NEOs’ pension benefits, please see the Pension Benefits table below.

(6)The table below shows the components of this column for the 2024 figures:

Name	Year	401(k) Plan Match ($)(a)	401(k) Plan Discretionary Contribution ($)(a)	Excess Savings Plan Match ($)(b)	Excess Savings Plan Discretionary Contribution ($)(b)	Life Insurance Premiums ($)(c)	MSG Cares Matching Gift Program ($)(d)	Perquisites ($)(e)	Separation Related Payments ($)(f)	Total ($)
Current NEOs
James L. Dolan	2024	—	—	50,000	18,750	—	—	301,890	—	370,640
David Granville-Smith	2024	12,308	4,950	16,000	1,373	2,448	—	—	—	37,079
Victoria M. Mink	2024	13,200	4,950	22,800	8,550	2,081	—	—	—	51,581
Jamaal T. Lesane	2024	13,239	4,950	14,031	5,262	1,714	5,000	12,300	—	56,496
Alexander Shvartsman	2024	13,938	4,950	3,462	1,298	991	—	—	—	24,639
Former Executive
David G. Hopkinson	2024	13,200	4,950	36,800	13,800	1,836	—	51,415	6,250,000	6,372,001
___________________
(a)These columns represent, for each individual, the Company’s share of the cost of a matching or a discretionary contribution by the Company on behalf of such individual under the Savings Plan, as applicable.
(b)These columns represent, for each individual, a matching or a discretionary contribution by the Company on behalf of such individual under the Excess Savings Plan, as applicable.
(c)This column represents amounts paid for each individual to participate in the Company’s group life insurance program. Mr. Dolan receives his life insurance benefits from MSG Entertainment.
(d)This column represents amount paid by the Company to eligible 501(c)(3) organizations as matching contributions for donations made by the NEOs under the MSG Cares Charitable Matching Gift Program.
(e)This column represents the aggregate estimated perquisites described in the table below. These perquisites were provided pursuant to arrangements between the Company, MSG Entertainment and Sphere Entertainment. For more information regarding the calculation of these perquisites, please see “Compensation Discussion & Analysis — Perquisites.”

Name	Year	Car and Driver ($)(I)	Aircraft ($)(II)	Executive Security ($)(III)	Tickets ($)(IV)	Other ($)(v)	Total ($)
Current NEOs
James L. Dolan	2024	68,727	173,163	*	*	60,000	301,890
David Granville-Smith	2024	*	*	*	*	*	**
Victoria M. Mink	2024	*	*	*	*	*	**
Jamaal T. Lesane	2024	*	*	*	12,300	*	12,300
Alexander Shvartsman	2024	*	*	*	*	*	**
Former Executive
David G. Hopkinson	2024	51,415	*	*	*	*	51,415
__________________

*Does not exceed the greater of $25,000 or 10% of the total amount of the perquisites of the NEO.
**The aggregate value of the perquisites in 2024 for the individual is less than $10,000.
(I)Amounts in this column for Messrs. Dolan and Hopkinson represent the Company’s share of the cost for personal use by such executive of MSG Entertainment vehicles, which includes commutation.
(II)As discussed under “Compensation Discussion & Analysis — Perquisites — Aircraft Arrangements,” the amounts in the table reflect the Company’s share of the incremental cost for personal use of aircraft (see “Transactions with Related Parties — Aircraft Arrangements”), as well as personal helicopter use primarily for commutation.
(III)The amounts in this column represent the Company’s share of the cost for Mr. Dolan’s participation in MSG Entertainment’s executive security programs (including cybersecurity and connectivity).
(IV)The amounts in this column represent the Company’s incremental cost with respect to tickets provided to guests of the NEO to an NBA event.
(V)As discussed under “Compensation Discussion & Analysis — Perquisites — Other,” the amounts in this column reflect amounts paid by the Company for the reasonable fees of Mr. Dolan’s legal advisers and compensation consultants incurred by him in connection with the negotiation and preparation of his renewal employment agreement, in accordance with the terms of such agreement.
(f)As previously discussed, Mr. Hopkinson ceased to be President and Chief Operating Officer and an executive officer of the Company effective April 1, 2024, which was a termination without “cause” under his employment agreement. See “—Termination and Severance—Benefits Payable to Mr. Hopkinson as a Result of Separation” for a description of the benefits paid to Mr. Hopkinson upon his separation from the Company.
(7)Effective May 29, 2024, Mr. Dolan was appointed Chief Executive Officer (in addition to Executive Chairman).
(8)Effective June 15, 2023, Mr. Granville-Smith was appointed Executive Vice President.
(9)Effective March 21, 2022, Mr. Lesane was appointed Executive Vice President and General Counsel, and effective September 9, 2022, Mr. Hopkinson was appointed President and Chief Operating Officer. Effective April 1, 2024, Mr. Hopkinson separated from the Company and ceased to be President and Chief Operating Officer, and Mr. Lesane was appointed Interim President and Chief Operating Officer (in addition to Executive Vice President and General Counsel). Effective July 1, 2024, Mr. Lesane was appointed Chief Operating Officer (on a non-interim basis).

2024 GRANTS OF PLAN-BASED AWARDS
The table below presents information regarding awards granted during the fiscal year ended June 30, 2024 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and equity incentive plan awards of restricted stock units and performance stock units.

Name	Year	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current NEOs
James L. Dolan	2024	8/28/2023	(2)		2,500,000	5,000,000
	2024	8/28/2023	(3)				13,983	15,537	17,091		2,782,366
	2024	8/28/2023	(4)							15,537	2,782,366
David Granville-Smith	2024	8/28/2023	(2)		800,000	1,600,000
	2024	8/28/2023	(3)				4,548	5,053	5,558		904,891
	2024	8/28/2023	(4)							5,053	904,891
Victoria M. Mink	2024	8/28/2023	(2)		900,000	1,800,000
	2024	8/28/2023	(3)				2,729	3,032	3,335		542,971
	2024	8/28/2023	(4)							3,032	542,971
Jamaal T. Lesane	2024	8/28/2023	(2)		750,000	1,500,000
	2024	8/28/2023	(3)				2,274	2,527	2,780		452,535
	2024	8/28/2023	(4)							2,527	452,535
Alexander Shvartsman	2024	8/28/2023	(2)		174,000	348,000
	2024	8/28/2023	(3)				751	834	917		149,353
	2024	8/28/2023	(4)							834	149,353
Former Executive
David G. Hopkinson	2024	8/28/2023	(2)		1,875,000	3,750,000
	2024	8/28/2023	(3)				5,400	6,000	6,600		1,074,480
	2024	8/28/2023	(4)							6,000	1,074,480
__________________

(1)This column reflects the aggregate grant date fair value of the restricted stock unit awards and performance stock unit awards, as applicable, granted to each NEO in the 2024 fiscal year without any reduction for risk of forfeiture as calculated in accordance with Topic 718 as of the date of grant. The grant date fair value of the performance stock units is shown at target performance. At the highest level of performance, the value of the performance stock units on the applicable grant date would be: $3,060,656 for Mr. Dolan; $995,327 for Mr. Granville-Smith; $597,232 for Ms. Mink; $497,842 for Mr. Lesane; $164,216 for Mr. Shvartsman and $1,181,928 for Mr. Hopkinson.
(2)This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s MPIP for performance in the fiscal year ended June 30, 2024. Each of the NEOs is assigned a target bonus which is a percentage of the NEO’s base salary as of such fiscal year end. There is no threshold amount for annual incentive awards. The amounts of annual incentive awards actually paid in September 2024 for performance in the 2024 fiscal year are disclosed in the Bonus and Non-Equity Incentive Plan Compensation columns and related footnotes thereto of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Cash Incentives.”
(3)This row reflects the threshold, target and maximum number of performance stock units awarded in the fiscal year ended June 30, 2024. Each performance stock unit award was granted with a target number of units, with an actual payment based upon the achievement of performance targets. These grants of performance stock units, which were made under the Employee Stock Plan, will vest upon the later of September 15, 2026 and the date of certification of achievement against pre-determined performance goals measured in the 2026 fiscal year, subject to continued employment requirements and employment agreement and award terms (as applicable), except with respect to Mr. Hopkinson, whose fiscal year 2024 performance stock units will vest on the date of certification of achievement against pre-determined performance goals measured in the 2026 fiscal year in accordance with his employment agreement. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Performance Stock Units” and “—Employment Agreements.”
(4)This row reflects the number of restricted stock units awarded in the fiscal year ended June 30, 2024. These grants of restricted stock units, which were made under the Employee Stock Plan, vest in three equal installments on September 15, 2024, 2025 and 2026, subject to continued employment requirements and employment agreement and award terms (as applicable), except with respect to Mr. Hopkinson, whose fiscal year 2024 restricted stock units vested upon his separation date in accordance with his employment agreement. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Restricted Stock Units” and “—Employment Agreements.”

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2024
The table below shows the aggregate number and value of unvested restricted stock units and performance stock units outstanding (assuming target performance) for each NEO, in each case, as of June 30, 2024.

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Current NEOs
James L. Dolan	87,700	(2)	16,499,001
David Granville-Smith	29,614	(3)	5,571,282
Victoria M. Mink	17,069	(4)	3,211,191
Jamaal T. Lesane	10,791	(5)	2,030,111
Alexander Shvartsman	4,759	(6)	895,311
Former Executive
David G. Hopkinson	17,216	(7)	3,238,846
___________________
(1)Calculated using the closing market price of Class A Common Stock on the NYSE on June 28, 2024 of $188.13 per share.
(2)With respect to Mr. Dolan, the total in this column represents 3,758 restricted stock units (from an original award of 11,273 restricted stock units) and 11,273 target performance stock units granted as long-term incentive awards on August 19, 2021, 2,430 restricted stock units (from an original award of 7,290 restricted stock units) and 7,290 target performance stock units granted as long-term incentive awards on April 25, 2022, 12,750 restricted stock units (from an original award of 19,125 restricted stock units) and 19,125 target performance stock units granted as long-term incentive awards on August 29, 2022 and 15,537 restricted stock units and 15,537 target performance stock units granted as long-term incentive awards on August 28, 2023. The restricted stock units granted on April 25, 2022, vest in three equal installments on September 15, 2022, 2023 and 2024. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(3)With respect to Mr. Granville-Smith, this column represents a one-time special award of 19,508 restricted stock units granted as long-term incentive awards on June 15, 2023 in accordance with his new employment agreement and which was intended to compensate him for forfeited compensation from his previous employer and 5,053 restricted stock units and 5,053 target performance stock units granted as long-term incentive awards on August 28, 2023. The restricted stock units granted on June 15, 2023 vest ratably over three years on September 15, 2024, 2025 and 2026. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30th of the applicable year. All vestings are subject to continued employment and employment agreement and award terms (as applicable).
(4)With respect to Ms. Mink, the total in this column represents an award of 1,149 restricted stock units (from an original award of 3,445 restricted stock units) and 3,445 target performance stock units granted as long-term incentive awards on August 19, 2021, 48 restricted stock units (from an original award of 143 restricted stock units) and 143 target performance stock units granted as long-term incentive awards on April 25, 2022, 2,488 restricted stock units (from an original award of 3,732 restricted stock units) and 3,732 target performance stock units granted on August 29, 2022 and 3,032 restricted stock units and 3,032 target performance stock units granted as long-term incentive awards on August 28, 2023. The restricted stock units granted on April 25, 2022 vest in three equal installments on September 15, 2022, 2023 and 2024. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(5)With respect to Mr. Lesane, the total in this column represents an award of 345 restricted stock units (from an original award of 1,034 restricted stock units) and 1,034 target performance stock units granted as long-term incentive awards on August 19, 2021, 53 restricted stock units (from an original award of 158 restricted stock units) and 158 target performance stock units granted as long-term incentive awards on April 25, 2022, 1,659 restricted stock units (from an original award of 2,488 restricted stock units) and 2,488 target performance stock units granted as long-term incentive awards on August 29, 2022 and 2,527 restricted stock units and 2,527 target performance stock units granted as long-term incentive awards on August 28, 2023. The restricted stock units granted on April 25, 2022 vest in three equal installments on September 15, 2022, 2023 and 2024. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(6)With respect to Mr. Shvartsman, the total in this column represents an award of 345 restricted stock units (from an original award of 1,034 restricted stock units) and 1,034 target performance stock units granted as long-term incentive awards on August 19, 2021, 685 restricted stock units (from an original award of 1,027 restricted stock units) and 1,027 target performance stock units granted as long-term incentive awards on August 29, 2022 and 834 restricted stock units and 834 target performance stock units granted as long-term incentive awards on August 28, 2023. All restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(7)With respect to Mr. Hopkinson, the total in this column represents 3,915 target performance stock units granted as long-term incentive awards on August 19, 2021, 304 target performance stock units granted as long-term incentive awards on April 25, 2022, 5,209 target performance stock units granted as long-term incentive awards on August 29, 2022, 1,788 target performance stock units granted as long-term incentive awards on April 25, 2023 and 6,000 target performance stock units granted as long-term incentive awards on August 28, 2023. All performance stock units cliff-vest upon the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. None of Mr. Hopkinson’s vestings are subject to continued employment requirements.

2024 STOCK VESTED
The table below shows restricted stock unit awards that vested during the fiscal year ended June 30,
2024. No stock options were exercised in the fiscal year ended June 30, 2024.

	Restricted Stock Units
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Current NEOs
James L. Dolan	28,270	5,036,301
David Granville-Smith	—	—
Victoria M. Mink	7,240	1,289,806
Jamaal T. Lesane	2,668	475,304
Alexander Shvartsman	2,128	379,103
Former Executive
David G. Hopkinson	19,017	3,453,792
___________________
(1)Calculated using the closing market price of Class A Common Stock on the NYSE on the vesting dates (or the immediately preceding business day, if the vesting date was not a business day), September 15, 2023 and April 1, 2024, of $178.15 and $183.61 per share, respectively.

2024 PENSION BENEFITS
The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each NEO, under our defined benefit pension plans as of June 30, 2024:

Name	Plan Name(1)	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)(2)
Current NEOs
James L. Dolan	MSGE Cash Balance Pension Plan	0	(3)	—
	Excess Cash Balance Plan	7	(3)	288,540
David Granville-Smith	MSGE Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
Victoria M. Mink	MSGE Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
Jamaal T. Lesane	MSGE Cash Balance Pension Plan	0	(5)	—
	Excess Cash Balance Plan	0	(5)	—
Alexander Shvartsman	MSGE Cash Balance Pension Plan	0	(5)	—
	Excess Cash Balance Plan	0	(5)	—
Former Executive
David G. Hopkinson	MSGE Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
___________________
(1)Accruals under both the MSGE Cash Balance Pension Plan and the Excess Cash Balance Plan were frozen as of December 31, 2015.
(2)Additional information concerning Pension Plans and Postretirement Plan assumptions is set forth in Note 14 to our financial statements included in our 2024 Form 10-K.
(3)Mr. Dolan does not participate in the MSGE Cash Balance Pension Plan. Mr. Dolan commenced participation in the Excess Cash Balance Plan in connection with the MSGS Distribution. Amounts accrued by Mr. Dolan prior to the MSGS Distribution under MSG Networks’ excess cash balance plan were transferred to the Excess Cash Balance Plan and remained with the Company following the SPHR Distribution. The number of years of credited service under the Excess Cash Balance Plan includes the period of Mr. Dolan’s participation in MSG Networks’ excess cash balance plan.
(4)Mr. Granville-Smith, Ms. Mink and Mr. Hopkinson commenced employment after the MSGE Cash Balance Pension Plan and the Excess Cash Balance Plan were frozen and therefore are not eligible to participate.
(5)The liability for Messrs. Lesane’s benefits under the MSGE Cash Balance Plan was transferred to MSG Entertainment in connection with the MSGE Distribution, and Mr. Shvartsman no longer has any balance under the MSGE Cash Balance Plan. Messrs. Lesane and Shvartsman do not participate in the Excess Cash Balance Plan.

The Company maintains several benefit plans for our executive officers. The material terms and conditions are discussed below.
MSGE Cash Balance Pension Plan
Prior to the SPHR Distribution, the Company sponsored the MSGE Cash Balance Pension Plan. The MSGE Cash Balance Pension Plan is currently sponsored by MSG Entertainment. The MSGE Cash Balance Pension Plan is a tax-qualified defined benefit plan for participating employees, including certain executive officers. All benefits under the MSGE Cash Balance Pension Plan are provided by MSG Entertainment. The MSGE Cash Balance Pension Plan was frozen to future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits). Under the MSGE Cash Balance Pension Plan, a notional account is maintained for each participant, which consists of (i) annual allocations made by the Company as of the end of each year on behalf of each participant who has completed 800 hours of service during the year that range from 3% to 9% of the participant’s compensation, based on the participant’s age and (ii) monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Compensation includes all direct cash compensation received while a participant as part of the participant’s primary compensation structure (excluding bonuses, fringe benefits, and other compensation that is not received on a regular basis), and before deductions for elective deferrals, subject to applicable IRS limits.
A participant’s interest in the MSGE Cash Balance Pension Plan is subject to vesting limitations for the first three years of employment. A participant’s account also vests in full upon his or her termination due to death, disability or retirement after attaining age 65. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the cash balance account. Any amounts remaining in the MSGE Cash Balance Pension Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect a single life annuity or a lump sum.

Excess Cash Balance Plan
The Excess Cash Balance Plan is a nonqualified deferred compensation plan that is intended to provide eligible participants with a portion of their overall benefit that they would accrue under the MSGE Cash Balance Pension Plan but for Internal Revenue Code of 1986, as amended (“Code”) limits on the amount of compensation (as defined in the MSGE Cash Balance Pension Plan) that can be taken into account in determining benefits under tax-qualified plans. The Excess Cash Balance Plan was frozen to future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits). The Company maintains a notional excess cash balance account for each eligible participant, and for each calendar year, credits these accounts with the portion of the allocation that could not be made on his or her behalf under the MSGE Cash Balance Pension Plan due to the compensation limitation. In addition, the Company credits each notional excess cash balance account monthly with interest at the same rate used under the MSGE Cash Balance Pension Plan. A participant vests in the excess cash balance account according to the same schedule in the MSGE Cash Balance Pension Plan. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company.
Savings Plan
Under the Savings Plan, participating employees, including the NEOs, may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after tax-basis by participating employees and (b) a discretionary non-elective contribution by the applicable employer. In the event of a change in employment among the Company, MSG Entertainment, Sphere Entertainment or any of their respective subsidiaries, the cost of the matching contribution or any discretionary contribution made to such individual during the applicable calendar year is equitably shared among the applicable companies to reflect the portion of the year such individual was employed by such company.

Excess Savings Plan
The Excess Savings Plan is an unfunded, nonqualified deferred compensation plan that operates in conjunction with the Savings Plan. An employee is eligible to participate in the Excess Plan for a calendar year if his or her compensation (as defined in the Savings Plan) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($345,000 in calendar year 2024) and he or she makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Savings Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($23,000 for calendar year 2024) can continue to make contributions under the Excess Savings Plan of up to 4% of his or her eligible pay. In addition, the Company provides (a) matching contributions equal to 100% of the first 4% of eligible pay contributed by participating employees and (b) a discretionary non-elective contribution by the Company. Account balances under the Excess Savings Plan are credited monthly with the rate of return earned determined by reference to a deemed investment fund offered as an investment alternative under the Savings Plan. Distributions of vested benefits are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.
Executive Deferred Compensation Plan
Under the EDC Plan, participating employees, including the NEOs, may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDC Plan. The EDC Plan does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDC Plan does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years.

2024 NONQUALIFIED DEFERRED COMPENSATION
The table below shows (i) the contributions made by each NEO and the Company during the fiscal year ended June 30, 2024, (ii) aggregate earnings on each NEO’s account balance during the fiscal year ended June 30, 2024 and (iii) the account balance of each of our NEOs under the Excess Savings Plan and the EDC Plan as of June 30, 2024, as applicable. For contributions, earnings and balances with respect to the participation of Mr. Dolan in MSG Entertainment’s and Sphere Entertainment’s Excess Savings Plans, see MSG Entertainment’s and Sphere Entertainment’s 2024 Definitive Proxy Statements, respectively.

Name	Plan Name	Executive Contributions in FY 2024 ($)(1)	Registrant Contributions in FY 2024 ($)(2)	Aggregate Earnings in FY 2024 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of FY 2024 ($)
Current NEOs
James L. Dolan	Excess Savings Plan	50,000	68,750	36,477	—	993,462
	EDC Plan	—	—	—	—	—
David Granville-Smith	Excess Savings Plan	22,800	17,373	799	—	40,972
	EDC Plan	—	—	—	—	—
Victoria M. Mink	Excess Savings Plan	34,773	31,350	11,228	—	321,316
	EDC Plan	1,169,100	—	568,120	—	3,274,975
Jamaal T. Lesane	Excess Savings Plan	17,731	19,292	2,230	—	75,603
	EDC Plan	422,175	—	166,707	—	1,285,446
Alexander Shvartsman	Excess Savings Plan	4,090	4,760	809	—	24,850
	EDC Plan	—	—	—	—	—
Former Executive
David G. Hopkinson	Excess Savings Plan	33,995	50,600	8,719	—	265,825
	EDC Plan	—	—	—	—	—
___________________
(1)These amounts represent a portion of the NEOs’ salaries and/or annual cash incentives, which are included in the numbers reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table that the NEOs contributed to (i) the Excess Savings Plan and (ii) the EDC Plan.
(2)These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.
(3)These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

EMPLOYMENT AGREEMENTS
Each of our NEOs had an employment agreement with the Company in the fiscal year ended June 30, 2024. The Company entered into a renewal employment agreement with Mr. Dolan, effective July 1, 2024, which replaces his prior employment agreement. Set forth below is a description of the agreements between the Company and each of Messrs. Dolan and Granville-Smith, Ms. Mink, and Messrs. Lesane, Shvartsman and Hopkinson.
As noted above in the Compensation Discussion & Analysis, Mr. Dolan also serves as an executive officer of MSG Entertainment and Sphere Entertainment and Mr. Granville-Smith also serves an executive officer of Sphere Entertainment and a non-executive officer employee of AMC Networks. Such MSG Entertainment, Sphere Entertainment and AMC Networks employment arrangements are pursuant to employment agreements between Messrs. Dolan and Granville-Smith and each of MSG Entertainment, Sphere Entertainment and AMC Networks, as applicable (which are not described herein). For a description of Messrs. Dolan’s and Granville-Smith’s employment agreements with MSG Entertainment and Sphere Entertainment, as applicable, see MSG Entertainment’s and Sphere Entertainment’s 2024 Definitive Proxy Statements, respectively.
James L. Dolan
On April 20, 2023, the Company amended and restated the existing employment agreement with Mr. Dolan dated December 27, 2021, which was effective April 17, 2021, which provided for Mr. Dolan’s employment as the Executive Chairman of the Company. The amended and restated agreement recognized that Mr. Dolan would be employed by MSG Entertainment and Sphere Entertainment during his employment with the Company.
The employment agreement provided for an annual base salary of not less than $1,250,000 and eligibility to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to not less than 200% of his annual base salary. Mr. Dolan was not eligible for our standard benefits program, with the exception of

Mr. Dolan’s participation in the Company’s Excess Saving Plan and EDC Plan, with his full Company salary being used to determine applicable benefits under the Company’s Excess Savings Plan; provided that if Mr. Dolan’s employment with MSG Entertainment had terminated while Mr. Dolan remained employed by the Company, then he would have been eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans. Starting with the fiscal year beginning July 1, 2021, Mr. Dolan was eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that were made available to similarly situated executives at the Company, with an aggregate annual target value of not less than $6,150,000.
Pursuant to his employment agreement, Mr. Dolan received (i) a payment, for the period from April 17, 2021 through June 30, 2021, equal to the difference between the base salary under the agreement and the base salary paid to him previously for such period; (ii) a payment, for the period from April 17, 2021 through June 30, 2021, equal to difference between the pro rata portion of his annual bonus calculated based on the base salary under the agreement and the pro rata portion of the annual bonus paid to him previously for such period and (iii) a mid-year grant with an aggregate target value of $2,550,000, as determined by the Compensation Committee, to reflect the increase in his target annual long-term award over the award for the 2022 fiscal year previously granted to him in August 2021.
If, on or prior to June 30, 2024 (the “Dolan Scheduled Expiration Date”), Mr. Dolan’s employment was either terminated by the Company for any reason other than “cause” (as defined in the agreement), or was terminated by Mr. Dolan for “good reason” (as defined in the agreement) and cause did not then exist (a “Qualifying Termination”), then, subject to Mr. Dolan’s execution of a separation agreement, the Company would have provided him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Dolan’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c)
each of Mr. Dolan’s outstanding unvested long-term cash awards would have immediately vested in full and would have been payable to Mr. Dolan to the same extent that other similarly situated active executives received payment; (d) all of the time-based restrictions on each of Mr. Dolan’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) would have immediately been eliminated and such restricted stock and restricted stock units would have been payable or deliverable to Mr. Dolan subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Dolan’s outstanding unvested stock options and stock appreciation awards would have immediately vested.
If Mr. Dolan’s employment was terminated due to his death or disability before the Dolan Scheduled Expiration Date, and at such time cause did not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary would have been provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards would have immediately vested in full, whether or not subject to performance criteria and would have been payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award was subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount would have been at the target amount for such award, and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award would have been at the same time and to the same extent that other similarly situated executives received payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
If Mr. Dolan’s employment was terminated after the Dolan Scheduled Expiration Date due to a Qualifying Termination, death or disability, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary would have been provided with the benefits and rights set forth in clauses (c), (d) and (e) above. Following the Dolan Scheduled Expiration Date, Mr. Dolan would no longer have been entitled to the benefits and rights set forth in clauses (a) and (b) above in the event of a Qualifying Termination and certain provisions of Mr. Dolan’s employment agreement regarding annual cash and equity compensation would have no longer continue in effect with respect to services following such date.
The employment agreement contained certain covenants by Mr. Dolan, including a non-competition agreement restricting Mr. Dolan’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
Effective July 1, 2024, the Company entered into a renewal employment agreement with Mr. Dolan. The terms of the renewal employment agreement are substantially similar to the terms of the prior employment agreement, except: (i) Mr. Dolan’s base salary increased to $1,600,000; (ii) the aggregate value of his annual long-term awards increased to $7,800,000; and (iii) the Dolan Scheduled Expiration Date is now June 30, 2027.
David Granville-Smith
In connection with Mr. Granville-Smith’s appointment as Executive Vice President, the Company entered into an employment agreement with Mr. Granville-Smith dated June 15, 2023, which was effective as of June 15, 2023 (the “Granville-Smith Effective Date”). The agreement recognizes that Mr. Granville-Smith is employed by Sphere Entertainment and AMC Networks during his employment with the Company.
The employment agreement provides for an annual base salary of not less than $800,000 and, commencing with the Company’s fiscal year starting July 1, 2023, an annual target bonus opportunity equal to not less than 100% of annual base salary. Mr. Granville-Smith is eligible, subject to his continued employment by the Company, to participate, commencing with the Company’s fiscal year starting July 1, 2023, in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Granville-Smith will receive one or more annual long-term awards with an aggregate target value of not less than $1,700,000. Notwithstanding the foregoing, in connection with Mr. Granville-Smith’s continuing employment with the Company, the award issued to Mr. Granville-Smith in August 2023 had an annual target value of $2,000,000.
Mr. Granville-Smith received a one-time special award of restricted stock units with an aggregate grant date fair value of $3,500,000, which was granted on the Granville-Smith Effective Date and is subject to three-year vesting. In connection with the commencement of his employment with the Company, Mr. Granville-Smith also received a one-time special cash payment of $925,000, paid within 30 days after the Granville-Smith Effective Date. If Mr. Granville-Smith’s employment with the Company terminated prior to the first anniversary of the commencement of his employment as a result of (a) an involuntary termination by the Company for “cause” (as defined in the agreement) or (b) his resignation (other than for “good reason” (as defined in the agreement)), then Mr. Granville-Smith would have been required to refund to the Company the full amount of the special cash award.
Mr. Granville-Smith is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, on or prior to June 15, 2028 (the “Granville-Smith Scheduled Expiration Date”), Mr. Granville-Smith’s employment is either terminated by the Company for any reason other than cause, or is terminated by Mr. Granville-Smith for good reason and cause does not then exist, then, subject to Mr. Granville-Smith’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Granville-Smith’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Granville-Smith’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Granville-Smith to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Granville-Smith’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Granville-Smith subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Granville-Smith’s outstanding unvested stock options and stock appreciation awards will immediately vest.

If Mr. Granville-Smith’s employment is terminated due to his death or disability before the Granville-Smith Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
The employment agreement contains certain covenants by Mr. Granville-Smith, including a non-competition agreement restricting Mr. Granville-Smith’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
Victoria M. Mink
On November 17, 2021, Ms. Mink and the Company entered into a new employment agreement, effective as of January 1, 2022, which replaced her prior agreement and provides for Ms. Mink’s continued employment as the Executive Vice President, Chief Financial Officer and Treasurer of the Company.
The employment agreement provides for an annual base salary of not less than $900,000 (subject to annual review and increase in the discretion of our Compensation Committee). Ms. Mink is eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus equal to not less than 100% of her annual base salary. Ms. Mink will also participate in future long-term incentive programs that are made available to similarly situated executives of the Company, subject to Ms. Mink’s continued employment by the Company and actual grant by the Compensation Committee. It is expected that Ms. Mink will receive one or more annual long-term awards with an aggregate target value of not less than $1,200,000.
Ms. Mink is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
Pursuant to her employment agreement, Ms. Mink received, as determined by the Compensation Committee, a mid-year grant with a target value of $50,000 to reflect the increased target value for the 2022 fiscal year pro-rated for six months of the 2022 fiscal year.
If, on or prior to December 31, 2024 (the “Mink Scheduled Expiration Date”), Ms. Mink’s employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Ms. Mink for “good reason” (as defined in the agreement) and so long as “cause” does not then exist, then, subject to Ms. Mink’s execution of a separation agreement with the Company, the Company will provide her with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Ms. Mink’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Ms. Mink’s outstanding long-term cash awards will immediately vest in full and will be payable to Ms. Mink to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Ms. Mink’s outstanding unvested restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and will be payable or deliverable to Ms. Mink subject to satisfaction of any applicable performance criteria; and (e) each of Ms. Mink’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.
If Ms. Mink’s employment is terminated due to her death or disability prior to the Mink Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), she or her estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of her outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria and will be payable; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
The employment agreement contains certain covenants by Ms. Mink including a non-competition agreement restricting Ms. Mink’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Company.
Jamaal T. Lesane
In connection with Mr. Lesane’s appointment as Executive Vice President and General Counsel, Mr. Lesane and the Company entered into an employment agreement dated March 17, 2022, which was effective as of March 21, 2022.
Pursuant to the employment agreement, Mr. Lesane received an annual base salary of not less than $550,000 (subject to annual review and increase in the discretion of our Compensation Committee). He was eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 75% of his annual base salary. He was also eligible, subject to his continued employment by the Company and actual grant by the Compensation Committee, to participate in such future long-term incentive programs made available to similarly situated executives at the Company, with an expected aggregate annual target value of not less than $550,000. Any such awards were subject to actual grant by the Compensation Committee and were pursuant to the applicable plan document and the terms and conditions established by the Compensation Committee in its sole discretion. Mr. Lesane was eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
Pursuant to his employment agreement, Mr. Lesane received, as determined by the Compensation Committee, a mid-year grant with a target value of
$55,000 to reflect the increased target value for the 2022 fiscal year pro-rated for the final three months of the 2022 fiscal year.
If, on or prior to March 20, 2025 (the “Lesane Scheduled Expiration Date”), Mr. Lesane’s employment with the Company was terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Lesane for “good reason” (as defined in the agreement) and so long as “cause” did not then exist, then, subject to Mr. Lesane’s execution of a separation agreement with the Company, the Company would have provided him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Lesane’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Lesane’s outstanding long-term cash awards would have immediately vested in full and would have been payable to Mr. Lesane to the same extent that other similarly situated active executives received payment; (d) all of the time-based restrictions on each of Mr. Lesane’s outstanding unvested restricted stock or restricted stock units (including restricted stock units subject to performance criteria) would have immediately been eliminated and would have been payable or deliverable to Mr. Lesane subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Lesane’s outstanding stock options and stock appreciation awards under the plans of the Company would have immediately vested.
If Mr. Lesane’s employment was terminated due to his death or disability prior to the Lesane Scheduled Expiration Date, and at such time cause did not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary would have been provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards would have immediately vested in full, whether or not subject to performance criteria and would have been payable; provided, that if any such long-term cash award were subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount would have been at the target amount for such award, and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award would have been at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
The employment agreement contained certain covenants by Mr. Lesane, including a non-competition agreement restricting Mr. Lesane’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
Effective July 1, 2024, the Company entered into a new employment agreement with Mr. Lesane which superseded and replaced the prior agreement. The terms of the new employment agreement are substantially similar to the terms of the prior employment agreement, except: (i) Mr. Lesane’s title changed to Chief Operating Officer; (ii) Mr. Lesane’s base salary increased to $1,000,000; (iii) Mr. Lesane’s target annual bonus opportunity increased to 125% of his annual base salary; (iv) the aggregate value of his annual long-term awards increased to $1,500,000; and (iii) the Lesane Scheduled Expiration Date is now June 30, 2027.
Alexander Shvartsman
On April 25, 2023, the Company entered into an employment agreement with Alexander Shvartsman, effective as of April 17, 2023. The agreement replaced his prior agreement and provides for Mr. Shvartsman’s continued employment as the Senior Vice President, Controller and Principal Accounting Officer of the Company.
Pursuant to the employment agreement Mr. Shvartsman receives an annual base salary of not less than $435,000. He is eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to not less than 40% of his base salary. He is eligible, subject to his continued employment by the Company and actual grant by the Compensation Committee, to participate in such long-term incentive programs that are made available in the future to similarly situated executives at the Company, with an expected aggregate annual target value of not less than $330,000. Any such awards are subject to actual grant by the Compensation Committee, and are pursuant to the applicable plan document and the terms and conditions established by the Compensation Committee in its sole discretion. Mr. Shvartsman is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, prior to April 17, 2026, Mr. Shvartsman’s employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Shvartsman for “good reason” (as defined in the agreement) and so long as “cause” does not then exist, then, subject to Mr. Shvartsman’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than the sum of Mr. Shvartsman’s annual base salary and annual target bonus; and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.
The employment agreement contains certain covenants by Mr. Shvartsman including a non-competition agreement restricting Mr. Shvartsman’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
David G. Hopkinson
Mr. Hopkinson served as President and Chief Operating Officer until April 1, 2024, at which time he ceased to be an executive officer of the Company. On April 17, 2024, Mr. Hopkinson entered into a separation agreement with the Company consistent with the terms of his employment agreement.
In connection with Mr. Hopkinson’s appointment as President and Chief Operating Officer on September 9, 2022, the Company entered into a new employment agreement with Mr. Hopkinson, effective as of September 9, 2022, which replaced his prior employment agreement with the Company. The employment agreement provided for an annual base salary of not less than $1,250,000 (subject to annual review and increase in the discretion of our Compensation Committee). Mr. Hopkinson was eligible to participate in the Company’s discretionary annual cash incentive program with an annual target bonus equal to not less than 150% of his annual base salary. Mr. Hopkinson was also eligible to participate in future long-term incentive programs that were made available to similarly situated executives of the Company, subject to Mr. Hopkinson’s continued employment by the Company. It was expected that Mr. Hopkinson would receive annual grants of cash and/or equity long-term incentive awards with an aggregate target value of not less than $2,375,000 as determined by the Compensation Committee in its discretion. Mr. Hopkinson was eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
Pursuant to his employment agreement, Mr. Hopkinson received a mid-year grant, as determined by the Compensation Committee, with a target value of $700,000 to reflect the increased target value for the 2023 fiscal year.
If, on or prior to September 9, 2025 (the “Hopkinson Scheduled Expiration Date”), Mr. Hopkinson’s employment with the Company was terminated (i) by the Company other than for “cause” (as defined in the agreement) or (ii) by Mr. Hopkinson for “good reason” (as defined in the agreement) and so long as “cause” did not then exist, then, subject to Mr. Hopkinson’s execution of a separation agreement with the Company, the Company would provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Hopkinson’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Hopkinson’s outstanding long-term cash awards would have immediately vested in full and would have been payable to Mr. Hopkinson to the same extent that other similarly situated active executives received payment; (d) all of the time-based restrictions on each of Mr. Hopkinson’s outstanding unvested restricted stock or restricted stock units (including restricted stock units subject to performance criteria) would have immediately been eliminated and would have been payable or deliverable to Mr. Hopkinson subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Hopkinson’s outstanding stock options and stock appreciation awards under the plans of the Company would have immediately vested.
If Mr. Hopkinson ceased to be an employee of the Company prior to the Hopkinson Scheduled Expiration Date due to death or disability, and at such time “cause” did not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary would have been provided with the benefits and rights set forth in (b), (d) and (e) above. Additionally, each of Mr. Hopkinson’s outstanding long-term cash awards would have immediately vested in full, whether or not subject to performance criteria, and would have been payable; provided that if any such award was subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount would have been at the target amount for such award and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment of such award would have been at the same time and to the extent that other similarly situated executives received payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria). The employment agreement contained certain covenants by Mr. Hopkinson including a non-competition covenant restricting Mr. Hopkinson’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

TERMINATION AND SEVERANCE
This section describes the payments that would be received by our NEOs who were employed by the Company as of June 30, 2024 upon various terminations of employment scenarios. The information under “Separation from the Company” assumes that each NEO was employed by the Company under his or her applicable employment agreement, and his or her employment terminated as of June 28, 2024 (the last business day of the 2024 fiscal year). This information is presented to illustrate the payments such NEOs would have received from the Company under the various termination scenarios.

Separation from the Company
Payments may be made to NEOs upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company without cause, termination by the Company with cause, termination by the NEO for good reason, other voluntary termination by the NEO, retirement, death, disability, or termination following a change in control of the Company or following a going private transaction. Certain of these circumstances are addressed in the employment agreement between the Company and each NEO. For a description of termination provisions in the employment agreements with our NEOs, please see “— Employment Agreements” above. In addition, award agreements for long-term incentives also address some of these circumstances.
Award Agreement Terms in the Event of a Change in Control or Going Private Transaction
The award agreements governing the restricted stock units of the Company provide that upon a change in control or going private transaction of the Company, the applicable NEO will be entitled to either (in the successor entity’s discretion) (a) cash equal to the unvested restricted stock units multiplied by the per share price paid in the change in control or going private transaction, or (b) only if the successor entity is a publicly-traded company, a replacement restricted stock unit award from the successor entity with the same terms. Any such cash award as provided in clause (a) above would be payable, and any replacement restricted stock unit award as provided in clause (b) above would vest, upon the earliest of (i) the date the restricted stock units were originally scheduled to vest so long as the applicable NEO remains continuously employed by the Company, MSG Entertainment, Sphere Entertainment or any of their respective subsidiaries and if such entities remain affiliates of the Company, (ii) death, (iii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, a subsidiary or the successor entity, or (iv) only if the successor entity elects clause (b) above, upon a resignation without “good reason” from the Company, a subsidiary or the successor entity that is at least six months, but no more than nine months, following the change in control or going private transaction.
The award agreements governing the performance stock units of the Company provide that upon a change in control or going private transaction of the Company, the unvested performance stock units will vest at the target level and be payable (i) upon a change in control, regardless of whether the applicable NEO’s employment is terminated, or (ii) following a going private transaction, upon the earlier of (x) July 1, 2024 (in the case of the fiscal year 2022 awards), July 1, 2025 (in the case of fiscal year 2023 awards) or July 1, 2026 (in the case of 2024 fiscal year awards) if the applicable NEO is employed by the Company, MSG Entertainment, Sphere Entertainment or any of their respective subsidiaries and if such entities remain affiliates of the Company, (y) death or (z) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, a subsidiary or the successor entity.
Quantification of Termination and Severance
The following tables set forth a quantification of estimated severance and other benefits payable by the Company to the NEOs who were employed by the Company as of June 30, 2024 under various circumstances regarding the termination of their employment. In calculating these amounts, we have taken into consideration or otherwise assumed the following:
•Termination of employment occurred after the close of business on June 28, 2024.
•We have valued equity awards (other than stock options) using the closing market price of our Class A Common Stock of $188.13 on the NYSE on June 28, 2024.
•We have valued stock options at their intrinsic value equal to the closing market price of our Class A Common Stock of $188.13 on the NYSE on June 28, 2024, less the per share exercise price, multiplied by the number of shares underlying the stock options.
•In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Code Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.
•We have assumed that all performance objectives for performance-based long-term incentive awards are achieved (but not exceeded).
•We have assumed that on June 28, 2024, each NEO who was also simultaneously employed by MSG Entertainment, Sphere Entertainment or both is simultaneously terminated from the Company, MSG Entertainment and Sphere Entertainment, as applicable.
For the avoidance of doubt, the following tables do not disclose any severance or other benefits payable to any NEO by MSG Entertainment or Sphere Entertainment as a result of their termination from the Company, MSG Entertainment or Sphere Entertainment, as applicable, including any entitlement to the vesting of equity issued by MSG Entertainment or Sphere Entertainment. For additional information regarding information payable to certain NEOs in connection with a simultaneous termination from the Company, MSG Entertainment and Sphere Entertainment, as applicable, see MSG Entertainment’s and Sphere Entertainment’s 2024 Definitive Proxy Statements, as applicable, as well as such NEO’s employment agreement with MSG Entertainment and Sphere Entertainment, as applicable.

Benefits Payable as a Result of Voluntary Termination of Employment by Employee, Termination of Employment by Employee Due to Retirement or by the Company for Cause.
In the event of a voluntary termination of employment, retirement or termination by the Company for cause, no NEO would have been entitled to any payments at June 28, 2024, excluding any pension or other vested retirement benefits.

Benefits Payable as a Result of Termination of Employment by the Company Without Cause or by NEO for Good Reason*

Elements	James L. Dolan		David Granville-Smith		Victoria M. Mink		Jamaal T. Lesane		Alexander Shvartsman
Severance	$7,500,000	(1)	$3,200,000	(1)	$3,600,000	(1)	$3,000,000	(1)	$609,000	(2)
Pro rata bonus	$2,957,500	(3)	$946,400	(3)	$1,064,700	(3)	$887,250	(3)	$205,842	(3)
Unvested restricted stock units	$6,485,782	(4)	$4,620,661	(4)	$1,263,669	(4)	$862,388	(4)	—
Unvested performance stock units	$10,013,219	(5)	$950,621	(5)	$1,947,522	(5)	$1,167,723	(5)	—
Unvested stock options	—		—		—		—		—
___________________
* The amounts in this table do not include any pension or other vested retirement benefits.
(1)Represents severance equal to two times the sum of his or her annual base salary and annual target bonus.
(2)Represents severance equal to the sum of Mr. Shvartsman’s annual base salary and annual target bonus.
(3)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to personal performance objectives.
(4)Represents the full vesting of the 2022, 2023 and 2024 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 6,188 units ($1,164,148), 12,750 units ($2,398,658) and 15,537 units ($2,922,976), respectively; Mr. Granville-Smith: 19,508 units ($3,670,040) and 5,053 units ($950,621), respectively (2023 and 2024 only); Ms.

Mink: 1,197 units ($225,192), 2,488 units ($468,067) and 3,032 units ($570,410), respectively; and Mr. Lesane: 398 units ($74,876), 1,659 units ($312,108) and 2,527 units ($475,405), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding restricted stock units, each NEO (other than Messrs. Granville-Smith and Shvartsman) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective restricted stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $132,566, Ms. Mink: $25,795 and Mr. Lesane: $14,399.
(5)Represents the full vesting at target of the 2022, 2023 and 2024 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 18,563 units ($3,492,257), 19,125 units ($3,597,986) and 15,537 units ($2,922,976), respectively; Mr. Granville-Smith: 5,053 units ($950,621) (2024 only); Ms. Mink: 3,588 units ($675,010), 3,732 units ($702,101) and 3,032 units ($570,410), respectively; and Mr. Lesane: 1,192 units ($224,251), 2,488 units ($468,067) and 2,527 units ($475,405), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding performance stock units, each NEO (other than Messrs. Granville-Smith and Shvartsman) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective performance stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $263,816, Ms. Mink: $51,240 and Mr. Lesane: $25,760.

Benefits Payable as a Result of Termination of Employment Due to Death or Disability*

Elements	James L. Dolan		David Granville-Smith		Victoria M. Mink		Jamaal T. Lesane		Alexander Shvartsman	(4)
Severance	—		—		—		—		—
Pro rata bonus	$2,957,500	(1)	$946,400	(1)	1,064,700	(1)	$887,250	(1)	—
Unvested restricted stock units	$6,485,782	(2)	$4,620,661	(2)	$1,263,669	(2)	$862,388	(2)	$350,674	(2)
Unvested performance stock units	$10,013,219	(3)	$950,621	(3)	1,947,522	(3)	$1,167,723	(3)	$544,636	(3)
Unvested stock options	—		—		—		—		—
___________________
* The amounts in this table do not include any pension or other vested retirement benefits.
(1)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs but without regard to personal performance objectives.
(2)Represents the full vesting of the 2022, 2023 and 2024 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 6,188 units ($1,164,148), 12,750 units ($2,398,658) and 15,537 units ($2,922,976), respectively; Mr. Granville-Smith: 19,508 units ($3,670,040) and 5,053 units ($950,621), respectively (2023 and 2024 only); Ms. Mink: 1,197 units ($225,192), 2,488 units ($468,067) and 3,032 units ($570,410), respectively; Mr. Lesane: 398 units ($74,876), 1,659 units ($312,108) and 2,527 units ($475,405), respectively; and Mr. Shvartsman: 345 units ($64,905), 685 units ($128,869) and 834 units ($156,900), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding restricted stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective restricted stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $132,566, Ms. Mink: $25,795, Mr. Lesane: $14,399 and Mr. Shvartsman: $7,210.
(3)Represents the full vesting at target of the 2022, 2023 and 2024 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 18,563 units ($3,492,257), 19,125 units ($3,597,986) and 15,537 units ($2,922,976), respectively; Mr. Granville-Smith: 5,053 units ($950,621) (2024 only); Ms. Mink: 3,588 units ($675,010), 3,732 units ($702,101) and 3,032 units ($570,410), respectively; Mr. Lesane: 1,192 units ($224,251), 2,488 units ($468,067) and 2,527 units ($475,405), respectively; and Mr. Shvartsman: 1,034 units ($194,526), 1,027 units ($193,210) and 834 units ($156,900), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding performance stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective performance stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $263,816, Ms. Mink: $51,240, Mr. Lesane: $25,760 and Mr. Shvartsman: $14,427.
(4)With respect to Mr. Shvartsman, a termination by the Company due to disability would be treated under his employment agreements as a termination by the Company without cause and, therefore, Mr. Shvartsman would be entitled to the amounts reflected in the table above, as well as those reflected in the “Benefits Payable as a Result of Termination of Employment by the Company Without Cause or Termination of Employment by NEO for Good Reason” table.

Benefits Payable as a Result of Termination of Employment by the Company without Cause or for Good Reason Following a Change in Control or Going Private Transaction(1)(2)*

Elements	James L. Dolan		David Granville-Smith		Victoria M. Mink		Jamaal T. Lesane		Alexander Shvartsman
Severance	$7,500,000	(3)	$3,200,000	(3)	$3,600,000	(3)	$3,000,000	(3)	$609,000	(4)
Pro rata bonus	$2,957,500	(5)	$946,400	(5)	1,064,700	(5)	$887,250	(5)	$205,842	(5)
Unvested restricted stock units	$6,485,782	(6)	$4,620,661	(6)	$1,263,669	(6)	$862,388	(6)	$350,674	(6)
Unvested performance stock units	$10,013,219	(7)	$950,621	(7)	1,947,522	(7)	$1,167,723	(7)	$544,636	(7)
Unvested stock options	—		—		—		—		—
___________________
* The amounts in this table do not include any pension or other vested retirement benefits.
(1)The information in this table and the footnotes hereto describe amounts payable as a result of certain terminations of employment by the NEO or the Company following a change in control. The amounts payable as a result of termination of employment by the NEO or the Company following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the NEO or the Company following a change in control. Notwithstanding the amounts set forth in this table, if any payment otherwise due to any of the NEOs would result in the imposition of an excise tax under Code Section 4999, then the Company would instead pay to the applicable NEO either (a) the amounts set forth in this table, or (b) the maximum amount that could be paid to such NEO without the imposition of the excise tax, whichever results in a greater amount of after-tax proceeds to such NEO.
(2)The amounts in this table assume that the applicable NEO has either been terminated without “cause” or resigned for “good reason” following such a change in control or going private transaction in accordance with the terms of the applicable NEO’s employment agreement and award agreements applicable to the NEO’s stock awards. Any severance or bonus reflected in this table is provided as a result of the terms of the applicable NEO’s employment agreement and its terms related to termination without “cause” or resignation for “good reason,” and such severance is not enhanced by the change of control or going private transaction. For additional information, see “— Award Agreement Terms in the Event of a Change in Control or Going Private Transaction” above.
(3)Represents severance equal to two times the sum of his or her annual base salary and annual target bonus.
(4)Represents severance equal to Mr. Shvartsman’s annual base salary and annual target bonus.
(5)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to personal performance objectives.
(6)Represents the full vesting of the 2022, 2023 and 2024 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 6,188 units ($1,164,148), 12,750 units ($2,398,658) and 15,537 units ($2,922,976), respectively; Mr. Granville-Smith: 19,508 units ($3,670,040) and 5,053 units ($950,621), respectively (2023 and 2024 only); Ms. Mink: 1,197 units ($225,192), 2,488 units ($468,067) and 3,032 units ($570,410), respectively; Mr. Lesane: 398 units ($74,876), 1,659 units ($312,108) and 2,527 units ($475,405), respectively; and Mr. Shvartsman: 345 units ($64,905), 685 units ($128,869) and 834 units ($156,900), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding restricted stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective restricted stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $132,566, Ms. Mink: $25,795, Mr. Lesane: $14,399 and Mr. Shvartsman: $7,210.

(7)Represents the full vesting at target of the 2022, 2023 and 2024 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 18,563 units ($3,492,257), 19,125 units ($3,597,986) and 15,537 units ($2,922,976), respectively; Mr. Granville-Smith: 5,053 units ($950,621) (2024 only); Ms. Mink: 3,588 units ($675,010), 3,732 units ($702,101) and 3,032 units ($570,410), respectively; Mr. Lesane: 1,192 units ($224,251), 2,488 units ($468,067) and 2,527 units ($475,405), respectively; and Mr. Shvartsman: 1,034 units ($194,526), 1,027 units ($193,210) and 834 units ($156,900), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding performance stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective performance stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $263,816, Ms. Mink: $51,240, Mr. Lesane: $25,760 and Mr. Shvartsman: $14,427.
Benefits Payable to Mr. Hopkinson as a Result of Separation
Effective April 1, 2024, Mr. Hopkinson was terminated without “cause” (as defined in his employment agreement). Mr. Hopkinson received the following separation benefits in accordance with his employment agreement: (i) a payment of $6,250,000 (equal to two times the sum of Mr. Hopkinson’s annual base salary and target bonus); (ii) a prorated annual bonus for the period from July 1, 2023 through April 1, 2024 of $1,663,594; (iii) 12,072 restricted stock units vested on April 1, 2024, which had an aggregate value as of that date of $2,216,540 (representing the value of the 2022, 2023 and 2024 fiscal year grants of 1,407 units ($258,339), 4,665 units ($856,541) and 6,000 units $1,101,660), respectively); and (iv) the time-based restrictions on 17,216 performance stock units were eliminated on April 1, 2024, which had an aggregate value as of that date of $3,161,030 (representing the value of the 2022, 2023 and 2024 fiscal year grants of 4,219 units ($774,651), 6,997 units ($1,284,719) and 6,000 units ($1,101,660), respectively), which performance stock units remained subject to the applicable performance criteria.
Upon the vesting and settlement of his outstanding restricted stock units and performance stock units, Mr. Hopkinson also received or will receive the value of the accrued special cash dividend declared by the Board of Directors in respect these awards held on the record date of October 17, 2022, in the amount of $34,160 (with respect to the restricted stock units) and $65,996 (with respect to the performance stock units).

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information with respect to compensation plans in effect as of
June 30, 2024 under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Class A Common Stock Equity compensation plans approved by security holders	437,100	$138.78	974,433
Class A Common Stock Equity compensation plans not approved by security holders	—	—	—
Total	437,100	$138.78	974,433
___________________
(1)Includes the following plans: Employee Stock Plan and the Director Stock Plan. Consists of 343,274 restricted stock units (both time-vesting and target performance-vesting) and 93,826 stock options.
(2)In August 2024, the Compensation Committee granted awards of restricted stock units and target performance stock units covering an aggregate of 84,432 shares. The number of securities in columns (a) and (c) do not reflect the grant of these units.
(3)Represents the weighted average exercise price of the 93,826 outstanding stock options.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Item 402(v) of Regulation S-K, the table below sets forth information about the relationship between compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and non-PEO NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company’s performance. CAP represents an amount calculated in accordance with the SEC’s prescribed formula pursuant to Dodd-Frank and does not represent compensation actually paid to or earned by our NEOs in any year. Neither the Compensation Committee nor the Company directly used this information when making compensation-related decisions for any fiscal year. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total ($)(1)		Compensation Actually Paid ($)(2)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid for Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		(GAAP) Net Income (Loss) ($000s)(7)	Company Selected Performance Measure
	PEO 1 (Dolan)	PEO 2 (Lustgarten)	PEO 1 (Dolan)	PEO 2 (Lustgarten)			Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)		Adjusted Operating Income (Loss) ($000s)(8)
2024	10,154,712	—	10,148,755	—	4,286,685	4,303,720	134.08	145.28	58,771	172,242
2023	11,020,262	12,028,392	14,505,755	12,879,468	4,050,367	4,559,706	134.02	144.03	45,628	115,045
2022	—	8,280,968	—	7,609,256	5,052,269	4,716,445	102.80	121.64	48,880	142,211
2021	—	6,519,949	—	8,013,656	3,211,373	(927,368)	117.48	230.15	(15,897)	(12,530)
___________________
(1)    The dollar amounts reported for the PEOs, Messrs. Dolan and Lustgarten, under “Summary Compensation Table Total” are the amounts of total compensation reported for Messrs. Dolan and Lustgarten for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)    The dollar amounts reported for Messrs. Dolan and Lustgarten under “Compensation Actually Paid” represent the amount of CAP to Messrs. Dolan and Lustgarten, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Dolan’s total compensation for 2024 to determine the CAP:

James L. Dolan
2024 ($)
Total Compensation as reported in Summary Compensation Table	10,154,712
Subtract change in pension value as reported in Summary Compensation Table	(11,840)
Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—
Subtract value of equity awards as reported in Summary Compensation Table	(5,564,732)
Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	5,845,952
Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year(a)	(279,867)
Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	—
Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year(a)	4,530
Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—
Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year	—
Compensation Actually Paid to PEO	10,148,755
___________________
(a)For 2024, includes a $7.00 per share dividend with a record date of October 17, 2022. Calculated value reflects cash dividends that are retained by the Company until the underlying shares vest, with such dividends paid (without interest) on the applicable delivery date to the extent that the shares vest.
(3)    The dollar amounts reported under “Average Summary Compensation Total for non-PEO NEOs” represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Dolan for fiscal years 2023 and 2024 and Mr. Lustgarten for fiscal years 2021 through 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal year 2024, David Granville-Smith, Victoria M. Mink, Jamaal T. Lesane, Alexander Shvartsman, and David G. Hopkinson; (ii) for fiscal year 2023, David G. Hopkinson, David Granville-Smith, Victoria M. Mink, and Jamaal T. Lesane; (iii) for fiscal year 2022, James L. Dolan, Victoria M. Mink, Jamaal T. Lesane, Alexander Shvartsman, and Lawrence J. Burian; and (iv) for fiscal year 2021, James L. Dolan, Victoria M. Mink, Lawrence J. Burian, and Alexander Shvartsman.

(4)    The dollar amounts reported under “Average Compensation Actually Paid for non-PEO NEOs” represent the average amount of CAP to the NEOs as a group (excluding Mr. Dolan for 2024), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the non-PEO NEOs’ total compensation for 2024 to determine the CAP:

NEO Averages
2024 ($)
Total Compensation as reported in Summary Compensation Table	4,286,685
Subtract change in pension value as reported in Summary Compensation Table	—
Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—
Subtract value of equity awards as reported in Summary Compensation Table	(1,249,692)
Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	1,087,090
Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year(a)	188,271
Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	225,756
Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year(a)	(234,391)
Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—
Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year	—
Compensation Actually Paid to Non-PEO NEOs*	4,303,720
___________________
* Note: Numbers in rows above may not sum to CAP due to rounding

(a)For 2024, includes a $7.00 per share dividend with a record date of October 17, 2022. Calculated value reflects cash dividends that are retained by the Company until the underlying shares vest, with such dividends paid (without interest) on the applicable delivery date to the extent that the shares vest.
(5)    Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)    As permitted by SEC rules, the peer group referenced for purposes of “Peer Group Total Shareholder Return” is that of the Bloomberg Americas Entertainment Index, which is the industry index reported in our 2024 Form 10-K in accordance with Regulation S-K Item 201(e).
(7)    Reflects Net Income (Loss) as reported in our Annual Report on Form 10-K for the relevant fiscal year. Net Income (Loss) Attributable to MSGS Stockholders was $58,771 in 2024, $47,793 in 2023, $51,131 in 2022, and $(13,954) in 2021.
(8)    Reflects adjusted operating income as defined in our Annual Report on Form 10-K for the relevant fiscal year. AOI is a non-GAAP financial measure. For a reconciliation of this non-GAAP measure to the most comparable GAAP measure, please see Annex A. The AOI figures used to set performance targets and determine payouts within our MPIP and LTIP (as described in the “Compensation Discussion & Analysis” section of this proxy statement) may contemplate certain potential future adjustments or exclusions.

Financial Performance Measures
As described in greater detail in the “Compensation Discussion & Analysis” section of this proxy statement, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important performance measures used by the Company to link CAP to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance are:
•AOI;
•Revenues; and
•Company strategic objectives.
Analysis of the Information Presented in the Pay versus Performance Table

While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance Table.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid ($000s)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
Net Income (Loss) ($000s)
$120,000
$105,000
$90,000
$75,000
$60,000
$45,000
$30,000
$15,000
$0
-$15,000
-$30,000
2021
2022
2023
2024
PEO 1 CAP
PEO 2 CAP
Non-PEO NEO CAP
Net Income

Compensation Actually Paid vs. Adjusted Operating Income*
Compensation Actually Paid ($000s)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
Adjusted Operating Income ($000s)
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
-$20,000
2021
2022
2023
2024
PEO 1 CAP
PEO 2 CAP
Non-PEO NEO CAP
Adjusted Operating Income

___________________
*    The Compensation Committee determined compensation amounts in each year based on AOI as it was defined in the applicable year. The Company amended its definition of AOI during the fourth quarter of the fiscal year ended June 30, 2023 so that the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements is no longer excluded. AOI presented in the Pay versus Performance Table for prior year periods has not been adjusted to reflect this amendment, and is therefore not comparable across periods. If the Company were to adjust AOI for the prior year periods to reflect this amendment, such amounts would be $114,906 in 2022 and $(40,835) in 2021.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($000s)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
Company TSR (Value of $100 Investment Made on 6/30/2020)
$160
$140
$120
$100
$80
$60
$40
$20
$0
-$20
2021
2022
2023
2024
PEO 1 CAP
PEO 2 CAP
Non-PEO NEO CAP
Company TSR

Company TSR vs. Peer Group TSR
(Value of $100 Investment Made on 6/30/2020)
$250
$200
$150
$100
$50
$0
TSR
2021
2022
2023
2024
Company TSR
Peer Group TSR

CEO PAY RATIO
We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. James Dolan, our Executive Chairman and Chief Executive Officer as of June 30, 2024, pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K (“Item 402(u)”). The pay ratio is calculated in a manner consistent with the SEC’s pay ratio disclosure rules.
To identify our median employee, we first determined our employee population as of June 30, 2024, which consisted of employees located in the
U.S. and internationally, representing all full-time, part-time, seasonal and temporary employees employed by the Company on that date. Using information from our payroll records, we then measured each employee’s annual total compensation, consisting of base salary, overtime payments, short and long-term incentives, and sales incentives. For non-U.S. employees paid in local currency, the total annual compensation was translated to U.S. dollars using published exchange rates as of June 30, 2024, and total compensation for full-time employees who were employed for less than the full fiscal year (i.e., full-time employees who were hired during the course of the 2024 fiscal year) was annualized. The Company did not otherwise make any adjustments under Item 402(u).
Once we identified the median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our NEOs for purposes of the Summary Compensation Table above.
Given the nature of our business, approximately half of our employee population consists of part-time, seasonal and temporary employees. These employees, by the nature of their limited hours worked during the year, have relatively low total compensation when compared to full-time employees. Item 402(u) does not permit annualized or full-time equivalent adjustments to the compensation of seasonal or temporary employees when identifying our median employee or calculating the pay ratio.
Using these guidelines, for the 2024 fiscal year our Executive Chairman and Chief Executive Officer had annualized total compensation of $10,154,712 and the median-compensated employee, a full-time inside sales representative had an annual total compensation of $73,563. The resulting ratio was 138:1.
Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio provided above may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

PROPOSAL 3 — APPROVAL OF THE COMPANY’S 2015 EMPLOYEE STOCK PLAN, AS AMENDED
Upon the recommendation of our Compensation Committee, our Board unanimously approved amendments to the Company’s 2015 Employee Stock Plan, as amended (the “Employee Stock Plan”), subject to approval by our stockholders at the annual meeting. The text of the Employee Stock Plan as amended pursuant to this Proposal 3 is set forth in Annex B to this proxy statement, and the following discussion is qualified in its entirety by reference to Annex B.
The material changes to the Employee Stock Plan are (1) an expansion of the definition of participant to cover service providers, and (2) an extension of the termination date of the Employee Stock Plan to December 4, 2034. Otherwise, the Employee Stock Plan is materially unchanged. The proposed amendments to the Employee Stock Plan do not increase the number of shares reserved for future issuance beyond what the stockholders had previously approved in 2016 when stockholders voted in favor of the Employee Stock Plan, including a majority of shares of Class A Common Stock voted.
Historic Burn Rate and Potential Dilution
We believe that the shares available for issuance under the Employee Stock Plan will provide sufficient shares for our equity-based compensation needs for at least four years following the date the plan is approved by stockholders.
As noted above, we are not proposing an increase in the number of authorized shares beyond the shares already approved for issuance under the Employee Stock Plan in 2016. Our equity-based compensation, including the broad-based participation of our employees and eligible service providers and the equity compensation paid to our NEOs and members of management, results in a “burn rate” as indicated in the chart below:

	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Average
(a) Total shares underlying equity-based awards granted(1)	92,953	137,653	115,658	115,421
(b) Average diluted shares of common stock outstanding	24,096,239	24,194,170	24,405,473	24,231,961
(c) Burn rate (a/b)(2)	0.39%	0.57%	0.47%	0.48%
___________________
(1)Reflects the gross number of shares underlying awards made to employees during the respective fiscal year. The Company has not granted awards in the form of stock options in any of the last three fiscal years.
(2)Not adjusted for forfeiture, withholdings and expirations, which would reduce the burn rate if taken into account.
As commonly calculated, the total potential dilution or “overhang” from the Employee Stock Plan is 4.94%. The overhang is calculated as follows, in each case as of October 15, 2024: (x) the sum of (a) 917,594 shares remaining available under the Employee Stock Plan and (b) 334,579 shares underlying outstanding employee awards (inclusive of unexercised stock options), divided by (y) 25,346,485, which includes Class A and Class B shares outstanding plus shares remaining available under the Director Stock Plan (without giving effect to the proposed amendment under Proposal 4), the Employee Stock Plan and shares underlying outstanding employee and director awards (inclusive of unexercised employee stock options). For additional information with respect to our outstanding awards, please see Note 15 to our financial statements included in our 2024 Form 10-K.
Overview
The purpose of the Employee Stock Plan is to (i) compensate employees and eligible service providers of the Company and its affiliates who are responsible for the management and growth of the business of the Company and its affiliates, and (ii) advance the interests of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees and such service providers upon whose judgment and keen interest the Company and its affiliates are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such a proprietary interest in the Company will stimulate the efforts of these employees and such service providers on behalf of the Company and its affiliates, and strengthen their desire to remain with the Company and its affiliates. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its affiliates to attract and retain desirable personnel and will better align the interests of participating employees and service providers with those of the Company’s stockholders. The Employee Stock Plan will provide for grants of incentive stock options (as defined in Section 422 of the Code), non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”). The Employee Stock Plan, as amended pursuant to this Proposal 3, will terminate, and no more Awards will be granted, after December 4, 2034 (unless sooner terminated by our Board or our Compensation Committee). The termination of the Employee Stock Plan will not affect Awards granted prior to termination.
Shares Subject to the Employee Stock Plan; Other Limitations
The Employee Stock Plan is administered by the Company’s Compensation Committee. Awards may be granted under the Employee Stock Plan to such employees and other eligible service providers of the Company and its affiliates as the Compensation Committee may determine. An “affiliate” is defined in the Employee Stock Plan to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Awards under the Employee Stock Plan may not exceed an aggregate of 2,650,333. Such shares may be either treasury shares or authorized and unissued shares. To the extent that (i) an Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award are not issued because of payment or withholding obligations or (iii) restricted shares revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Compensation Committee will also be able to grant Awards with respect to such shares or restricted shares. Awards payable only in cash or property other than shares will not reduce the aggregate remaining number of shares with respect to which Awards may be made under the Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Awards may be made under the Employee Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity will not count against the shares available to be delivered pursuant to Awards under the Employee Stock Plan. No single participant may be issued Awards during any one calendar year for, or that relate to, a number of shares exceeding 666,666. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to an Award would not appropriately protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award).
Awards
Employees and other service providers who are eligible under General Instruction A.1(a) to Form S-8, excluding any member of the Board who is not a current employee of the Company or its subsidiaries, are eligible to receive Awards under the Employee Stock Plan. As of June 30, 2024, the Company had 533 full-time employees, 450 part-time employees and during fiscal year 2024, the Company had approximately 200 eligible service providers. Under the Employee Stock Plan, the Company may grant options and stock appreciation rights, which will be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option or stock appreciation right is granted. Other than in the case of the death of a participant, such options and stock appreciation rights may be exercised for a term fixed by the Compensation Committee but no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the stock appreciation right (or option). The Employee Stock Plan prohibits (1) repricing options and stock appreciation rights (other than in connection with Adjustment Events), (2) repurchasing options or stock appreciation rights for cash when the exercise price equals or exceeds the fair market value of a share of the Company’s Class A Common Stock or (3) option or stock appreciation right automatic reload provisions, in each case without the approval of the Company’s stockholders.
The Employee Stock Plan also permits the Company to grant restricted shares and restricted stock units. A restricted share is a share of Class A Common Stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the applicable award agreement. The participant of a restricted share will have the rights of a stockholder, subject to any restrictions and conditions specified by the Compensation Committee in the participant’s award agreement. Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.
A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to any ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.
The Compensation Committee is also able to grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.
Under the Employee Stock Plan, the Compensation Committee has the authority, in its discretion, to add performance criteria as a condition to any participant’s ability to exercise a stock option or stock appreciation right, or the vesting or payment of any restricted shares or restricted stock units, granted under the Employee Stock Plan. Additionally, the Employee Stock Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of awards granted to such executives under the Employee Stock Plan.
Any Award that is subject to recovery under any law, governmental regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required pursuant to such law, regulation or listing, or any clawback policy adopted by the Company.
Amendment; Termination
The Board or the Compensation Committee may discontinue the Employee Stock Plan at any time and from time to time may amend or revise the terms of the Employee Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of the stock exchange on which the Company’s shares are listed. The consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an Adjustment Event, except to the extent the terms of an award agreement expressly refer to an Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.
U.S. Federal Tax Implications of Certain Awards under the Employee Stock Plan
The following summary generally describes the principal Federal (but not state and local) income tax consequences of certain awards that are permitted under the Employee Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and their impact in any one case may depend upon the particular circumstances.
Incentive Stock Options
A participant will not be subject to tax upon the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the participant’s alternative minimum taxable income. Whether the participant is subject to the alternative minimum tax will depend on his or her particular circumstances. The participant’s basis in the shares received will be equal to the exercise price paid, and the holding period in such shares will begin on the day following the date of exercise. If a participant disposes of the shares on or after (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and his or her basis in the shares.
Nonstatutory Stock Options
For the grant of an option that is not intended to be (or does not qualify as) an ISO, a participant will not be subject to tax upon the grant of such an option (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to a participant as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. A participant’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and a participant’s holding period in such shares will begin on the day following the date of exercise.
Restricted Stock
A participant will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the Employee Stock Plan unless the participant makes the election referred to below. Upon lapse of the restrictions, a participant will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount the participant may have paid for the shares), and such income will be subject to income tax withholding and employment taxes. A participant’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and a participant’s holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in a participant’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.
If permitted by the applicable award agreement, a participant may elect, within thirty days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares awarded (less any amount a participant may have paid for the shares), determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If a participant makes this election, the participant’s holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the participant upon the lapse of the restrictions. However, if the participant forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the participant (even though the participant previously recognized income with respect to such forfeited shares).
In the taxable year in which a participant recognizes ordinary income on account of shares awarded to the participant, the Company generally will be entitled to a deduction equal to the amount of income recognized by the participant. In the event that the restricted shares are forfeited by a participant after having made the Section 83(b) election referred to above, the Company generally will include in our income the amount of our original deduction.
Stock Appreciation Rights
A participant will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of shares receivable by the participant in respect of a stock appreciation right will be taxable to the participant as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. A participant’s basis in any shares received will be equal to the fair market value of such shares on the date of exercise, and a participant’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock Units
A participant will not be subject to tax upon the grant of a restricted stock unit. Upon vesting of a restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the shares and/or cash underlying a restricted stock unit, a participant will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution. A participant’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and a participant’s holding period in such shares will begin on the date of distribution. If any dividend equivalent amounts are paid to a participant, they will be includible in the participant’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.
Disposition of Shares
Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a participant will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the participant’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.
New Plan Benefits
For a discussion of new plan benefits, see “New Plan Benefits Table” below.
Vote Required for Approval
Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — APPROVAL OF THE COMPANY’S 2015 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED
Upon the recommendation of our Compensation Committee, our Board unanimously approved amendments to the Company’s Director Stock Plan, subject to approval by our stockholders at the annual meeting. The text of the Director Stock Plan as amended pursuant to this Proposal 4 is set forth in Annex C to this proxy statement, and the following discussion is qualified in its entirety by reference to Annex C.
The material changes to the Director Stock Plan are (1) an increase in the number of shares reserved for future issuance by 100,000 and (2) an extension of the termination date of the Director Stock Plan to
December 4, 2034. Otherwise, the Director Stock Plan is materially unchanged.
Historic Burn Rate and Potential Dilution
We believe that the shares available for issuance under the Director Stock Plan pursuant to this Proposal 4 will provide sufficient shares for our equity-based non-employee director compensation needs for at least three years following the date the plan is approved by stockholders. Our non-employee director compensation results in a “burn rate” as indicated in the chart below:

	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Average
(a) Total shares underlying equity-based awards granted (1)	16,876	17,524	15,221	16,540
(b) Average diluted shares of common stock outstanding	24,096,239	24,194,170	24,405,473	24,231,961
(c) Burn rate (a/b)(2)	0.07%	0.07%	0.06%	0.07%
___________________
(1)Reflects the gross number of shares underlying awards made to non-employee directors during the respective fiscal year.
(2)Not adjusted for forfeiture, withholdings and expirations, which would reduce the burn rate if taken into account.
As commonly calculated, the total potential dilution or “overhang” from the Director Stock Plan is 0.40%. The overhang is calculated as follows, in each case as of October 15, 2024: (x) the sum of (a) 15,998 shares remaining available under the Director Stock Plan and (b) 84,284 shares underlying outstanding director awards divided by (y) 25,346,485, which includes Class A and Class B shares outstanding plus shares remaining available under the Director Stock Plan, the Employee Stock Plan and shares underlying outstanding employee and director awards (inclusive of unexercised stock options). The total potential dilution or “overhang” from the Director Stock Plan as amended by this Proposal 4 is 0.79%. In that case, the overhang is calculated as follows, in each case as of October 15, 2024: (x) the sum of (a) 115,998 shares remaining available under the Director Stock Plan, assuming stockholder approval of the 100,000 increase per this amendment, and (b) 84,284 shares underlying outstanding director awards divided by (y)
25,446,485, which includes Class A and Class B shares outstanding plus shares remaining available under the Director Stock Plan (assuming stockholder approval of the 100,000 increase per this amendment), the Employee Stock Plan and shares underlying outstanding employee and director awards (inclusive of unexercised stock options). There are no unvested awards outstanding under the Director Stock Plan. For additional information with respect to our outstanding awards, please see Note 15 to our financial statements included in our 2024 Form 10-K.
Overview
We believe that the Company’s ability to attract and retain capable persons as non-employee directors will be enhanced if it can provide its non-employee directors with equity-based awards and that the Company will benefit from encouraging a sense of proprietorship of such persons and thereby stimulate the active interest of such persons in the development and financial success of the Company. The Director Stock Plan provides for potential grants of non-qualified stock options, restricted stock units, restricted shares and other equity-based awards (collectively, “Director Awards”) to our non-employee directors. We currently have 16 non-employee directors.
The Director Stock Plan as amended pursuant to this Proposal 4 will terminate, and no more Director Awards will be granted, after December 4, 2034 (unless sooner terminated by our Board or our Compensation Committee). The termination of the Director Stock Plan will not affect Director Awards granted prior to termination.
Shares Subject to the Director Stock Plan; Other Limitations
The Director Stock Plan is administered by the Company’s Compensation Committee. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Director Awards under the Director Stock Plan, as amended pursuant to this Proposal 4, after December 4, 2024 may not exceed an aggregate of 260,000 shares (inclusive of shares underlying Director Awards granted prior to such effective date (that have not become available for grant again pursuant to the Director Stock Plan) and shares remaining available for grant immediately prior to such effective date). Such shares may be either treasury shares or authorized and unissued shares. To the extent that (i) a Director Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under a Director Award are not issued because of payment or withholding obligations, then the Compensation Committee may also grant Director Awards with respect to such shares. Director Awards that are payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Director Awards may be made under the Director Stock Plan and shares relating to any other Director Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Director Awards may be made under the Director Stock Plan. Any shares underlying Director Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Director Awards under the Director Stock Plan. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to a Director Award would not appropriately protect the rights represented by the Director Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Director Award (including, without limitation, the number of shares covered by such outstanding Director Award, the type of property to which the Director Award is subject and the exercise price of such Director Award).
Director Awards
Under the Director Stock Plan, the Company may grant stock options to participants. The options will be exercisable at a price determined by the Compensation Committee on the date of the Director Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option is granted, and will otherwise be subject to such terms and conditions as specified by the Compensation Committee, provided that, unless determined otherwise by the Compensation Committee, such options will be fully vested and exercisable on the date of grant. Each option granted pursuant to the Director Stock Plan will terminate upon the earlier to occur of (i) the expiration of ten years following the date upon which the option is granted and (ii) a period fixed by the Compensation Committee in the award agreement; however, an award agreement may provide that in the event that a participant dies while an option is exercisable, the option will remain exercisable by the participant’s estate or beneficiary only until the first anniversary of the participant’s date of death and whether or not such first anniversary occurs prior to or following the expiration of the relevant period referred to above. Upon its exercise, an option may be settled, in the Compensation Committee’s discretion, for a cash amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the option. The Director Stock Plan, as amended, prohibits, in each case, without the approval of the Company’s stockholders (1) repricing options and stock appreciation rights (other than in connection with Adjustment Events), (2) repurchasing options or stock appreciation rights for cash when the exercise price equals or exceeds the fair market value of a share of the Company’s Class A Common Stock or (3) option or stock appreciation right automatic reload provisions.
The Company may also grant restricted stock units to participants. A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the Director Award agreement. Unless otherwise provided by the Compensation Committee, such restricted stock units will be fully vested on the date of grant and will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued. If a restricted stock unit is not fully vested at the date of grant, the dividend equivalent right will not apply until such restricted stock unit is vested.
The Compensation Committee may grant other equity-based or equity-related awards (including without limitation restricted shares, unrestricted shares and share appreciation awards) to non-employee directors subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.
Amendment; Termination
The Board or the Compensation Committee may discontinue the Director Stock Plan at any time and from time to time may amend or revise the terms of the Director Stock Plan or any Director Award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of the stock exchange on which the Company’s shares are listed. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of a Director Stock Plan Adjustment Event, except to the extent the terms of a Director Award agreement expressly refer to a Director Stock Plan Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.
U.S. Federal Tax Implications of Options and Restricted Stock Units Under the Director Stock Plan
The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and restricted stock units under the Director Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.
A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof, and the Company will be entitled to a corresponding deduction.
A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a restricted stock unit is granted under the Director Stock Plan or at the time that a restricted stock unit vests. Upon payment or settlement of a restricted stock unit award in Class A Common Stock or cash, the non-employee director will recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the fair market value of any Class A Common Stock or cash received.
New Plan Benefits
For a discussion of new plan benefits, see “New Plan Benefits Table” below.

Vote Required for Approval
Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

NEW PLAN BENEFITS TABLE
The amount of each participant’s future awards under the Employee Stock Plan (See “Proposal 3 — Approval of the Company’s 2015 Employee Stock Plan, as amended”) and the Director Stock Plan (See “Proposal 4 — Approval of the Company’s 2015 Stock Plan for Non-Employee Directors, as
amended”) will be determined based on the discretion of the Compensation Committee and therefore is not determinable at this time. The following table sets forth awards that were received by the persons and groups named below for the year ended June 30, 2024 under each plan.

Name and Principal Position	Employee Stock Plan Dollar Value ($)(1)	Employee Stock Plan Number of Units at Target (#)(1)	Director Stock Plan Dollar Value ($)(2)	Director Stock Plan Number of Units (#)(2)
Current NEOs
James L. Dolan	5,564,732	31,074	—	—
Executive Chairman and Chief Executive Officer
David Granville-Smith	1,809,782	10,106	—	—
Executive Vice President
Victoria M. Mink	1,085,941	6,064	—	—
Executive Vice President, Chief Financial Officer and Treasurer
Jamaal T. Lesane	905,070	5,054	—	—
Executive Vice President, General Counsel and Interim President and Chief Operating Officer
Alexander Shvartsman	298,705	1,668	—	—
Senior Vice President, Controller and Principal Accounting Officer
Former Executive
David G. Hopkinson	2,148,960	12,000	—	—
President and Chief Operating Officer
Other
All Executive Officers	9,664,230	53,966	—	—
All Non-Employee Directors	—	—	2,918,212	16,876
All Employees who are not Executive Officers	4,837,042	26,987	—	—
___________________
(1)See “Executive Compensation Tables — Summary Compensation Table” and “Executive Compensation Tables — Grants of Plan-Based Awards” for additional information.
(2)See “Board and Governance Practices — Director Compensation — Director Compensation Table” for more information.

PROPOSAL 5 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are seeking stockholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed under the “Compensation Discussion & Analysis” and “Executive Compensation Tables” sections of this proxy statement. The Company’s stockholders previously approved, in an advisory vote held at the 2023 annual meeting of stockholders, holding an advisory vote to approve the compensation of our NEOs once every three years. Notwithstanding the foregoing, the Company has determined to hold an advisory vote to approve the compensation of our NEOs this year, in advance of 2026’s required vote. At the 2023 annual meeting of stockholders, approximately 99.3% of votes cast (including approximately 97.4% of votes cast by our Class A Common Stock) voted “FOR” the “say-on-pay” resolution. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion & Analysis.” As described in the Compensation Discussion & Analysis, we believe that the Company’s executive compensation program effectively aligns the interests of our NEOs with those of our stockholders by tying a significant portion of compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executive officers critical to the Company’s long-term success. We are asking our stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the stockholders of Madison Square Garden Sports Corp. (“MSGS”) approve, on an advisory basis, the compensation of MSGS’s named executive officers, as disclosed pursuant to Item 402(u) of Regulation S-K in MSGS’s Proxy Statement for the 2024 annual meeting under the headings ‘Compensation Discussion & Analysis’ and ‘Executive Compensation Tables’.”
While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.
Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.
The Board recommends that you vote FOR this proposal.

OUR EXECUTIVE OFFICERS
The following individuals are our executive officers:

James L. Dolan(1)	Executive Chairman and Chief Executive Officer
Jamaal T. Lesane	Chief Operating Officer
David Granville-Smith	Executive Vice President
Victoria M. Mink	Executive Vice President, Chief Financial Officer and Treasurer
Bryan Warner	Senior Vice President, Head of Legal
Alexander Shvartsman	Senior Vice President, Controller and Principal Accounting Officer
___________________
(1)The biography for James L. Dolan appears above under “Proposal 1 — Election of Directors.”
JAMAAL T. LESANE, 48, has served as the Chief Operating Officer of the Company since July 2024. He previously served as the Company’s Interim President and Chief Operating Officer from April 2024 to July 2024 and as the Company’s Executive Vice President and General Counsel from March 2022 to July 2024. Prior to that, he served as Senior Vice President and Associate General Counsel of the Company from January 2017 to March 2022, and prior to that served as Vice President, Legal and Business Affairs from January 2008 to January 2017. Before joining the Company in 2008, Mr. Lesane served as Associate Counsel at HBO from 2006 to 2007 and was an associate at Covington & Burling LLP from 2001 to 2006.
DAVID GRANVILLE-SMITH, 57, has served as Executive Vice President of the Company, Sphere Entertainment Co., and AMC Networks Inc., since June 2023. Previously, Mr. Granville-Smith served as the Chief Operating Officer and Chief Financial Officer of A&E Television Networks, LLC (“A+E Networks”), a global media and entertainment brand portfolio, from December 2016 to June 2023, and as A+E Networks’ Executive Vice President and Chief Financial Officer from July 2014 to December 2016. As Chief Financial Officer of A+E Networks, Mr. Granville-Smith led all key financial functions across the company, including Finance and Accounting, Financial Planning and Analysis, Treasury and Tax, and as Chief Operating Officer, Mr. Granville-Smith oversaw Technology, Media Production and Operations, Engineering and Broadcast Operations, Digital Product Technology and Office Services and Facilities. Mr. Granville-Smith was also responsible for the Corporate Development & Strategy Group. During his tenure at A+E Networks, he provided strategic, financial, and operational leadership across all divisions of the company, including the Brand Portfolio Group, Ad Sales, Distribution, Digital and International, in order to drive the company’s overall growth and value creation. While at A+E Networks, Mr. Granville-Smith served on the boards of A+E Networks Latin America, Propagate Content, Vice TV and Vice Media. Prior to joining A+E Networks, Mr. Granville-Smith held various positions at J.P. Morgan Chase & Co. (“J.P. Morgan”) and The Bear Stearns Companies, Inc., which was acquired by J.P. Morgan in 2008, from 1991 to 2014, including Managing Director and Head of the Media Group in the Investment Banking Division at J.P. Morgan from 2008 to 2014. Prior to that, he worked in the Mergers & Acquisitions Group at Smith Barney from 1989 to 1991. Throughout his career in banking, Mr. Granville-Smith worked on a multitude of significant strategic and financing transactions for companies in the diversified media and entertainment, television network, content distribution and telecommunications industries. Mr. Granville-Smith serves as a trustee of the Parrish Art Museum in Water Mill, New York.
VICTORIA M. MINK, 56, is the Executive Vice President, Chief Financial Officer (since January 2019) and Treasurer (since April 2020) of the Company. Previously, she served as Executive Vice President, Finance from October 2018 through December 2018. Prior to joining the Company, Ms. Mink served as the Senior Vice President, Chief Accounting Officer for Altice USA from June 2016 to October 2018, where she was responsible for all accounting and financial reporting compliance, including acquisition transactions, a spin-off transaction and an initial public offering. She was also responsible for setting the strategic direction, goals and initiatives for the accounting, accounts payable and financial systems departments, presenting to the audit committee, implementing new accounting policies and compliance with company policies and Sarbanes Oxley. Prior to this, Ms. Mink served as the Senior Vice President, Controller and Principal Accounting Officer for Cablevision from 2011 to 2016. Ms. Mink joined Cablevision in November 1997. Before joining Cablevision, Ms. Mink was an audit manager with KPMG LLP.
BRYAN WARNER, 39, has served as Senior Vice President, Head of Legal of the Company since October 2024. Previously, Mr. Warner was with Anheuser-Busch InBev SA/NV (“AB InBev”) where he most recently served as Deputy General Counsel and Company Secretary, and a member of the senior management team, at Budweiser Brewing Company APAC Ltd. (“Budweiser APAC”) from December 2019 to October 2024. In this role, Mr. Warner provided counsel to the chief executive officer, chief financial officer and chief legal officer on topics including environmental, social and governance (ESG), operations, internal controls, regulatory and government affairs, commercial matters, litigation, compliance and internal investigations. He also acted as primary advisor to the board of directors regarding stakeholder governance, risk management and board operations, and managed a team covering securities law and disclosure, investor relations, mergers and acquisitions, venture transactions and executive compensation. Prior to Budweiser APAC, Mr. Warner served as Global Director, Legal Commercial and M&A at AB InBev from January 2018 to December 2019. He was previously a corporate associate at Cleary Gottlieb Steen & Hamilton LLP from September 2011 to December 2017, where he was actively involved in complex mergers, joint ventures and corporate and securities laws matters.
ALEXANDER SHVARTSMAN, 51, has served as the Senior Vice President, Controller and Principal Accounting Officer of the Company since April 2020. Previously, Mr. Shvartsman served in various roles at the Company, including as Senior Vice President and Assistant Controller from 2016 to April 2020, Vice President, External Reporting and Consolidations from 2015 to 2016; Vice President, Technical Accounting and Accounting Policy from March 2015 to October 2015; Director, Technical Accounting and Accounting Policy from 2013 to 2015; and Director, External Reporting from 2010 to 2013. Prior to his roles at the Company, Mr. Shvartsman served in various capacities at CIT Group Inc., American Standard Inc. and KPMG LLP.

TRANSACTIONS WITH RELATED PARTIES

RELATIONSHIP BETWEEN US, MSG ENTERTAINMENT, SPHERE ENTERTAINMENT AND AMC NETWORKS
The Company, MSG Entertainment, Sphere Entertainment and AMC Networks are all under the control of members of the Charles F. Dolan family and certain related family entities. The Company, MSG Entertainment, Sphere Entertainment and AMC Networks have entered into the agreements described in this section. Certain of the agreements summarized in this section are included as exhibits to our 2024 Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as filed. Additional information concerning the arrangements between us and each of MSG Entertainment, Sphere Entertainment and AMC Networks is set forth in Note 17 to our financial statements included in our 2024 Form 10-K.
Arrangements with Sphere Entertainment
In connection with the MSGS Distribution, the Company entered into several agreements with MSG Networks, including a Distribution Agreement and Tax Disaffiliation Agreement. Following the merger of MSG Networks with Sphere Entertainment in July 2021, MSG Networks became a wholly-owned subsidiary of Sphere Entertainment. Accordingly, arrangements with MSG Networks are now effectively with Sphere Entertainment on a consolidated basis or have been terminated.
SPHR Distribution Agreement
On March 31, 2020, the Company entered into a Distribution Agreement with Sphere Entertainment (the “SPHR Distribution Agreement”) in connection with the SPHR Distribution.
Under the SHPR Distribution Agreement, the Company and Sphere Entertainment provided each other with indemnities with respect to certain liabilities, and released each other from certain claims, in each case arising out of each company’s business and other matters related to the SPHR Distribution.
The SPHR Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.
SPHR Tax Disaffiliation Agreement
On March 31, 2020, the Company entered into a Tax Disaffiliation Agreement with Sphere Entertainment (the “SPHR Tax Disaffiliation Agreement”) that governs the Company’s and Sphere Entertainment’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters.
The SPHR Tax Disaffiliation Agreement requires that neither Sphere Entertainment nor any of its subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the SPHR Distribution from qualifying as a tax-free transaction to the Company and to its stockholders under Section 355 of the Code, or would otherwise cause holders of the Company’s stock receiving Sphere Entertainment’s stock in the SPHR Distribution to be taxed as a result of the SPHR Distribution and certain transactions undertaken in connection with the SPHR Distribution.
Moreover, each party must indemnify the other party and its subsidiaries, directors and officers for any taxes, resulting from action or failure to act, if such action or failure to act precludes the SPHR Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).
Media Rights Agreements
The media rights agreements between the Company and MSG Networks covering the Knicks and the Rangers provide MSG Networks exclusive media rights to team games in their local markets. Each of the media rights agreements became effective July 2015 with a stated term of 20 years, with a stated annual rights fee in the fiscal year ended June 30, 2024 of $138 million for the Knicks and $41 million for the Rangers. The rights fee in each media rights agreement increases annually; for the fiscal year ending June 30, 2025, the stated rights fee increased to $144 million for the Knicks and $43 million for the Rangers. The rights fee is subject to adjustments in certain circumstances, including if the Company does not make available a minimum number of games in any year. MSG Networks has certain rights to match third-party offers received by the Knicks or the Rangers, as the case may be, for their respective media rights following the terms of the agreements.
Arrangements with MSG Entertainment
MSGE Services Agreement
The Company is party to a services agreement with MSG Entertainment (the “MSGE Services Agreement,”) pursuant to which MSG Entertainment provides certain corporate and other services to the Company, including with respect to such areas as information technology, security, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. The Company similarly provides certain services to MSG Entertainment, including certain legal and communications functions, ticket services and certain operational and marketing services. For the year ended June 30, 2024, the Company recorded approximately $37.3 million of expense to MSG Entertainment pursuant to the MSGE Services Agreement (and inclusive of certain amounts paid to Sphere Entertainment and MSG Entertainment for the provision of executive support discussed below under “—Other Arrangements and Agreements with MSG Entertainment, Sphere Entertainment and/or AMC Networks”).
The Company and MSG Entertainment, as parties receiving services under the MSGE Services Agreement, indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the MSGE Services Agreement. Similarly, each party providing services under the MSGE Services Agreement indemnifies the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.
Arena License Agreements
In connection with the SPHR Distribution, subsidiaries of the Company entered into Arena License Agreements with a subsidiary of MSG Entertainment that require the Knicks and the Rangers to play their home games at the Garden. Under the Arena License Agreements, which each have a term of 35 years, the Knicks and the Rangers pay an annual license fee in connection with their respective use of The Garden. For each, the Arena License Agreement provides that the license fee for the first full contract year ended June 30, 2021 was to be approximately $22.5 million for the Knicks and approximately $16.7 million for the Rangers, and then for each subsequent year, the license fees will be 103% of the license fees for the immediately preceding contract year. The teams are not required to pay the license fee during a period in which The Garden is unavailable for use due to a force majeure event (including when events at The Garden were suspended by government mandate as a result of the COVID-19 pandemic). If, due to a force majeure event, capacity at The Garden is limited to 1,000 or fewer attendees, the teams may schedule and play home games at The Garden with applicable rent payable to the Company under the Arena License Agreements reduced by 80%. If, due to a force majeure event, capacity at The Garden is limited to less than full capacity but over 1,000 attendees, the parties will agree on an appropriate reduction to the rent payments.
For the year ended June 30, 2024, the Company recognized total license fee expense under the Arena License Agreements of approximately $67.6 million to MSG Entertainment.
The Arena License Agreements set forth the terms of the teams’ use of The Garden, including arrangements for the provision of amenities, game day and other services. While MSG Entertainment will provide game day services for the Knicks and the Rangers, most of the associated costs will be borne by the teams. Pursuant to the Arena License Agreements, MSG Entertainment, at its sole cost and expense, is responsible for the maintenance, equipment and other functions needed to operate, repair and maintain The Garden.
Pursuant to the Arena License Agreements, MSG Entertainment operates and manages the sale of food and beverage services during all Knicks and Rangers events, for which MSG Entertainment shares 50% of net profits with the Company. For the year ended June 30, 2024, the Company recorded revenue for food and beverage services of approximately $15.2 million shared from MSG Entertainment.
Pursuant to the Arena License Agreements, MSG Entertainment also has the right and obligation to operate and manage team merchandise sales at The Garden and MSG Entertainment earns a 30% commission on revenues from team merchandise sold in The Garden. MSG Entertainment maintains the exclusive right to control the operation and sale of non-team merchandise. For the year ended June 30, 2024, the Company recorded commission expense of approximately $6.6 million related to team merchandise sales at The Garden.
Pursuant to the Arena License Agreements, MSG Entertainment has the exclusive right to license and manage suites and club memberships at The Garden, including for use during Knicks and Rangers games, subject to certain exceptions, and shares a portion of the revenues from such licenses and club memberships with the Company. The Company is entitled to 67.5% of revenues (net of any contracted catering credits), for suites or club memberships sold for all or substantially all events at The Garden, including team home games. The Company receives all revenues from the sale of suites licensed for team-only packages or individual team games, subject to a 20-25% commission to MSG Entertainment. For any customizable suite package, revenues are divided between the Company and MSG Entertainment on a proportional basis, with the Company receiving all revenues attributable to Knicks and Rangers events included in the package, less a 20-25% commission to MSG Entertainment. For the year ended June 30, 2024, the Company recorded approximately $118.9 million of revenue from licensing suite and club memberships.
Pursuant to the Arena License Agreements, the Company retains 47.5% of revenue from the sale of certain arena shared sponsorship assets, such as fixed signage or entitlements at The Garden. MSG Entertainment is not entitled to any revenue from certain team sponsorship assets, such as courtside or rinkside advertising and other team or event-specific sponsorship assets. The Company is also entitled to 32.5% of the revenue from the sale of any arena naming rights. For the year ended June 30, 2024, the Company recorded approximately $7.7 million of revenue from arena shared sponsorship assets from MSG Entertainment.
Pursuant to the Arena License Agreements, MSG Entertainment does not have the right to sell or retain revenues from ticket sales or resales to team events. The Arena License Agreements set forth MSG Entertainment’s responsibilities with respect to box office services, ticket printing and the Knicks’ and the Rangers’ respective responsibilities to comply with MSG Entertainment’s ticket agent agreements.
The Arena License Agreements provide that the Knicks and the Rangers are responsible for 100% of any real property or similar taxes applicable to The Garden. If the tax exemption is repealed or the teams are otherwise subject to property tax through no fault of the teams, the revenue opportunity that MSG Entertainment may generate from team events will be reduced on a percentage basis as set forth in the Arena License Agreements.
The Arena License Agreements provide for MSG Entertainment to prepare an annual budget, in consultation with the teams, subject to certain team consent rights.
NBA consent is required to amend the Knicks’ Arena License Agreement.
Sponsorship Sales and Service Representation Agreements
In connection with the SPHR Distribution, the Knicks and the Rangers entered into sponsorship sales and service representation agreements with a subsidiary of MSG Entertainment, which have terms of more than 10 years (subject to an early termination right exercisable by May 31, 2025 and effective June 30, 2025). Under these agreements, MSG Entertainment is the exclusive sales and service representative for all sponsorship benefits available for sale in connection with the Knicks and the Rangers, as well as the Knicks’ development team, the Westchester Knicks, and Knicks Gaming, the official NBA 2K esports franchise of the Knicks, subject to certain exceptions (e.g., regarding television and radio rights licensed to MSG Networks pursuant to separate media rights agreements). MSG Entertainment receives a commission from the Company, subject to certain exceptions set forth in the agreements. Commissions are generally set at 12.5% of gross revenue, and may be increased to 17.5% of gross revenue for sales above the annual target revenue for the year. Commissions may also be reduced to account for fulfillment costs associated with a particular sponsorship asset. For the year ended June 30, 2024, the Company recorded commission expense of approximately $10.2 million to MSG Entertainment.
The Company also pays annual sales operation fixed payments to MSG Entertainment associated with providing sponsorship sales services. For each subsequent year, the payment will be 103% of the payment for the immediately preceding contract year. For the year ended June 30, 2024, the Company recorded expense of approximately $8.9 million to MSG Entertainment.
These agreements are subject to certain termination rights, including the right of each of the Company and MSG Entertainment to terminate if the Company and MSG Entertainment are no longer affiliates, and the Company’s right to terminate if certain sales thresholds are not met (unless MSG Entertainment pays the Company the shortfall). NBA consent is required to amend the Knicks’ sponsorship sales and service representation agreement.
Team Sponsorship Allocation Agreement
The Company and MSG Entertainment each routinely enter into sponsorship agreements with third-parties that include the assets of both companies with either the Company or MSG Entertainment serving as the contracting party with the third-party sponsor. In connection with the SPHR Distribution, the Company entered into a team sponsorship allocation agreement with MSG Entertainment pursuant to which the Company and MSG Entertainment distribute payments received under the third-party sponsorship agreements to each other generally in accordance with the relative value of the assets provided by each company under the respective third-party agreement. The Company and MSG Entertainment have also agreed to use commercially reasonable efforts to continue to receive the payments by the third-party sponsors, and have agreed that neither party would take any action that would cause the other one to be in breach under the third-party agreements (to the extent they had knowledge or reason to have knowledge of such agreement), as well as to consult with each other in the event of a breach by a third-party sponsor.
Group Ticket Sales and Service Representation Agreement
In connection with the SPHR Distribution, the Company entered into a group ticket sales and service representation agreement with MSG Entertainment, with an initial term lasting until June 30, 2024 and automatically renewing annually thereafter, pursuant to which the Company is the MSG Entertainment’s sales and service representative to sell group tickets and ticket packages. MSG Entertainment pays the Company a 7.5% commission on gross revenue derived from group ticket sales placed on behalf of MSG Entertainment by the Company and MSG Entertainment reimburses the Company for a share of certain of its costs, which is determined by mutual good faith agreement of the parties and revisited each month to cover costs such as sales and service staff and overhead allocated to commission sales. For the year ended June 30, 2024, the Company recorded revenue of approximately $5.9 million related to the group ticket sales and service representation agreement.
Other Arrangements and Agreements with MSG Entertainment
The Company made market rate interest-bearing advances to MSG Entertainment in connection with the construction of new premium hospitality suites at The Garden in the amount of $419,814, which were fully repaid (including interest) by MSG Entertainment in the second quarter of the year ended June 30, 2024.
The Company subleases approximately 47,000 square feet of office space at Two Pennsylvania Plaza in New York City from MSG Entertainment. In the year ended June 30, 2024, the Company recorded approximately $3.7 million of sublease expense to MSG Entertainment pursuant to the sublease.
Other Arrangements and Agreements with MSG Entertainment, Sphere Entertainment and/or AMC Networks
The Company has agreed to share certain executive support costs, including office space, executive assistants, security and transportation costs, for the Company’s Executive Chairman and Chief Executive Officer with Sphere Entertainment and MSG Entertainment, for the Company’s Executive Vice President, with Sphere Entertainment and AMC Networks, and for the Company’s Vice Chairman, with Sphere Entertainment, MSG Entertainment and AMC Networks. The Company’s portion of such executive support expenses for the fiscal year ended June 30, 2024 was $635,935. The Company has also agreed to allocate certain costs with MSG Entertainment and Sphere Entertainment in connection with services provided by employees of the Company, MSG Entertainment or Sphere Entertainment, as applicable, to the Company, MSG Entertainment or Sphere Entertainment, as applicable. In addition, the Company has entered into a number of commercial and other arrangements and agreements with MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Networks and its subsidiaries, none of which are material to the Company. For the fiscal year ended June 30, 2024, these included, but were not limited to, arrangements for the use of equipment, lease and use of offices and other premises, provision of transport services and vendor services, access to technology, certain licensing agreements, sponsorship agreements, certain trademark licensing agreements and lease of suites and sponsorship of the Company and its professional sports teams, as applicable.
In addition, the Company and each of MSG Entertainment, Sphere Entertainment and AMC Networks are or were party to aircraft arrangements described below. See “— Aircraft Arrangements” and “— Dolan Family Arrangements.”

AIRCRAFT ARRANGEMENTS
The Company has various arrangements with subsidiaries of MSG Entertainment and Sphere Entertainment, pursuant to which the Company has the right to lease on a “time-sharing” basis certain aircraft leased by MSG Entertainment, and MSG Entertainment and Sphere Entertainment have the right to lease on a non-exclusive (“dry-lease”) basis certain aircraft leased by the Company, and pursuant to which MSG Entertainment provides certain aircraft support services. The three companies have agreed to allocate expenses in connection with the use by each company (or their executives) of aircraft leased by the Company and MSG Entertainment. Pursuant to these arrangements, the Company made payments to MSG Entertainment of $4,279,137, and MSG Entertainment and Sphere Entertainment each made payments to the Company of $2,360,440 during the fiscal year ended June 30, 2024. In calculating the amounts payable under these arrangements, the parties allocate in good faith the treatment of any flight that is for the benefit of two or three of the companies.
The Company has agreed to an allocation of the costs of (i) personal helicopter use (including commutation) with MSG Entertainment, Sphere Entertainment and AMC Networks and (ii) personal aircraft use with MSG Entertainment and Sphere Entertainment, in each case, for certain shared executives. The Company’s portion of such expenses during the fiscal year ended June 30, 2024 was $512,994. See “Compensation Discussion & Analysis — Perquisites — Aircraft Arrangements.”

DOLAN FAMILY ARRANGEMENTS
From time to time, certain services of the Company may be made available to members of the Dolan family and to entities owned by them. It is the policy of the Company to receive reimbursement for the costs of these services. In addition, see “Stock Ownership Table” for a description of registration rights agreements among the Dolan family interests and the Company.

OTHER
Quentin F. Dolan, a director and the son of James L. Dolan, the Executive Chairman and Chief Executive Officer of the Company, has been employed by a subsidiary of the Company in a non-executive capacity since May 2022. For the fiscal year ended June 30, 2024, Mr. Quentin F. Dolan earned $301,787 in his capacity as a non-executive employee.

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST
Our Executive Chairman and Chief Executive Officer, James L. Dolan, also serves as the Executive Chairman and Chief Executive Officer of MSG Entertainment and Sphere Entertainment, our Executive Vice President, David Granville-Smith, also serves as Executive Vice President of Sphere Entertainment and AMC Networks and our Senior Vice President, Associate General Counsel and Secretary, Mark C. Cresitello, serves as Secretary of MSG Entertainment and Sphere Entertainment. Nine of our director nominees (including James L. Dolan) also serve as directors of MSG Entertainment. Ten of our director nominees (including James L. Dolan) also serve as directors of Sphere Entertainment. Six of our director nominees (including James L. Dolan) also serve as directors of AMC Networks. Gregg G. Seibert, the Company’s Vice Chairman, also serves as Vice Chairman of MSG Entertainment, Sphere Entertainment and AMC Networks and Charles F. Dolan serves as Chairman Emeritus of AMC Networks concurrently with his service on our Board. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting the Company, on the one hand, and MSG Entertainment, Sphere Entertainment or AMC Networks, on the other hand. For example, there is the potential for a conflict of interest when we and MSG Entertainment, Sphere Entertainment and/or AMC Networks look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between MSG Entertainment, Sphere Entertainment, including MSG Networks as a subsidiary of MSG Entertainment, and/or AMC Networks and us. In addition, certain of our officers and directors own MSG Entertainment, Sphere Entertainment and/or AMC Networks stock, restricted stock units, performance stock units, stock options and/or performance stock options.
These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company, MSG Entertainment, Sphere Entertainment or AMC Networks. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.
Our Certificate of Incorporation acknowledges that the Company may have overlapping directors and officers with AMC Networks and their respective subsidiaries and that the Company may engage in material business transactions with such entities. In our Certificate of Incorporation, the Company has renounced its rights to certain business opportunities and provided that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to AMC Networks or any of their respective subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The Certificate of Incorporation also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and AMC Networks and/or any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders. In connection with the SPHR and MSGE Distributions, our Board adopted and amended an Overlap Policy to extend the same provisions to overlapping directors and officers with Sphere Entertainment and MSG Entertainment.

RELATED PARTY TRANSACTION APPROVAL POLICY
The Company has adopted a written policy whereby an Independent Committee of our Board reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds the dollar threshold set forth in Item 404 of Regulation S-K adopted by the SEC (currently $120,000). To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on the Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.
In addition, our Board has adopted an approval policy for transactions with MSG Entertainment, Sphere Entertainment and AMC Networks and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and/or AMC Networks and its subsidiaries, on the other hand, in which the amount exceeds $1 million. In addition, an Independent Committee receives a quarterly update from the Company’s internal audit function of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Networks and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of the intercompany arrangements under the policy but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1 million, as well as the handling and resolution of any disputes involving amounts in excess of $1 million. Our executive officers and directors who are also senior executives or directors of MSG Entertainment, Sphere Entertainment and/or AMC Networks may participate in the negotiation, execution, amendment, modification, or termination of intercompany arrangements subject to the policy, as well as in any resolution of disputes thereunder, on behalf of any or all of the Company, MSG Entertainment, Sphere Entertainment and/or AMC Networks, as applicable, in each case under the direction or ultimate approval of an Independent Committee or the comparable committee of the board of directors of the Company, MSG Entertainment, Sphere Entertainment and/or AMC Networks, as applicable.
Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the Company’s independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of the NYSE’s corporate governance standards.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10% of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the fiscal year ended June 30, 2024.

With respect to Victoria M. Mink, one Form 4 pertaining to one transaction was filed one day late due to an administrative error by Ms. Mink’s broker. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is not aware of other such failures.

STOCK OWNERSHIP TABLE

The table sets forth, to the best of the Company’s knowledge and belief, certain information as of October 15, 2024 with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person that beneficially holds more than 5% of any class of the outstanding shares of the Company based on the Company’s review of SEC filings, (ii) each director or director nominee of the Company and (iii) each NEO of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group (3) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	592,872	3.0%	70.9%
	Class B Common Stock	4,529,517	100.0%
Charles F. Dolan (3)(4)(6)(17)(19-20)(26-30) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	189,214	1.0%	41.7%
	Class B Common Stock	2,682,470	59.2%
James L. Dolan (3)(5)(7)(10)(16)(21) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	223,135	1.1%	9.9%
	Class B Common Stock	618,369	13.7%
Thomas C. Dolan (3)(6)(8)(16)(18)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	33,047	*	4.8%
	Class B Common Stock	308,986	6.8%
Brian G. Sweeney (3)(6)(9)(15)(16)(17)(20)(24) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	77,177	*	8.3%
	Class B Common Stock	530,761	11.7%
Paul J. Dolan (3)(6)(10)(21)(25) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	75,683	*	14.2%
	Class B Common Stock	910,651	20.1%
Marianne E. Dolan Weber (3)(6)(11)(16)(18)(23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	56,550	*	4.7%
	Class B Common Stock	296,934	6.6%
Charles P. Dolan (6)	Class A Common Stock	6,094	*	*
	Class B Common Stock	—	—
Quentin F. Dolan (5)(6)	Class A Common Stock	326	*	*
	Class B Common Stock	—	—
Ryan T. Dolan (6)	Class A Common Stock	576	*	*
	Class B Common Stock	—	—
Joseph M. Cohen (6)	Class A Common Stock	609	*	*
	Class B Common Stock	—	—
Andrew Lustgarten (5)(6)(12)	Class A Common Stock	146,205	*	*
	Class B Common Stock	—	—
Stephen C. Mills (6)	Class A Common Stock	832	*	*
	Class B Common Stock	—	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Richard D. Parsons (6)(13)	Class A Common Stock	4,479	*	*
	Class B Common Stock	—	—
Nelson Peltz (6)	Class A Common Stock	506	*	*
	Class B Common Stock	—	—
Alan D. Schwartz (6)	Class A Common Stock	6,163	*	*
	Class B Common Stock	—	—
Ivan Seidenberg (6)	Class A Common Stock	—	—	—
	Class B Common Stock	—	—
Vincent Tese (6)	Class A Common Stock	3,744	*	*
	Class B Common Stock	—	—
Anthony J. Vinciquerra (6)	Class A Common Stock	—	—	—
	Class B Common Stock	—	—
David Granville-Smith (5)	Class A Common Stock	3,699	*	*
	Class B Common Stock	—	—
Victoria M. Mink (5)	Class A Common Stock	12,078	*	*
	Class B Common Stock	—	—
Jamaal T. Lesane (5)	Class A Common Stock	3,848	*	*
	Class B Common Stock	—	—
Alexander Shvartsman (5)	Class A Common Stock	4,681	*	*
	Class B Common Stock	—	—
David Hopkinson (5)(14)	Class A Common Stock	4,628	*	*
	Class B Common Stock	—	—
All current executive officers and directors as a group (3) – (13)	Class A Common Stock	782,475	4.0%	70.9%
	Class B Common Stock	4,519,413	99.8%
Deborah A. Dolan-Sweeney (3)(6)(9)(15)(16)(17)(20)(24) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	77,177	*	8.3%
	Class B Common Stock	530,761	11.7%
Kathleen M. Dolan (3)(10)(16)(21–25) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	125,123	*	28.5%
	Class B Common Stock	1,833,002	40.5%
Mary S. Dolan (3)(17)(19)(24)(26) – (30) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	44,102	*	42.8%
	Class B Common Stock	2,764,363	61.0%
Matthew J. Dolan (3)(18)(22)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	30,576	*	9.4%
	Class B Common Stock	605,920	13.4%
Corby Dolan Leinauer (3)(19)(26–30) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	24,303	*	38.0%
	Class B Common Stock	2,458,036	54.3%
Charles F. Dolan 2009 Revocable Trust (3)(4)(9)(15)(20) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	36,922	*	3.5%
	Class B Common Stock	224,434	5.0%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan Children Trust FBO James L. Dolan (3)(7)(10)(17)(21) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	29,249	*	9.4%
	Class B Common Stock	604,324	13.3%
Charles F. Dolan Children Trust FBO Thomas C. Dolan (3)(8)(16)(18)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	13,295	*	4.8%
	Class B Common Stock	308,986	6.8%
Charles F. Dolan Children Trust FBO Marianne Dolan Weber (3)(11)(16)(18)(23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	15,954	*	4.6%
	Class B Common Stock	296,934	6.6%
Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney (3)(9)(15)(16)(17)(24) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	15,954	*	4.8%
	Class B Common Stock	306,327	6.8%
Charles F. Dolan Children Trust FBO Kathleen M. Dolan (3)(10)(16)(25) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	15,954	*	4.8%
	Class B Common Stock	306,327	6.8%
Charles F. Dolan 2009 Family Trust FBO James L. Dolan (3)(4)(17)(19)(26) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	4,431	*	12.7%
	Class B Common Stock	824,635	18.2%
Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan (3)(4)(17)(19)(27) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	4,431	*	6.7%
	Class B Common Stock	430,560	9.5%
Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber (3)(4)(17)(19)(28) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	4,431	*	6.6%
	Class B Common Stock	426,560	9.4%
Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (3)(4)(17)(19)(29) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	4,431	*	5.7%
	Class B Common Stock	370,561	8.2%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan (3)(4)(17)(19)(30) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	4,431	*	6.3%
	Class B Common Stock	405,561	9.0%
BlackRock, Inc. (31) 50 Hudson Yards New York, NY 10001	Class A Common Stock	2,103,590	10.8%	3.2%
	Class B Common Stock	—	—
The Vanguard Group (32) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	1,942,456	10.0%	3.0%
	Class B Common Stock	—	—
Silver Lake Entities (33) 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025	Class A Common Stock	1,865,862	9.6%	2.9%
	Class B Common Stock	—	—
GAMCO Investors, Inc. (34) One Corporate Center Rye, NY 10580	Class A Common Stock	1,127,997	5.8%	1.7%
	Class B Common Stock	—	—
Ariel Investments, LLC (35) 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	Class A Common Stock	946,982	4.9%	1.5%
	Class B Common Stock	—	—
___________________
*Less than 1%.
(1)Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Share ownership reflects rounding for share-based compensation in the aggregate, not by specific tranche or award. For purposes of this table, fractional shares have been rounded to the nearest whole share.
(2)Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has ten votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of our Board rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of our Board.
(3)Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as co-trustee of the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Kathleen M. Dolan, individually and as co-trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts” and individually, a “Dolan Children Trust”), and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney; the CFD 2009 Trust; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the

Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan; the Ryan Dolan 1989 Trust; and the Tara Dolan 1989 Trust. Individuals who are not Group Members but are trustees of trusts that are Group Members also include Brian G. Sweeney, as a co-trustee of the CFD 2009 Trust; Corby Dolan Leinauer, as co-trustee of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan, the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”); Paul J. Dolan, as co-trustee of the Dolan Children Trust FBO Kathleen M. Dolan and the Dolan Children Trust FBO James L. Dolan; Matthew J. Dolan, as co-trustee of the Dolan Children Trust FBO Marianne Dolan Weber and the Dolan Children Trust FBO Thomas C. Dolan; and Mary S. Dolan, as a co-trustee of the Dolan Children Trust FBO Deborah Dolan-Sweeney and each of the 2009 Family Trusts. The Group Members may be deemed to beneficially own an aggregate of (i) 592,872 shares of Class A Common Stock and (ii) 4,529,517 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof. Group Members in the aggregate may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 4,529,517 shares of Class B Common Stock (representing all outstanding Class B Common Stock) and the equal number of shares of Class A Common Stock issuable upon conversion thereof by reason of the terms of an agreement among the group members. Individuals who are not Group Members but are trustees of trusts that are Group Members may be deemed to beneficially own an additional 38,832 shares of Class A Common Stock that are not beneficially owned by Group Members.
(4)Charles F. Dolan may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 189,214 shares of Class A Common Stock (including 36,922 shares of Class A Common Stock owned of record by the CFD 2009 Trust for which he serves as co-trustee, 130,137 shares of Class A Common Stock owned of record by the Dolan Family Foundation and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts) and an aggregate of 2,682,470 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 224,434 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and of which he is the sole beneficiary, and an aggregate of 2,458,036 shares of Class B Common Stock owned of record by the 2009 Family Trusts). Includes an aggregate of 2,458,036 shares of Class B Common Stock owned of record by the 2009 Family Trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. He disclaims beneficial ownership of 130,137 shares of Class A Common Stock owned of record by the Dolan Family Foundation and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, and 2,458,036 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts.
(5)Does not include unvested restricted stock units, target amount of unvested performance stock units or stock options granted under the Employee Stock Plan (except for restricted stock units and performance stock units subject to vesting and stock options exercisable, in each case, within 60 days of October 15, 2024). The excluded number of restricted stock units for the following individuals are: Messrs. James L. Dolan, 36,197 units; Quentin F. Dolan, 205 units; David Granville-Smith, 20,618 units; Jamaal T. Lesane, 6,259 units; and Alexander Shvartsman, 1,723 units; and Ms. Victoria M. Mink, 6,261 units. The excluded number of target performance stock units for the following individuals are: Messrs. James L. Dolan, 54,126 units; Quentin F. Dolan, 232 units; Andrew Lustgarten, 12,439 units; David Granville-Smith, 9,296 units; Jamaal T. Lesane, 8,759 units; Alexander Shvartsman, 2,685 units; and David G. Hopkinson, 12,997 units; and Ms. Victoria M. Mink, 9,759 units.
(6)Does not include restricted stock units granted under the Director Stock Plan. The excluded number of restricted stock units for each of the following individuals is: Messrs. Charles F. Dolan, 6,065 units; Charles P. Dolan, 6,065 units; Paul J. Dolan, 3,872 units; Quentin F. Dolan, 884 units; Ryan T. Dolan, 3,911 units; Thomas C. Dolan, 6,065 units; Joseph M. Cohen, 3,911 units; Andrew Lustgarten, 1,686 units; Stephen C. Mills, 3,911 units; Richard D. Parsons, 6,065 units; Nelson Peltz, 7,323 units; Alan D. Schwartz, 6,874 units; Ivan Seidenberg, 5,618 units; Brian G. Sweeney, 6,065 units; Vincent Tese, 6,065 units; Anthony J. Vinciquerra, 4,468 units; and Ms. Marianne E. Dolan Weber, 5,436 units.
(7)James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 183,278 shares of Class A Common Stock (including 182,787 shares of Class A Common Stock owned of record personally and 491 shares of Class A Common Stock held as custodian for one or more minor children) and 14,045 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record personally, and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 39,857 shares of Class A Common Stock (including 416 shares of Class A Common Stock owned jointly with his spouse, 10,192 shares of Class A Common Stock owned of record personally by his spouse and 29,249 shares of Class A Common Stock owned of record by the Dolan Children Trust for his benefit) and 604,324 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 491 shares of Class A Common Stock held as custodian for one or more minor children, 10,192 shares of Class A common Stock owned of record personally by his spouse, and 29,249 shares of Class A Common Stock and 604,324 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.
(8)Thomas C. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 19,752 shares of Class A Common Stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 13,295 shares of Class A Common Stock and 308,986 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 13,295 shares of Class A Common Stock and 308,986 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.
(9)Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 15,182 shares of Class A Common Stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 61,995 shares of Class A Common Stock (including 6,872 shares of Class A Common Stock owned by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 2,247 shares of Class A Common Stock held in trust for his children for which he serves as trustee, 36,922 shares of Class A Common Stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of his spouse) and 530,761 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 224,434 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for the benefit of his spouse). He disclaims beneficial ownership of the 6,872 shares of Class A Common Stock owned by his spouse, the 2,247 shares of Class A Common Stock held in trusts for his children for which he serves as trustee, 36,922 shares of Class A Common Stock owned of record by the CFD 2009 Trust for which he serves as co-trustee and 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of his spouse, and 530,761 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 224,434 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for the benefit of his spouse).
(10)Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 30,480 shares of Class A Common Stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 45,203 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 910,651 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 30,480 shares of Class A Common Stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee, an aggregate of 45,203 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 910,651 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee.
(11)Marianne E. Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 8,063 shares of Class A Common Stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 48,487 shares of Class A Common Stock (including 32,533 shares of Class A Common Stock owned of record by the Heartfelt Wings Foundation Inc.

and 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit) and 296,934 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit, 32,533 shares of Class A Common Stock owned of record by the Heartfelt Wings Foundation Inc. and 296,934 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit.
(12)Includes 1,938 shares held by an LLC of which Mr. Lustgarten has a direct pecuniary interest. Mr. Lustgarten disclaims beneficial ownership of the 4,062 shares held by the LLC of which he does not have a pecuniary interest. Includes 93,826 time-based options exercisable within 60 days of October 15, 2024 by Mr. Lustgarten and 13,484 vested performance stock units granted under the Employee Stock Plan to be settled into shares on November 27, 2024, 90 days after the certification of fiscal year 2022 performance criteria by the compensation committee.
(13)Includes 816 shares held in a trust of which Mr. Parsons is a trustee. Mr. Parsons disclaims beneficial ownership of the shares held in the trust.
(14)Includes 4,613 vested performance stock units granted to Mr. Hopkinson under the Employee Stock Plan to be settled into shares on November 27, 2024, 90 days after the certification of fiscal year 2022 performance criteria by the compensation committee.
(15)Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,872 shares of Class A Common Stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 70,305 shares of Class A Common Stock (including 15,182 shares of Class A Common Stock owned of record by her spouse, 2,247 shares of Class A Common Stock held by trusts for her children for which her spouse serves as trustee, 36,922 shares of Class A Common Stock owned of record by the CFD 2009 Trust for which her spouse serves as co-trustee and 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit), and 530,761 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for her benefit, 224,434 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee). She disclaims beneficial ownership of 15,182 shares of Class A Common Stock owned of record by her spouse, 2,247 shares of Class A Common Stock held by trusts for her children for which her spouse serves as trustee, 36,922 shares of Class A Common Stock owned of record by the CFD 2009 Trust for which her spouse serves as co-trustee and 15,954 shares of Class A Common Stock and 530,761 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for her benefit, 224,434 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee).
(16)Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,184 shares of Class A Common Stock (including 1,568 shares of Class A Common Stock owned of record personally and 616 shares of Class A Common Stock held as custodian for one or more minor children) and an aggregate of 10,104 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 5,052 shares of Class B Common Stock owned of record by the Ryan Dolan 1989 Trust and 5,052 shares of Class B Common Stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 122,939 shares of Class A Common Stock (including 32,533 shares of Class A Common Stock owned of record by the Green Mountain Foundation Inc. and an aggregate of 90,406 shares of Class A Common Stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee) and an aggregate of 1,822,898 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts, for which she serves as co-trustee. She disclaims beneficial ownership of 616 shares of Class A Common Stock held as custodian for one or more minor children, 32,533 shares of Class A Common Stock owned of record by the Green Mountain Foundation Inc., an aggregate of 90,406 shares of Class A Common Stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee and an aggregate of 1,833,002 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 5,052 shares of Class B Common Stock owned of record by the Ryan Dolan 1989 Trust and 5,052 shares of Class B Common Stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee, and 1,822,898 shares of Class B Common Stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee).

(17)Mary S. Dolan may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 2,274 shares of Class A Common Stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 41,828 shares of Class A Common Stock (including 2,603 shares of Class A Common Stock owned jointly with her spouse, 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 2,764,363 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 2,458,036 shares of Class B Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee). She disclaims beneficial ownership of 2,274 shares of Class A Common Stock held as custodian for one or more minor children, 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee, and 306,327 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for the benefit of Deborah A. Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 2,458,036 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee.
(18)Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 795 shares of Class A Common Stock (including 408 shares of Class A Common Stock owned of record personally and 387 shares of Class A Common Stock held as custodian for a minor child) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 29,781 shares of Class A Common Stock (including 316 shares of Class A Common Stock owned jointly with his spouse, 216 shares of Class A Common Stock held by his spouse as custodian for a minor child and 29,249 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 605,920 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne E. Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 387 shares of Class A Common Stock held as custodian for a minor child, 216 shares of Class A Common Stock held by his spouse as custodian for a minor child and an aggregate of 29,249 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee, and an aggregate of 605,920 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee.
(19)Corby Dolan Leinauer may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 314 shares of Class A Common Stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 23,989 shares of Class A Common Stock (including 164 shares of Class A Common Stock owned jointly with her spouse, 554 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, and 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee), and an aggregate of 2,458,036 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee. She disclaims beneficial ownership of 314 shares of Class A Common Stock held as custodian for one or more minor children, 554 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, and 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee, and an aggregate of 2,458,036 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee.
(20)Charles F. Dolan and Brian G. Sweeney are the trustees of the Charles F. Dolan 2009 Revocable Trust and have the shared power to vote and dispose of the shares held by the trust.
(21)Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(22)Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(23)Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.
(24)Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.
(25)Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(26)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(27)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(28)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.
(29)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.
(30)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(31)Based upon a Schedule 13G (Amendment No. 1) filed with the SEC on January 24, 2024, BlackRock, Inc. and certain of its subsidiaries (together, “BlackRock”) beneficially owns an aggregate of 2,103,590 shares of Class A Common Stock. BlackRock has sole voting power over 2,032,445 shares of Class A Common Stock and sole dispositive power over 2,103,590 shares of Class A Common Stock.
(32)Based upon a Schedule 13G (Amendment No. 10) filed with the SEC on March 11, 2024, The Vanguard Group (“Vanguard”) beneficially owns 1,942,456 shares of Class A Common Stock. Vanguard has shared voting power over 5,762 shares of Class A Common Stock, sole dispositive power over 1,919,152 shares of Class A Common Stock and shared dispositive power over 23,304 shares of Class A Common Stock.
(33)Based upon a Schedule 13D (Amendment No. 3) filed on December 26, 2018, SLP Investment Holdco, L.P. (“SLP Holdco”), SLP Investment Holdings, L.L.C., Silver Lake Technology Associates IV, L.P., SLTA IV (GP), L.L.C., Silver Lake Group, L.L.C., Silver Lake Partners V DE (AIV) Marquee, L.P. (“SLP V Marquee”), Silver Lake

Technology Investors V DE (AIV) Marquee, L.P. (“SLTI V Marquee”), Silver Lake Technology Associates V Marquee, L.P., SLTA V (GP) Marquee, L.L.C., and SLP Marquee Investor, L.L.C. (together, the “Silver Lake Entities”) beneficially owns an aggregate of 1,865,862 shares of Class A Common Stock. The 1,865,862 shares of Class A Common Stock beneficially owned by the Silver Lake Entities includes (i) 939,996 shares of Class A Common Stock held by SLP Holdco, (ii) 912,811 shares of Class A Common Stock held by SLP V Marquee and (iii) 13,055 shares of Class A Common Stock held by SLTI V Marquee. SLP Holdco has shared voting power over 939,996 shares of Class A Common Stock, and shared dispositive power over 939,996 shares of Class A Common Stock. SLP V Marquee has shared voting power over 912,811 shares of Class A Common Stock, and shared dispositive power over 912,811 shares of Class A Common Stock. SLTI V Marquee has shared voting power over 13,055 shares of Class A Common Stock, and shared dispositive power over 13,055 shares of Class A Common Stock.
(34)Based upon a Schedule 13D (Amendment No. 1) filed with the SEC on March 26, 2020, certain operating subsidiaries of GAMCO Investors, Inc. beneficially hold, or exercise investment discretion over various institutional accounts which would hold, an aggregate of 1,127,997 shares of Class A Common Stock. Mario J. Gabelli who directly or indirectly controls, or for which he acts as Chief Investment Officer of all the GAMCO filing entities, is deemed to have beneficial ownership of the shares of Class A Common Stock held by such entities.
(35)Based upon a Schedule 13G (Amendment No. 2) filed with the SEC on February 14, 2024, Ariel Investments, LLC (“Ariel”) beneficially owns 946,982 shares of Class A Common Stock. Ariel has sole voting power over 831,694 shares of Class A Common Stock and sole dispositive power over 946,982 shares of Class A Common Stock.
As a result of their ownership of all of the shares of Class B Common Stock, certain members of the Dolan family, including certain trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), are able collectively to control stockholder decisions on matters on which holders of our Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Company’s Board. The members of the Dolan Family Group holding Class B Common Stock are parties to a Stockholders Agreement, which has the effect of causing the voting power of the holders of our Class B Common Stock to be cast as a block with respect to all matters to be voted on by holders of our Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan Family Group (representing all of the outstanding Class B Common Stock) are to be voted on all matters in accordance with the determination of the Dolan Family Committee (as defined below), except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B Common Stock owned by certain Dolan family trusts that collectively own approximately 40.5% of the outstanding Class B Common Stock (“Excluded Trusts”). The “Dolan Family Committee” consists of Charles F. Dolan and his six children, James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne E. Dolan Weber and Deborah A. Dolan-Sweeney. The Dolan Family Committee generally acts by majority vote, except that approval of a going-private transaction must be approved by a two-thirds vote and approval of a change in control transaction must be approved by not less than all but one vote. The voting members of the Dolan Family Committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne E. Dolan Weber, with each member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan Family Committee approval of any Company change in control transaction. Shares of Class B Common Stock owned by Excluded Trusts will on all matters be voted in accordance with the determination of the Excluded Trusts holding a majority of the Class B Common Stock held by all Excluded Trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the Class B Common Stock owned by the Excluded Trusts is required.
Charles F. Dolan, all other holders of our Class B Common Stock (other than the Charles F. Dolan Children Trusts) and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 15, 2024, the Dolan Parties owned approximately 2.7 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 59.8% of our Class B Common Stock as well as 502,466 shares of Class A Common Stock, which represented approximately 2.6% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 13.4% of our Common Stock and 42.6% of the aggregate voting power of our Common Stock.
The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 15, 2024, the Children Trusts owned approximately 1.8 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 40.2% of our Class B
Common Stock, as well as 90,406 shares of Class A Common Stock, which represented 0.5% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 8.0% of our Common Stock and 28.3% of the aggregate voting power of our Common Stock.
In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such shares will be converted into shares of Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to any other shares of Class B Common Stock (including the Dolan Shares).
The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement are included as exhibits to our 2024 Form 10-K, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as filed.

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
Our stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2025 annual meeting and have those proposals included in the proxy materials to be distributed by us in connection with our 2025 annual meeting must submit their proposals to Madison Square Garden Sports Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121 on or before June 26, 2025. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2025 proxy statement.
In accordance with our Amended By-laws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2025 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to Madison Square Garden Sports Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121, not less than 60 nor more than 90 days prior to the date of the 2025 annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder, any material interest of such stockholder in the proposal (other than as a stockholder) and any additional information required under the rules of the SEC. Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any additional information required under the rules of the SEC.
In addition to satisfying the foregoing requirements under our Amended By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 5, 2025. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Amended By-Laws.

ADVANCE NOTICE OF PROXY HOLDERS AND QUALIFIED REPRESENTATIVES
Our stockholders must provide advance written notice to the Company if they intend to have any legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on November 26, 2024. Notices should be directed to Madison Square Garden Sports Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

2024 FORM 10-K
A copy of the 2024 Form 10-K, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by email upon written request addressed to Madison Square Garden Sports Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.
You also may obtain our 2024 Form 10-K at the SEC’s website, www.sec.gov, or at www.msgsports.com under Investors — Financials — SEC Filings.

Mark C. Cresitello Secretary
New York, New York
October 24, 2024

ANNEX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
During the fourth quarter of fiscal year 2023, the Company amended the definition of adjusted operating income (loss) (“AOI”) so that the impact of the non-cash portion of operating lease costs related to the Company’s Arena License Agreements with MSG Entertainment is no longer excluded.
The Company believes that presenting AOI, a non-GAAP measure, is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. The Company defines adjusted operating income (loss) as operating income (loss) excluding (1) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (2) share-based compensation expense or benefit, (3) restructuring charges or credits, (4) gains or losses on sales or dispositions of businesses, (5) the impact of purchase accounting adjustments related to business acquisitions, and (6) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company’s business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, the Company believes that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with GAAP, gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s
Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).
The Company believes adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. Internally, the Company uses revenues and adjusted operating income (loss) as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.
Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows provided by (used in) operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
All dollar amounts included in this Annex A are presented in thousands, except as otherwise noted. The following is a reconciliation of operating income (loss) (GAAP) to adjusted operating income (loss) (non-GAAP) for each of the fiscal years ended June 30, 2024, 2023, 2022 and 2021 as disclosed in our Annual Report on Form 10-K for the relevant fiscal year. See each of our Annual Reports on Form 10-K for the fiscal year ended June 30, 2024, 2023, 2022 and 2021 for additional information.

A-1

The following is a reconciliation of operating income (GAAP) to adjusted operating income (non-GAAP):

Year Ended June 30, 2024
Operating income	$146,038
Depreciation and amortization	3,164
Share-based compensation	21,291
Remeasurement of deferred compensation plan liabilities	1,749
Adjusted operating income(1)	$172,242

Year Ended June 30, 2023
Operating income	$85,174
Depreciation and amortization	3,577
Share-based compensation	25,203
Remeasurement of deferred compensation plan liabilities	1,091
Adjusted operating income(1)	$115,045
___________________
(1)The Company has amended the definition of adjusted operating income so that the impact of the non-cash portion of operating lease costs related to the Company’s Arena License Agreements with MSG Entertainment is no longer excluded. Pursuant to GAAP, recognition of operating lease costs is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease costs is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Adjusted operating income includes operating lease costs of (i) $42,769 and $41,524 of expense paid in cash for the years ended June 30, 2024 and 2023, respectively, and (ii) a non-cash expense of $24,850 and $26,096, for the years ended June 30, 2024 and 2023, respectively.

Year Ended June 30, 2022
Operating income	$86,080
Deferred rent	27,305
Depreciation and amortization	5,042
Share-based compensation	24,245
Remeasurement of deferred compensation plan liabilities	(461)
Adjusted operating income	$142,211

Year Ended June 30, 2021
Operating loss	$(78,443)
Deferred rent	28,305
Depreciation and amortization	5,574
Share-based compensation	30,437
Restructuring charges	1,597
Adjusted operating income	$(12,530)
A-2

ANNEX B — 2015 EMPLOYEE STOCK PLAN AS AMENDED THROUGH DECEMBER 4, 2024
1.Purpose. The purpose of the 2015 Employee Stock Plan, as amended, is to compensate eligible service providers of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by such service providers upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such service providers on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract and retain desirable personnel.
2.Definitions. When used in this Plan, unless the context otherwise requires:
(a)“Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interest of such Entity.
(b)“Award” shall mean an Option, Right, Restricted Share or Restricted Stock Unit or other equity based award which is granted or made under the Plan.
(c)“Award Agreement” shall mean an agreement which may be entered into by a Participant under the Plan and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.
(d)“Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.
(e)“Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.
(f)“Company” shall mean Madison Square Garden Sports Corp., a Delaware corporation.
(g)“Consent” shall mean (i) any listing,
registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.
(h)“Entity” shall mean any business, corporation, partnership, limited liability company or other entity.
(i)“Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange on which the Shares may be traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.
(j)“GAAP” shall mean accounting principles generally accepted in the United States of America.
(k)“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.
(l)“Options” shall mean the stock options granted pursuant to Section 6 hereof.
(m)“Participant” shall mean any current or former service provider to the Company or any Affiliate who holds an outstanding Award granted under the Plan.

(n)“Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee.
(o)“Plan” shall mean this 2015 Employee Stock Plan, as amended from time to time.
(p)“Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 9 hereof.
(q)“Restricted Shares” shall mean the Shares awarded pursuant to Section 9 hereof that are subject to restrictions upon their sale, assignment, transfer, pledge or other disposal or encumbrance as determined by the Committee.
(r)“Restricted Stock Units” shall mean awards made pursuant to Section 10 hereof, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).
(s)“Restrictions” shall mean the restrictions upon sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as determined by the Committee in respect of an Award of a Restricted Share pursuant to Section 9 hereof.
(t)“Rights” shall mean stock appreciation rights granted pursuant to Section 7 of the Plan.
(u)“Share” shall mean a share of Class A Common Stock, par value $0.01 per share of the Company.
(v)“Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.
3.Administration.
(a)The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors”, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid.
The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.
(b)The Committee shall have full authority, subject to the terms of the Plan (including Section 19), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term or condition of an Award on the achievement of Performance Criteria, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any goals, restrictions, conditions or Performance Criteria applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.
(c)No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, by agreement or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
4.Participants. Except as hereinafter provided, all employees and other service providers of the Company and its Affiliates who are eligible under General Instruction A.1(a) to Form S-8, excluding any member of the Board of Directors who is not a current employee of the Company or its subsidiaries, shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same individual.
5.Share Limitations.
(a)The Committee may make Awards under this Plan for up to an aggregate number of 2,650,333 Shares, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason, in whole or in part, without the issuance of Shares, (ii) any Shares under an Award are not issued because of payment or withholding obligations or (iii) Restricted Shares shall revert back to the Company prior to the lapse of the Restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.
(b)In no event shall any Participant be granted Awards during any one (1) calendar year for, or that relate to, an aggregate number of Shares exceeding 666,666. The maximum number of Shares underlying Awards that may be granted to an individual in any one (1) calendar year under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof.
6.Options. Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.
(a)Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of an Option including, without limitation, conditions the satisfaction of which are measured by Performance Criteria; provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Unless the Award Agreement specifies that the Option is an incentive stock option, it shall be a non-qualified stock option. All or any part of any Options granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.
(b)Exercise Price for Options. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted, except for Options granted pursuant to the Distribution in connection with outstanding MSG Networks stock options granted prior to the Distribution. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 12 hereof.
(c)Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.
(d)Incentive Stock Options Granted to Ten Percent Stockholders. To the extent required by Section 422 of the Internal Revenue Code, no Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five (5) years.
(e)Initial Exercisability Limitation. The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or, if different, the maximum allowed under Section 422 of the Internal Revenue Code.
(f)Settlement of an Option. When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.
7.Rights. The Committee may grant to eligible service providers the right to receive such number of Rights, as determined by the Committee in its sole discretion.
(a)Terms and Conditions. The form, terms and conditions of each Right shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Rights as well as the conditions or circumstances upon which such Rights may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of a Right including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Rights granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.
(b)Exercise Price for Rights. The exercise price of each Right shall be fixed by the Committee at the time a Right is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Right is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Right or Section 12 hereof.
(c)Duration of Rights. The duration of any Right granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Right is outstanding, the Right will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Right was granted.
(d)Settlement of Rights. Upon the exercise of any Rights, the Participant shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Right by (ii) the number of Shares to which such Rights are related. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted.
8.Exercise of Options and Rights.
(a)An Option or Right shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company). Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.
(b)Except to the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d) hereof, within a reasonable time after exercise of an Option or Right the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or Right or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d), within a reasonable time after exercise of an Option or Right the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option or Right.
9.Restricted Shares. The Committee may grant to eligible service providers the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.
(a)Issuance; Terms and Conditions. The form, terms and conditions of each Restricted Share shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the Restrictions upon such Restricted Shares, the dates as of which Restrictions upon such Restricted Shares will cease, and the conditions or circumstances upon which such Restricted Shares will be forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more Restrictions to the vesting of a Restricted Share that relate to the satisfaction of Performance Criteria.
(b)Payment of Par Value. To the extent a Participant is required by law to pay to the Company the par value of a Restricted Share, such Participant shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares or Restricted Shares which have been granted to such Participant by the Committee. In such instances, if the Participant fails to make payment to the Company for such Shares or Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the Participant from the Company or any Affiliate. Unless the Committee determines otherwise, a Participant’s prior service with the Company or any of its Affiliates shall be deemed sufficient consideration for such Restricted Shares and no payment therefore (including, without limitation, for the par value of the Restricted Shares) shall be due from the Participant. Subject to the provisions of Section 15 hereof, the Committee, in its sole discretion, shall either issue to the Participant a certificate representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account upon the payment due, if any, pursuant to this paragraph.
(c)Restriction on Shares. In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. All or any part of any outstanding Restricted Shares granted to any Participant may be vested in full and the Restrictions thereon shall lapse upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.
(d)Forfeiture of Restricted Shares. If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares shall revert back and belong to the Company. In the event that any Restricted Shares should be forfeited by the Participant, revert back and belong to the Company, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the Participant or (in the case of death) to the representative of the Participant’s estate, the full cash amount paid, if any, to the Company by the Participant for such Restricted Shares pursuant to Section 9(b) hereof.
(e)Right to Vote and Receive Dividends on Restricted Shares. Each Participant shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share shall be retained by the Company for the account of the relevant Participant. Such dividends shall revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant Participant.
10.Restricted Stock Units. The Committee may grant to eligible service providers such number of Restricted Stock Units as it may determine in its sole discretion.
(a)Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units. The Committee may, in its sole discretion, establish one or more conditions to the vesting of a Restricted Stock Unit including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Restricted Stock Unit granted to any Participant may be vested in full or paid upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.
(b)Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of an adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.
(c)Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.
11.Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.
12.Certain Adjustments.
(a)In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards.
(b)Fractional Shares or Securities. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.
13.No Rights of a Stockholder. A Participant shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to Options, Rights or Restricted Stock Units unless and until the Company shall have issued and delivered Shares to the Participant and said Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.
14.No Right to Continued Service. Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued service by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such service.
15.Issuance of Shares and Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Any stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares.

Simultaneously with delivery of any stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.
16.Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds or Shares to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.
17.Right of Offset. The Company shall have the right to offset against its obligation to deliver Shares, cash or other property under any Award that does not constitute “non-qualified deferred compensation” pursuant to Section 409A of the Internal Revenue Code any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.
18.Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.
19.Administration and Amendment of the Plan. The Board of Directors or the Committee
may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 12(a) except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.
20.Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any clawback policy adopted by the Company.
21.No Repricing & Reloads. Unless otherwise approved by the stockholders of the Company, Options and Rights will not be repriced (other than in accordance with the adjustment provisions of Section 12), repurchased for cash on a date when the exercise price of such Option or Right is equal to or exceeds the Fair Market Value a Share or be subject to automatic reload provisions.
22.Effective Date. The Plan, as amended, shall become effective on December 4, 2024.
23.Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.
24.Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
25.Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.
26.Governing Law. The Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
27.Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.
28.Duration. This Plan shall remain in effect until ten years from December 4, 2024 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.
29.Distribution Issuance. Notwithstanding Section 3 of the Plan, the Compensation Committee (the “MSG Networks Committee”) of the Board of Directors of MSG Networks previously granted Awards with respect to outstanding equity awards of MSG Networks in connection with the distribution by MSG Networks to holders of its common stock of all of the outstanding Shares (such distribution, the “Distribution”). In this capacity, the MSG Networks Committee had full authority to grant Awards prior to, and in connection with, the Distribution and determine the recipients, terms and conditions of such Awards, and each member of the MSG Networks Committee shall be considered a “Covered Person” for purposes of Section 3(c) of the Plan. Following the Distribution, such Awards that were granted by the MSG Networks Committee in connection with the Distribution shall be administered solely by the Committee in accordance with Section 3 of the Plan.

ANNEX C — 2015 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS AS AMENDED THROUGH DECEMBER 4, 2024
1.Purpose. The purposes of the 2015 Stock Plan for Non-Employee Directors, as amended, are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.
2.Definitions. The following terms shall have the respective meanings assigned to them as used herein:
(a)“Award” shall mean an Option, Restricted Stock Unit and other stock-based award granted under the Plan.
(b)“Award Agreement” shall mean an agreement which may be entered into by a Participant and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.
(c)“Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.
(d)“Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.
(e)“Company” shall mean Madison Square Garden Sports Corp., a Delaware corporation.
(f)“Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and
(v) any and all other consents or authorizations required to comply with, or required to be obtained under law.
(g)“Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange on which the Shares may be traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.
(h)“GAAP” shall mean accounting principles generally accepted in the United States of America.
(i)“Non-Employee Director” shall mean a member of the Board of Directors who is not a current employee of the Company or its subsidiaries.
(j)“Option” shall mean an option granted pursuant to Section 6.1 of the Plan.
(k)“Participant” shall mean a Non-Employee Director who has been granted an Award under the Plan.
(l)“Plan” shall mean the 2015 Stock Plan for Non-Employee Directors, as amended from time to time.
(m)“Restricted Stock Unit” shall mean a restricted stock unit granted pursuant to Section 6.2 of the Plan, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).
(n)“Share” shall mean a share of Class A Common Stock, par value $0.01 per share of the Company.
3.Plan Administration.
3.1 Committee. The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). It is expected and permitted that members of the Committee shall be Participants.
3.2 Authority. The Committee shall have full authority, subject to the terms of the Plan (including Section 12), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any restrictions or conditions applicable to such Award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.
3.3 Liability. No member of the Board of Directors or the Committee or any employee of the Company or any of its affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, by agreement or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
4.Eligibility. All Non-Employee Directors are eligible for the grant of Awards. Non-Employee Directors of MSG Networks Inc. (“MSG Networks”) are also eligible for the grant of Shares in connection with the spin-off of the Company from MSG Networks in respect of their outstanding awards issued by MSG Networks.
5.Shares Subject to the Plan.
5.1 Number. Effective December 4, 2024, the aggregate number of Shares that may be subject to Awards granted under this Plan shall not exceed 260,000, inclusive of Shares underlying Awards granted prior to such effective date (that have not become available for grant again pursuant to this Section 5.1) and Shares remaining available for grant immediately prior to such effective date, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares or (ii) any Shares under an Award are not issued because of payment or withholding obligations, then the Committee may also grant Awards with respect to such Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the adjustments provided for in Section 5.2 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.
5.2 Adjustment in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding
Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 5.2, the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 5.2 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.
6.Terms and Conditions of Awards.
6.1 Options.
6.1.1 Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified; provided, however, that unless the Award Agreement states otherwise, all Options granted under the Plan shall be fully vested and exercisable on the date of grant. All or any part of any unexercised Options granted to any Participant, to the extent not otherwise exercisable, may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.
6.1.2 Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the date on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 5.2 hereof.
6.1.3 Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.
6.1.4 Written Notice for Exercise. An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company).
6.1.5 Payment. Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6.1.6 hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. Except to the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6 hereof, within a reasonable time after exercise of an Option the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6, within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option.
6.1.6 Settlement of an Option. When an Option is exercised pursuant to Section 6.1.4 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.
6.2 Restricted Stock Units.
6.2.1 Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units; provided, however, that unless the Award Agreement states otherwise, all Restricted Stock Units granted under the Plan shall be fully vested on the date of grant and shall be payable on such date as determined by the Committee. All or any part of any Restricted Stock Units granted to any Participant, to the extent not otherwise paid, may be paid to the Participant upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.
6.2.2 Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 5.2 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.
6.2.3 Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.
6.3 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including, without limitation, restricted Shares, unrestricted Shares and stock appreciation rights) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.
7.No Rights of a Stockholder. A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Award unless and until such Shares have been issued and have been duly registered in the Participant’s name. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.
8.Compliance with Rule 16b-3. It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.
9.Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.
10.Withholding. If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds or Shares to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due to the Participant.
11.Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.
12.Administration and Amendment of Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which

Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 5.2 except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.
13.No Repricing & Reloads. Unless otherwise approved by the stockholders of the Company, Options and stock appreciation rights will not be repriced (other than in accordance with the adjustment provisions of Section 5.2), repurchased for cash on a date when the exercise price of such Option or stock appreciation right is equal to or exceeds the Fair Market Value of a Share or be subject to automatic reload provisions.
14.Effective Date. The Plan, as amended, shall become effective on December 4, 2024.
15.Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.
16.Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
17.Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants (whether or not such Participants are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the terms and provisions of Awards under the Plan.
18.Governing Law. The Plan and any Award Agreements shall be governed by, and construed in accordance with, the laws of the state of Delaware, without reference to principles of conflicts of laws.
19.Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.
20.Duration. This Plan shall remain in effect until ten years from December 4, 2024 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.
21.Distribution Issuance. Notwithstanding Section 3 of the Plan, the Compensation Committee (the “MSG Networks Committee”) of the Board of Directors of MSG Networks previously granted Awards with respect to outstanding equity awards of MSG Networks in connection with the distribution by MSG Networks to holders of its common stock of all of the outstanding Shares (such distribution, the “Distribution”). In this capacity, the MSG Networks Committee had full authority to grant Awards in connection with the Distribution and determine the recipients, terms and conditions of such Awards, and each member of the MSG Networks Committee shall be considered a “Covered Person” for purposes of Section 3.3 of the Plan. Following the Distribution, such Awards that were granted by the MSG Networks Committee in connection with the Distribution shall be administered solely by the Committee in accordance with Section 3 of the Plan.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V57530-P18619-Z88549 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MADISON SQUARE GARDEN SPORTS CORP. TWO PENNSYLVANIA PLAZA NEW YORK, NY 10121 (01) Joseph M. Cohen (02) Richard D. Parsons (03) Nelson Peltz (04) Ivan Seidenberg (05) Anthony J. Vinciquerra The Board of Directors recommends you vote FOR ALL the following director nominees: 1. Election of the following nominees as directors: MADISON SQUARE GARDEN SPORTS CORP. Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5 below, as more fully described in the accompanying Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of the appointment of our independent registered public accounting firm. 5. Approval of, on an advisory basis, the compensation of our named executive officers. 3. Approval of the Company's 2015 Employee Stock Plan, as amended. 4. Approval of the Company's 2015 Stock Plan for Non-Employee Directors, as amended. ! !! SCAN TO VIEW MATERIALS & VOTEw YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 3, 2024 (November 29, 2024 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting - Go to www.virtualshareholdermeeting.com/MSGS2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, you must register at the "Attend a Meeting" link at www.proxyvote.com by 5:00 p.m., Eastern Time, on November 29, 2024. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 3, 2024 (November 29, 2024 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Madison Square Garden Sports Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 3, 2024 (November 29, 2024 for participants in the AMC Networks Inc. 401(k) Plan). If you vote by the Internet or by telephone you do NOT need to mail back your proxy card.

V57531-P18619-Z88549 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. FOLD AND DETACH HERE &#61553; &#61553; CLASS A PROXY CARD MADISON SQUARE GARDEN SPORTS CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 4, 2024 The undersigned hereby appoints Jamaal T. Lesane, Victoria M. Mink and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Madison Square Garden Sports Corp. (the "Company") which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGS2024, on Wednesday, December 4, 2024, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR ALL of the director nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Attention participants in the AMC Networks Inc. 401(k) Plan: If you hold shares of the Company’s Class A Common Stock through the AMC Networks Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the AMC Networks Inc. 401(k) Plan, how to vote these shares. Your proxy card must be received no later than 11:59 p.m., Eastern Time, on November 29, 2024 so that the Trustee (who votes the shares on behalf of the AMC Networks Inc. 401(k) Plan participants) has adequate time to tabulate the voting instructions. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the participant. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V57532-Z88550 MADISON SQUARE GARDEN SPORTS CORP. TWO PENNSYLVANIA PLAZA NEW YORK, NY 10121 MADISON SQUARE GARDEN SPORTS CORP. For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) for whom you do not wish to vote on the line below. (01) James L. Dolan (02) Charles F. Dolan (03) Charles P. Dolan (04) Marianne Dolan Weber (05) Paul J. Dolan (06) Quentin F. Dolan (07) Ryan T. Dolan (08) Thomas C. Dolan (09) Stephen C. Mills (10) Alan D. Schwartz (11) Brian G. Sweeney (12) Vincent Tese The Board of Directors recommends you vote FOR ALL the following director nominees: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. 1. Election of the following nominees as directors: The Board of Directors recommends you vote FOR the following proposals: Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5 below, as more fully described in the accompanying Proxy Statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. Ratification of the appointment of our independent registered public accounting firm. 5. Approval of, on an advisory basis, the compensation of our named executive officers. 3. Approval of the Company's 2015 Employee Stock Plan, as amended. 4. Approval of the Company's 2015 Stock Plan for Non-Employee Directors, as amended. ! ! ! ! !! ! !! ! !! ! !! SCAN TO VIEW MATERIALS & VOTEw YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 3, 2024. Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting - Go to www.virtualshareholdermeeting.com/MSGS2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, you must register at the "Attend a Meeting" link at www.proxyvote.com by 5:00 p.m., Eastern Time, on November 29, 2024. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 3, 2024. Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Madison Square Garden Sports Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 3, 2024. If you vote by the Internet or by telephone you do NOT need to mail back your proxy card.

V57533-Z88550 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. CLASS B PROXY CARD MADISON SQUARE GARDEN SPORTS CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 4, 2024 The undersigned hereby appoints Jamaal T. Lesane, Victoria M. Mink and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Madison Square Garden Sports Corp. (the "Company") which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGS2024, on Wednesday, December 4, 2024, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR ALL of the director nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side) FOLD AND DETACH HERE &#61553; &#61553;